As filed with the Securities and Exchange Commission on June 9, 2023

File No. 000-[          ]

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HCX SERIES DIRECT LENDING FUND

(Exact name of registrant as specified in charter)

Delaware	93-6366617
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 287-6767

(Registrant’s telephone number, including area code)

with copies to:

Richard Horowitz, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

(212) 698-3500

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

EXPLANATORY NOTE

HCX Series Direct Lending Fund is filing this registration statement on Form 10, or the Registration Statement, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, on a voluntary basis in connection with its election to be regulated as a business development company under the Investment Company Act of 1940, as amended, or the “1940 Act”, and in order to provide current public information to the investment community. Once this Registration Statement is effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The Fund is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, the Fund is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. See “Item 1 — Business — Emerging Growth Company.” We do not know if such status will make our Shares less attractive to investors.

In this Registration Statement, unless otherwise specified, the terms:

•	The “Fund,” “we,” “us,” and “our” refer to HCX Series Direct Lending Fund, a Delaware statutory trust;

•	“Adviser” refers to HPS Advisors, LLC, our investment adviser;

•	“HPS” refers to HPS Investment Partners, LLC;

•	“Administrator” refers to HPS Investment Partners, LLC.

•	“Shareholders” refers to investors which acquire Shares.

•	“Shares” refers to the Fund’s common shares of beneficial interest purchased by the Shareholders.

•	“Declaration of Trust” refers to the Fund’s amended and restated declaration of trust, as amended or restated from time to time.

•	“Board” and “Trustees” refers to the Fund’s Board of Trustees and members thereof.

•

The Fund’s Shares may only be sold to accredited investors as defined in rule 501(a) of Regulation D under the Securities Act of 1933 and may not be sold without our written consent. An investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

•	The Fund’s Shares are not currently listed on a securities exchange, and it is uncertain whether a secondary market will develop. Therefore, Shares of the Fund constitute illiquid investments.

•	The Fund will have a finite term and does not intend to engage in repurchases of Shares.

•	An investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.

•

Distributions may be funded from borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to holders of Shares through distributions will be distributed after payment of fees and expenses. The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance. This may reduce an investor’s adjusted tax basis in the Shares, thereby increasing the investor’s potential taxable gain or reducing the potential taxable loss on the sale of Shares.

•	We will elect to be regulated as a business development company under the 1940 Act and will be subject to the 1940 Act requirements applicable to business development companies.

•	The Fund intends to borrow money, which increases its investment risk. If the Fund is unable to service its borrowings, it may risk the loss of its assets pledged as collateral.

•

The Fund intends to invest primarily in floating rate loans of private companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•

Privately-held companies and below-investment-grade instruments (“junk” bonds) in which the Fund will invest will be difficult to value and are illiquid. For a further discussion of the speculative nature of this offering, see “Item 1 —Business — Investment Objective and Strategy.”

FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement involve risks and uncertainties, including statements as to:

•	our future operating results;

•

our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives as a result of inflation, increases in borrowing costs and a potential global recession;

•	the effect of investments that we expect to make and the competition for those investments;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with HPS and other affiliates of HPS;

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the dependence of our future success on the general economy and its effect on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	the use of borrowed money to finance a portion of our investments;

•	the adequacy of our financing sources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	general economic and political trends and other external factors;

•	the ability of our Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of our Adviser, HPS or their affiliates to attract and retain highly talented professionals;

•	our ability to qualify and maintain our qualification as a regulated investment company, or “RIC”, and as a business development company;

•	general price and volume fluctuations in the stock markets;

•

changes in political, economic or industry conditions, the interest rate environment, including volatility associated with the decommissioning of the London Inter-Bank Offered (“LIBOR”) and the transition to new reference rates or conditions affecting the financial and capital markets that could result in changes to the value of our assets;

•	the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd Frank, and the rules and regulations issued thereunder and any actions toward repeal thereof; and

•	the effect of changes to tax legislation and our tax position.

Such forward-looking statements could include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including as a result of the factors set forth as “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

We have based the forward-looking statements included in this Registration Statement on information available to us on the date of the filing of this Registration Statement. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we make directly to you or through reports that we in the future file with the Securities and Exchange Commission, or SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This Registration Statement contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

You should understand that, under Sections 27A(b)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to the forward-looking statements made in this Registration Statement or in periodic reports we will file under the Exchange Act upon effectiveness of this Registration Statement.

ITEM 1.	BUSINESS.

HCX Series Direct Lending Fund

We were formed as a Delaware statutory trust on May 9, 2023. We expect to enter into a subscription agreement (a “Subscription Agreement”) with one or more investors (each, a “Shareholder”) providing for the private placement of the Fund’s common shares of beneficial interest (the “Shares”). We are an externally managed, closed-end, non-diversified management investment company that will elect to be regulated as a business development company under the Investment Company Act of 1940, as amended, or the 1940 Act. In addition, for U.S. federal income tax purposes, we intend to elect to be treated and intend to qualify each taxable year thereafter as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code, beginning with our fiscal year ending December 31, 2023. We were formed to make investments and generate returns in the form of current income and long-term capital appreciation.

The Fund’s investment objective is to seek to generate attractive risk-adjusted returns, predominately in the form of current income, with select investments exhibiting the ability to capture long-term capital appreciation. Our investment strategy focuses primarily on newly originated, privately negotiated senior credit investments in high-quality, established upper middle market companies and, in select situations, companies in special situations. We use the term “upper middle market companies” to generally mean companies with earnings before interest expense, income tax expense, depreciation and amortization (or “EBITDA”) of $75 million to $1 billion annually or $250 million to $5 billion in revenue annually, at the time of investment. We may from time to time invest in smaller or larger companies if the opportunity presents attractive investment characteristics and risk-adjusted returns. While our investment strategy primarily focuses on companies in the United States, we also intend to leverage HPS’s global presence to invest in companies in Europe, Australia and other locations outside the U.S., subject to compliance with BDC requirements to invest at least 70% of assets in “eligible portfolio companies.” In addition to corporate level obligations, our investments in these companies may also opportunistically include private asset-based financings such as equipment financings, financings against mission-critical corporate assets and mortgage loans. We may also selectively make investments that represent equity in portfolios of loans, receivables or other debt instruments. We may also participate in programmatic investments in partnership with one or more unaffiliated banks or other financial institutions, where our partner assumes senior exposure to each investment, and we participate in the junior exposure.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in credit and credit-related instruments.

Our investments in newly originated secured debt may take the form of loans, notes, bonds, other corporate debt securities, assignments, participations, total return swaps and other derivatives. We will seek to invest primarily in first lien senior secured debt and unitranche loans but may also invest in second lien and subordinated debt. A portion of the Fund’s investments may also be composed of “covenant-lite loans,” although such loans are not expected to comprise a significant portion of the Fund’s portfolio. Although not expected to be a primary component of our investment strategy, we may also make certain opportunistic investments in instruments other than secured debt with a view to enhancing returns, such as asset backed securities, unsecured loans, senior and subordinated corporate debt securities, leases, convertible debt, mezzanine debt securities, loan participations, bridge loans, debtor-in-possession financings, loan portfolios, total return swaps and other derivatives, warrants or equity related to the Fund’s debt instruments and equity in loan portfolios or portfolios of receivables (“Opportunistic Investments”), in each case taking into account availability of leverage for such investments and our target risk/return profile. We may, to a limited extent, invest in preferred stock, common stock, other capital stock, preorganization certificates and subscriptions, partnership interests, equity interests in trusts and limited liability companies, convertible debt securities and other equity and equity-related securities and similar securities or instruments and derivatives related to any of the foregoing.

The loans within the portfolio are typically expected to be floating rate instruments that often pay current income on a quarterly basis, and we look to generate return from a combination of ongoing interest income, original issue discount, closing payments, commitment fees, prepayments and related fees. Our investments will generally have stated terms of three to seven years, and the expected average life of our investments is generally two to three years. However, there is no limit to the maturity or duration of any investment that we may hold in our portfolio. We expect most of our debt investments to be unrated. When rated by a nationally recognized statistical ratings organization, our investments would generally carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investor Service, Inc. or lower than “BBB-” by Standard & Poor’s Rating Services). Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.

The Private Offering

Each Shareholder will make a capital commitment to the Fund. The Fund expects to draw upon the capital commitments from time to time, in such amounts as will be required by the Fund in its sole discretion (each, a “Drawdown”). In connection with each Drawdown, Shareholders will receive a number of Shares corresponding to the amount drawn, with such Shares issued at the then-current net asset value (“NAV”) per Share of the Fund as determined in good faith by the Adviser in accordance with the Fund’s valuation policy.

The Fund will have a finite life. The term of the Fund will end on February 6, 2028, unless extended for up to two (2) consecutive one (1) year periods, in each case, as approved by both the Board and Shareholders holding a majority of the outstanding Shares. At the end of the Fund’s term, the Board will use its commercially reasonable efforts to commence winding down, selling and/or liquidating and dissolving the Fund in an orderly manner.

If a Shareholder fails to fund its capital commitment when called, the Fund could be precluded from an investment opportunity and could result in returns being less than might otherwise occur. If Shareholders fail to fund their commitment obligations or to make required capital commitments when due, the Fund’s ability to complete its investment program or otherwise continue operations may be substantially impaired.

Our Adviser

HPS Advisors, LLC (the “Adviser”), a wholly-owned subsidiary of HPS, serves as our investment adviser and has access to the same resources and investment personnel for the management of the Fund that HPS utilizes for the management of other funds and accounts. These resources and personnel enable our Adviser and Administrator (as defined below) to fulfill their obligations under the investment advisory agreement between the Fund and the Adviser (the “Advisory Agreement”) and the administration agreement between the Fund and the Administrator (the “Administration Agreement”). HPS is a leading global credit-focused alternative investment firm with $101 billion of total assets under management as of April 1, 2023. HPS invests primarily in non-investment grade credit and manages various strategies across the capital structure that include privately negotiated senior debt; privately negotiated junior capital solutions in debt, preferred equity and common equity formats; liquid credit, including syndicated leveraged loans, collateralized loan obligations (“CLOs”) and high yield bonds; asset-based finance; and real estate. Established in 2007, HPS has 193 investment professionals and over 580 total employees and is headquartered in New York with fourteen additional offices globally as of March 31, 2023. HPS was established as a unit of Highbridge Capital Management, LLC (“HCM”), a subsidiary of J.P. Morgan Asset Management (“JPMAM”). In March 2016, the principals of HPS acquired HPS from JPMAM, which retained HCM’s hedge fund strategies. In June 2018, affiliates of Dyal Capital Partners, a division of Neuberger Berman, made a passive minority investment in HPS. In February 2022, an affiliate of The Guardian Life Insurance Company of America made a passive minority investment in HPS.

Since its formation, HPS has invested more than $115 billion in directly originated private credit transaction across more than 690 companies1. Our objective is to bring HPS’s leading credit investment platform to the non-exchange traded BDC industry.

The Administrator

HPS (the “Administrator”) will provide, or oversee the performance of, administrative and compliance services under the Administration Agreement. We will reimburse the Administrator for certain costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. See “Administration Agreement.”

Market Opportunity

Private credit as an asset class has grown considerably since the global financial crisis of 2008, and it is estimated that the total market size of private credit has grown five-fold to reach $1.2 trillion in 2021. We expect this growth to continue and, along with the factors outlined below, to provide a robust backdrop to what HPS believes will be a significant number of attractive investment opportunities aligned to our investment strategy.

•

Senior Secured Loans Offer Attractive Investment Characteristics. HPS believes that senior secured loans benefit from their relative priority position, typically sitting as the most senior obligation in an issuer’s capital structure, often with a direct security interest in the issuer’s (or its subsidiaries’) assets. Senior secured loans generally offer floating rate cash interest coupons, which HPS believes can be an attractive return attribute in a rising interest rate environment. In addition to a current income component, senior secured loans typically include original issue discount, closing payments, commitment fees, Secured Overnight Financing Rate (“SOFR”) (or similar rate) floors, call protection, and/or prepayment penalties and related fees that are additive components of total return. The relative seniority and security of a senior secured loan, coupled with the privately negotiated nature of direct lending, help mitigate downside risk. These attributes have contributed to senior secured loans’ comparatively strong record of recovery after a default, as such loans have historically realized a higher recovery rate than unsecured parts of an issuer’s capital structure.[2]

•

Regulatory Actions Continue to Drive Demand towards Private Financing. The direct lending market has seen notable growth and has become a viable alternative solution for middle to upper middle market borrowers seeking financing capital. Global regulatory actions that followed the 2008 financial crisis have significantly increased the cost of capital requirements for commercial banks, limiting the willingness of commercial banks to originate and retain illiquid, non-investment grade credit commitments on their balance sheets, particularly with respect to middle and upper middle market-sized issuers. Instead, many commercial banks have adopted an “underwrite-and-distribute” approach, which HPS believes is often less attractive to corporate borrowers seeking certainty of capital. As a result, commercial banks’ share of the leveraged loan market declined from approximately 71% in 1994 to less than 25% in 2022[3]. Access to the syndicated leveraged loan market has also become challenging for both first time issuers and smaller scale issuers, who previously had access to the capital markets. Issuers of tranche sizes representing less than $500 million account for

[1]

Data as of December 31, 2022. Based on all private credit investments (at committed cost) made since inception by funds and accounts across HPS’s Private Credit Platform, including the Specialty Direct Lending, Core Senior Lending, Strategic Investment Partners, and HPS Corporate Lending Fund strategies, as well as accounts that do not directly track the forementioned strategies but are part of HPS’s Private Credit Platform.

[2]	Source: Moody’s Investors Service Ultimate Recovery Rates Data; “Corporate Defaults and Recoveries—US” as of May 18, 2021.
[3]	Source: S&P LCD Quarterly Leveraged Lending Review 4Q 2022, Primary Investor Market: Banks vs. Non-bank.

approximately 7% of the new issue market as of December 31, 2022 as compared to over 49% in 2000[4]. HPS believes that these regulatory actions have caused a shift in the role that commercial banks play in the direct lending market for middle to upper middle market borrowers, creating a void in the financing marketplace. This void has been filled by direct lending platforms which seek to provide borrowers an alternative “originate and retain” solution. In response, corporate borrower behavior has increasingly shifted to a more conscious assessment of the benefits that direct lending platforms of strategic financing partners can offer.

•

Volatility in Credit Markets has made Availability of Capital Less Predictable. HPS believes that the value of direct lending platforms for borrowers hinges on providing certainty of capital at a fair economic price. Volatility in the credit markets, coupled with changes to the regulatory framework over the past several years, has resulted in an imbalance between the availability of new loans to middle market borrowers and the demand from borrowers requiring capital for acquisitions, capital expenditures, recapitalizations, refinancings and restructurings. HPS believes that the scarcity of the supply of traditional loan capital relative to the demand has created an environment where direct lenders can often negotiate loans with attractive returns and creditor protections.

•

Increasingly Larger Borrowers Are Finding Value in Private Solutions. HPS believes the opportunity set has subtly shifted toward larger borrowers in recent times. The private credit focus on the middle market was traditionally driven by borrowers’ inefficient access to capital, and the fact that such borrowers were too small to have a syndicated loan or high yield bond. At the upper end of the middle market, companies have traditionally had the option to pursue a broadly syndicated loan, but recent volatility has increased the value they appear to be placing on the confidentiality, efficiency and execution certainty that is available in the private credit market. HPS believes that as borrowers and debt advisors become more aware of the depth in the private debt space that has been created by scaled providers, they will increasingly weigh this option against public market alternatives for larger companies. HPS believes the benefits of this growing opportunity set at the upper end of the market will accrue to the largest direct lending players, like HPS, as scale is a prerequisite for providing certainty.

Investment Objective and Strategy

The Fund’s investment objective is to seek to generate attractive risk-adjusted returns, predominately in the form of current income, with select investments exhibiting the ability to capture long-term capital appreciation. Our investment strategy focuses primarily on newly originated, privately negotiated senior secured term loans in high quality, established upper middle market companies, and in select situations, companies in special situations. The loans within the portfolio are expected to typically be floating rate instruments that often pay current income on a quarterly basis. The Fund expects returns to be generated from ongoing interest income as well as from original issue discount, closing payments, commitment fees, prepayments and related fees. We use the term “upper middle market companies” to generally mean companies with EBITDA of $75 million to $1 billion annually or $250 million to $5 billion in revenue annually, at the time of investment. We may from time to time invest in smaller or larger companies if the opportunity presents attractive investment characteristics and risk-adjusted returns. While our investment strategy primarily focuses on companies in the United States, we also intend to leverage HPS’s global presence to invest in companies in Europe, Australia and other locations outside the U.S., subject to compliance with BDC requirements to invest at least 70% of assets in “eligible portfolio companies.” In addition to corporate level obligations, our investments in these companies may also opportunistically include private asset-based financings such as equipment financings, financings against mission-critical corporate assets and mortgage loans. We may also selectively make investments that represent equity in portfolios of loans, receivables or other debt instruments. We may also participate in programmatic investments in partnership with one or more unaffiliated banks or other financial institutions, where our partner assumes senior exposure to each investment, and we participate in the junior exposure.

[4]	Source: S&P LCD Middle Market Deal Size Category Factsheet 4Q 2022.

We believe our investment strategy has the ability to benefit from strong downside protections. With our primary focus on senior secured loans, our investments are generally expected to display conservative loan-to-value ratios, benefit from a direct security interest in a borrower’s assets and require that borrowers provide financial maintenance covenants or other structural credit features tailored to mitigate identifiable credit risks.

We will capitalize on HPS’s scale, differentiated breadth of deal origination sourcing, expertise in fundamental credit analysis and structuring, rigorous approach to investment selection and active portfolio monitoring to implement our investment strategy and seek to deliver attractive risk returns to our Shareholders.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in credit and credit-related instruments.

Our investments in newly originated secured debt may take the form of loans, notes, bonds, other corporate debt securities, assignments, participations, total return swaps and other derivatives. We will seek to invest primarily in first lien senior secured debt and unitranche loans but may also invest in second lien and subordinated debt. A portion of the Fund’s investments may also be composed of “covenant-lite loans,” although such loans are not expected to comprise a significant portion of the Fund’s portfolio.

Although not expected to be a primary component of our investment strategy, we may also make certain Opportunistic Investments, in each case taking into account availability of leverage for such investments and our target risk/return profile. We may, to a limited extent, invest in preferred stock, common stock, other capital stock, preorganization certificates and subscriptions, partnership interests, equity interests in trusts and limited liability companies, convertible debt securities and other equity and equity-related securities and similar securities or instruments and derivatives related to any of the foregoing.

The loans within the portfolio are typically expected to be floating rate instruments that often pay current income on a quarterly basis, and we look to generate return from a combination of ongoing interest income, original issue discount, closing payments, commitment fees, prepayments and related fees. Our investments will generally have stated terms of three to seven years, and the expected average life of our investments is generally two to three years. However, there is no limit to the maturity or duration of any investment that we may hold in our portfolio. We expect most of our debt investments to be unrated. When rated by a nationally recognized statistical ratings organization, our investments would generally carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investor Service, Inc. or lower than “BBB-” by Standard & Poor’s Rating Services). Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.

Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other funds sponsored or managed by the Adviser or HPS. We expect to invest in co-investment transactions with other funds sponsored or managed by the Adviser or HPS.

Our investments are subject to a number of risks. See “Item 1A. Risk Factors.”

Investment Committee

Our investment activities are under the direction of the Investment Committee and the Board. The Investment Committee is currently comprised of Michael Patterson, Scott Kapnick, Scot French, Purnima Puri, Faith Rosenfeld, Colbert Cannon, Jeffrey Fitts, and Vikas Keswani. Our day-to-day activities are overseen by our investment team (“Investment Team”), each member of which is an officer or employee of HPS or its affiliate. The Investment Team includes individuals with substantial experience in both secured loan and public credit investing and risk management. HPS may change the composition of the Investment Committee and the

Investment Team at any time, and HPS may add additional senior Investment Team members to the Investment Committee over time. The culmination of the private investment process is typically a comprehensive Investment Committee recommendation package that details the merits, risks and research conducted to reach the investment conclusion. This package is then presented, reviewed and deliberated by the Investment Team and the Investment Committee members during the Investment Committee Meeting. The Investment Committee Meeting is the forum in which Investment Committee members can raise key questions, counter opinions, and deliberate on the investment opportunity.

Allocation of Investment Opportunities

General

Our Adviser and HPS provide investment management services to registered investment companies, investment funds, client accounts and proprietary accounts that HPS may establish.

The Adviser will share any investment and sale opportunities with its other clients, HPS’s clients and us in accordance with the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and allocation policies that cover the Adviser and HPS (any such policy that covers the Adviser and HPS, a “firm-wide” policy). Subject to the Advisers Act and as further set forth in this prospectus, certain other clients of the Adviser or certain clients of HPS may receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such other clients’ respective governing agreements.

In addition, as a BDC regulated under the 1940 Act, we will be subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, limit the Fund’s ability to make investments or enter into other transactions alongside other clients.

Co-Investment Relief

We and the Adviser have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Pursuant to such order, our Board may establish criteria clearly defining co-investment opportunities in which we will have the opportunity to participate with other public or private funds sponsored or managed by the Adviser or HPS that target similar assets. If an investment falls within the Board-established criteria, the Adviser must offer an opportunity for us to participate. We may determine to participate or not to participate, depending on whether the Adviser determines that the investment is appropriate for us (e.g., based on investment strategy). The co-investment would generally be allocated to us, the Adviser’s other clients and the HPS funds that target similar assets pro rata based on capital available for investment in the asset class being allocated. If the Adviser determines that such investment is not appropriate for us, the investment will not be allocated to us, but the Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

Competition

The business of investing in debt investments is highly competitive and involves a high degree of uncertainty. Market competition for investment opportunities includes traditional lending institutions, including commercial and investment banks, as well as a growing number of non-traditional participants, such as private credit funds, hedge funds, private equity funds, mezzanine funds, and other private investors, as well as BDCs, and debt-focused competitors, such as issuers of CLOs and other structured loan funds. In addition, given our target investment size and investment type, the Adviser expects a large number of competitors for investment opportunities. Some of these competitors may have access to greater amounts of capital and to capital that may be committed for longer periods of time or may have different return thresholds than us, and thus these competitors may have advantages not shared by us. In addition, competitors may have incurred, or may in the future incur, leverage to finance their debt investments at levels or on terms more favorable than those available to us. Furthermore, competitors may offer loan terms that are more favorable to borrowers, such as less onerous borrower financial and other covenants, borrower rights to cure defaults, and other terms more favorable to borrowers than current or historical norms. Strong competition for investments could result in fewer investment opportunities for us, as certain of these competitors have established or are establishing investment vehicles that target the same or similar investments that we intend to purchase.

Over the past several years, many investment funds have been formed with investment objectives similar to ours, and many such existing funds have grown in size and have added larger successor funds to their platform. These and other investors may make competing offers for investment opportunities identified by the Adviser which may affect our ability to participate in attractive investment opportunities and/or cause us to incur additional risks when competing for investment opportunities. Moreover, identifying attractive investment opportunities is difficult and involves a high degree of uncertainty. The Adviser may identify an investment that presents an attractive investment opportunity but may not be able to complete such investment in a manner that meets our objectives. We may incur significant expenses in connection with the identification of investment opportunities and investigating other potential investments that are ultimately not consummated, including expenses related to due diligence, transportation and legal, accounting and other professional services as well as the fees of other third-party service providers.

Purchase of Our Shares

We will offer and sell our Shares in a private placement in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and outside the United States under the exemption provided by Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. Investors who acquire Shares in our private placement are required to complete, execute and deliver a Subscription Agreement and related documentation. Additionally, such investors could be required to provide due diligence information for compliance with certain legal requirements. We could, from time to time, engage placement or distribution agents and incur placement or distribution fees or sales commissions in connection with the private placement of our Shares in certain jurisdictions outside the United States. The cost of any such placement or distribution fees could be borne by an affiliate of the Adviser. We will not incur any such fees or commissions if our net proceeds received upon a sale of our Shares after such costs would be less than the net asset value per share of our Shares. Purchases of our Shares will be made at a price equal to NAV per Share or at a price per Share as determined by our Board or its designee prior to the issuance of such Shares and in accordance with the limitations under Section 23 of the 1940 Act.

Summary Risk Factors

The risk factors described below are a summary of the principal risk factors associated with an investment in us. These are not the only risks we face. You should carefully consider these risk factors, together with the risk factors set forth in Item 1A. of this Registration Statement on Form 10 and the other reports and documents filed by us with the SEC.

Risks Relating to Our Business and Structure

•	The Fund is Dependent on the Investment Team.

•	An Investment in the Fund is Illiquid and There are Restrictions on Withdrawal.

•	There Can be No Assurance the Fund will be Able to Obtain Leverage.

•	The Fund is Subject to Risks Relating to Use of Leverage.

•	The Adviser May be Required to Expedite Investment Decisions.

•	The Fund is Subject to Risks Relating to Portfolio Valuation.

•	The Fund is Subject to Risks Relating to Lack of Diversification.

•	The Fund is Subject to Risks Relating to the Timing of Realization of Investments.

•	The Fund is Subject to Risks Associated with Sourcing, Operating or Joint Venture Partners.

•	The Fund is Subject to Risks Relating to Distributions.

•	The Fund is Currently Operating in a Period of Capital Markets Disruption, Significant Volatility and Economic Uncertainty.

•	We are Exposed to Risks Associated With Changes in Interest Rates, Including the Current Rising Interest Rate Environment.

Risks Relating to the Fund’s Investments

•	The Fund’s Portfolio Companies May be Highly Leveraged.

•	The Fund is Subject to Risks Due to its Reliance on Portfolio Company Management.

•	The Fund May Be Subject to Risks Due to Not Holding Controlling Equity Interests in Portfolio Companies.

•	The Fund is Subject to Risks Relating to Defaults by Portfolio Companies.

•	The Fund is Subject to Risks Relating to Third Party Litigation.

•	Economic Conditions May Have Adverse Effects on the Fund and the Portfolio Companies.

•	The Fund May Invest in Loans with Limited Amortization Requirements.

•	The Fund is Subject to Risks Relating to Potential Early Redemption of Some Investments.

•	The Fund is Subject to Risks of Investments in Certain Countries.

•	The Fund is Subject to Risks Associated with Management of Distressed Investments.

•	The Fund is Subject to Risks Associated with Revolver, Delayed-Draw and Line of Credit Investments.

Risks Relating to Certain Regulatory Matters

•	The Fund is Subject to Risks Relating to Regulations Governing the Company’s Operation as a BDC.

•	The Fund Must Invest a Sufficient Portion of Assets in Qualifying Assets.

•	The Fund May Incur Significant Costs as a Result of Being an Exchange Act Reporting Company.

•	The Fund is Subject to Risks Relating to General Data Protection Regulations.

•	The Fund is Subject to Risks Related to Being an “Emerging Growth Company.”

Federal Income Tax Risks

•	The Fund is Subject to RIC Qualification Risks.

•	The Fund May Experience Difficulty with Paying Required Distributions.

•	Some Investments May be Subject to Corporate-Level Income Tax.

Advisory Agreement

The Adviser is located at 40 West 57th Street, New York, NY 10019. The Adviser is registered as an investment adviser under the Advisers Act and is a wholly-owned subsidiary of HPS and has access to the same resources and investment personnel for the management of the Fund that HPS utilizes for the management of other funds and accounts. These resources and personnel enable our Advisor and Administrator to fulfill their obligations under the Advisory Agreement and Administration Agreement. Subject to the overall supervision of our Board and in accordance with the 1940 Act, the Adviser manages our day-to-day operations and provides investment advisory services to us.

The Adviser will provide management services to us pursuant to the Advisory Agreement. Under the terms of the Advisory Agreement, the Adviser is responsible for the following:

•

determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes in accordance with our investment objective, policies and restrictions;

•

identifying investment opportunities and making investment decisions for us, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on our behalf;

•	monitoring our investments;

•	performing due diligence on prospective portfolio companies;

•	exercising voting rights in respect of portfolio securities and other investments for us;

•	serving on, and exercising observer rights for, boards of directors and similar committees of our portfolio companies;

•	negotiating, obtaining and managing financing facilities and other forms of leverage; and

•	providing us with such other investment advisory and related services as we may, from time to time, reasonably require for the investment of capital.

The Adviser’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired.

Compensation of Adviser

We will pay the Adviser a management fee for its services under the Advisory Agreement. The cost of the management fee will ultimately be borne by the Shareholders.

Management Fee

The management fee is payable quarterly in arrears at an annual rate of 0.60% of the average of the value of our net assets as of the end of the applicable quarter and the value of our net assets as of the end of the prior quarter. In the case of the first quarter in which the Fund has operations, the management fee will be calculated based on the average of the value of our net assets as of the date of the initial Drawdown (or other initial contribution of assets to the Fund) and the value of our net assets as of the end of the applicable quarter. The management fee for any partial quarter will be appropriately prorated. For purposes of the Advisory Agreement, net assets means our total assets less the carrying value of our liabilities, determined on a consolidated basis in accordance with GAAP.

Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Trustees, officers and controlling persons of the Registrant pursuant to the provisions described below, or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person in the successful defense of an action suit or proceeding) is asserted by a Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Liability Insurance

The Fund has obtained liability insurance for the benefit of its Trustees and officers (other than with respect to claims resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office) on a claims-made basis.

Administration Agreement

Under the terms of the Administration Agreement, the Administrator will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to Shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of our Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. We will reimburse the Administrator for certain costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party. The Administrator intends to hire a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

Certain Terms of the Advisory Agreement and Administration Agreement

Each of the Advisory Agreement and the Administration Agreement has been approved by the Board. Unless earlier terminated as described below, each of the Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Trustees who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (“Independent Trustees”). We may terminate the Advisory Agreement upon 60 days’ written notice, and the Administration Agreement upon 120 days’ written notice, without payment of any penalty. The decision to terminate either agreement may be made by a majority of the Board or the Shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, without payment of any penalty, the Adviser may terminate the Advisory Agreement upon 120 days’ written notice and the Administrator may terminate the Administration Agreement upon 120 days’ written notice. The Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations.

Each of the Adviser and the Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by us in connection with the matters to which the Advisory Agreement and Administration Agreement, respectively, relate, provided that each of the Adviser and the Administrator shall not be protected against any liability to the Fund or its Shareholders to which it would otherwise be subject by reason of fraud, gross negligence, willful misconduct, knowing and material violation of any applicable law, intentional and criminal wrongdoing or material breach of the Advisory Agreement or Administration Agreement unless such material breach is a result of any conduct, act or omission not rising to the level of gross negligence (“disabling conduct”). Each of the Advisory Agreement and the Administration Agreement provide that, absent disabling conduct, the Adviser, the Administrator, any of their respective affiliates, and any officers, directors, members, employees, shareholders, partners, agents or representatives of the Adviser, the Administrator, or any of their respective affiliates will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreement and the Administrator’s services under the Administration Agreement or otherwise as adviser or administrator for us. Each of the Adviser and the Administrator shall not be liable under their respective agreements with us or otherwise for any loss due to any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of counsel, accountants, consultants or other advisors sought by the relevant party; provided that such counsel, accountants, consultants and other advisors shall have been selected and monitored with reasonable care. Subject to applicable limitations on the advancement of expenses as set forth in the Advisory Agreement or Administration Agreement, as applicable, the Fund will periodically reimburse each of the Adviser and the Administrator for all expenses (including fees and expenses of counsel) as such expenses are incurred in connection with investigating, preparing, pursuing or defending any proceeding related to, arising out of or in connection with the Advisory Agreement or Administration Agreement, as applicable, or the Fund’s business or affairs whether or not pending or threatened and whether or not the Adviser or the Administrator is a party thereto; provided that such party shall promptly repay to the Fund the amount of any such reimbursed expenses paid to it if it shall be judicially determined by judgment or order that such party is not entitled to be indemnified by the Fund.

Payment of Our Expenses Under the Investment Advisory and Administration Agreements

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

1) organization and offering expenses associated with the Fund’s offering (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses);

2) expenses incurred in connection with identifying, sourcing, evaluating, investigating, making, holding, servicing and the sale or proposed sale of investments, such as retainers and success fees and other compensation paid to sourcing, operating or joint venture partners, deal initiation expenses, professional (including consulting) fees and expenses, third-party research and data fees (including news, ESG data, market and quotation services);

3) all expenses attributable to any proposed investment that is ultimately not made by the Fund (including retainers and other compensation paid to sourcing and operating partners, deal initiation expenses, professional (including consulting) fees and expenses, research, data fees, company or analyst conferences, travel, lodging, meals and related expenses) and any borrowing costs and indemnification obligation arising with respect to such proposed investment;

4) management fees paid to the Adviser pursuant to the Advisory Agreement;

5) all other expenses of the Fund’s operations, administrations and transactions including, without limitation, those relating to:

(i)	expenses of, and fees paid to, a sub-administrator;

(ii)	the compensation of the Fund’s chief compliance officer;

(iii)

expenses incurred in connection with the maintenance of the Fund’s books and records, expenses and costs in connection with government and regulatory filings, expenses and costs of the preparation and delivery to the shareholders of wires, financial reports, valuations, investment summaries and other information pursuant to the Advisory Agreement and the Administration Agreement, costs of preparing financial statements, costs of Sarbanes-Oxley Act of 2002 compliance and attestation, other reporting and compliance costs, including registration and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and all printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities;

(iv)	custodial fees;

(v)	the allocated costs incurred by the Adviser and the Administrator in providing managerial assistance to those portfolio companies that request it;

(vi)	the cost of calculating the Fund’s net asset value, including the cost of any third-party valuation services;

(vii)	lawyers’, accountants’, auditors’, agents’, appraisers’, consultants’, experts’, investment banking, rating agency and other professional fees;

(viii)	the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Trustee meetings;

(ix)	proxy voting expenses;

(x)	expenses incurred in connection with the dissolution and liquidation of the Fund;

(xi)

any indemnification obligation and any other indemnity, contribution, or reimbursement obligations of the Fund with respect to any person, whether payable in connection with a proceeding involving the Fund or otherwise;

(xii)	expenses incurred in connection with any hedging transaction;

(xiii)

costs incurred in connection with the establishment of any subsidiary entities of the Fund established for legal, tax, regulatory or other considerations, including overhead expenses in connection with the operation of any such entities and costs associated with establishing a permanent residence in certain jurisdictions;

(xiv)

reasonable travel and entertainment expenses incurred in connection with the Fund’s affairs or investment activities, including attending conferences for the benefit of the Fund (e.g., for analysts, industries or companies), lodging and other travel expenses related to business travel, and transportation, meals and related expenses (whether incurred during business travel or after customary work hours);

(xv)

expenses incurred in connection with obtaining legal (including ESG and cyber security), tax, financial and accounting advice and the advice of other consultants and experts (including in connection with ESG-related matters) on behalf of the Fund;

(xvi)	expenses incurred in connection with the registration, qualification, or exemption of the Fund under any applicable U.S. federal, state or non-U.S. laws;

(xvii)	out-of-pocket expenses incurred in connection with the collection of amounts due to the Fund from any person;

(xviii)

expenses incurred in connection with the preparation of amendments to the Advisory Agreement, this Agreement, the Fund’s declaration of trust, or the Fund’s bylaws or the preparation or distribution of any reports, circulars, forms or notices;

(xix)	any tax preparation expenditures, including any costs or expenses incurred in connection with the preparation or distribution of tax information and tax returns;

(xx)

any costs and expenses incurred in connection with or incidental to the incurrence or refinancing of any indebtedness, loan servicing (assets and liabilities), guarantees or other obligations by the Fund;

(xxi)

expenses incurred in connection with the obtaining and maintaining of insurance policies by or on behalf of the Fund, the Board or the Adviser, including any insurance policies that provide the Adviser with coverage with respect to its key personnel;

(xxii)

any taxes directly or indirectly imposed on, or required to be paid or withheld by, the Fund, the Adviser, or any of their affiliates (and any interest, additions to tax, penalties or expenses relating to any such taxes) with respect to the Fund or any shareholder, but not including any taxes (or any interest, additions to tax, penalties or expenses relating to any such taxes) imposed on income attributable to or distributions made to a shareholder as a result of the residence or domicile of such shareholder or otherwise as a result of the tax status of such shareholder, or that are otherwise properly allocable to such shareholder (which may be treated by the Fund as for the account of that shareholder), and (ii) any expenses incurred in connection with tax proceedings that are characterized as Fund expenses;

(xxiii)

all payments of interest, fees and other expenses incurred in connection with any indebtedness or guarantees of the Fund, including a credit facility or other credit arrangement and any line of credit, loan commitment or letter of credit for the Fund or related to any investment, other than any repayment of the principal amount of such indebtedness;

(xxiv)	costs of derivatives;

(xxv)

the costs of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of the Fund’s election to be treated as a BDC;

(xxvi)

independent Trustees’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent Trustees;

(xxvii)

all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings; notices or disclosures related to the Fund’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, TIC Form SLT filings, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Fund or reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities, including any notices, reports and/or filings required under the AIFMD, European Securities and Markets Authority and any related regulations, and other regulatory filings, notices or disclosures of the Adviser relating to the Fund and its affiliates relating to the Fund, and their activities) and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Fund including those pursuant to applicable disclosure laws and expenses relating to FOIA requests, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Fund and its activities;

(xxviii)

expenses incurred in connection with any proceeding involving the Fund (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith; provided that any such expenses which, if incurred by any Indemnified Person (as defined below), would not be indemnifiable under the Advisory Agreement, the Administration Agreement and/or the Declaration of Trust, shall not constitute Fund expenses;

(xxix)	expenses incurred in processing subscription agreements; and

(xxx)

In addition to the compensation paid to the Adviser pursuant to Section 5 of the Advisory Agreement, the Fund shall reimburse the Adviser or its affiliates, as applicable, for all expenses of the Fund incurred by the Adviser (or such affiliates) as well as the actual cost of goods and services used for or by the Fund and obtained from entities not affiliated with the Adviser.

From time to time, the Adviser and the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser and the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser and the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our Shareholders.

Costs and expenses of the Adviser and the Administrator that are eligible for reimbursement by the Fund will be reasonably allocated to the Fund on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator.

Board Approval of the Advisory Agreement

Our Board, including our Independent Trustees, approved the Advisory Agreement at a meeting held on [ ], 2023. In reaching a decision to approve the Advisory Agreement, the Board reviewed a significant amount of information and considered, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to the Fund by the Adviser;

•	the proposed investment advisory fee rates to be paid by the Fund to the Adviser;

•	the fee structures of comparable externally managed business development companies that engage in similar investing activities;

•	our projected operating expenses and expense ratio compared to business development companies with similar investment objectives;

•	information about the services to be performed and the personnel who would be performing such services under the Advisory Agreement; and

•	the organizational capability and financial condition of the Adviser and its affiliates.

Based on the information reviewed and the discussion thereof, the Board, including a majority of the non-interested Trustees, concluded that the investment advisory fee rates are reasonable in relation to the services to be provided and approved the Advisory Agreement as being in the best interests of our Shareholders.

Emerging Growth Company

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

submit certain executive compensation matters to Shareholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding Shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding Shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•

disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.

We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.235 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our Shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates pursuant to the terms of the Advisory Agreement and the Administrator or its affiliates pursuant to the Administration Agreement. Each of our executive officers described under “Trustees and Executive Officers” is employed by the Adviser or its affiliates. Our day-to-day investment operations will be managed by the Adviser. The services necessary for the sourcing and administration of our investment portfolio will be provided by investment professionals employed by the Adviser or its affiliates. The Investment Team will focus on origination, non-originated investments and transaction development and the ongoing monitoring of our investments.

Regulation as a BDC

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets. Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act (“Qualifying Assets”), unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the company’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

(1) Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company (as defined below), or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company, or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the 1940 Act as any issuer which:

(a) is organized under the laws of, and has its principal place of business in, the United States;

(b) is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c) satisfies any of the following:

(i) does not have any class of securities that is traded on a national securities exchange;

(ii) has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii) is controlled by a BDC or a group of companies, including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or

(iv) is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2) Securities of any Eligible Portfolio Company controlled by us.

(3) Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4) Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the Eligible Portfolio Company.

(5) Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6) Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance. A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as Qualifying Assets (as defined below under “Regulation as a BDC”) for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments. Pending investment in other types of Qualifying Assets, as described above, our investments can consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of our assets would be Qualifying Assets.

Warrants. Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares that it may have outstanding at any time. In particular, the amount of shares that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase shares cannot exceed 25% of the BDC’s total outstanding shares.

Leverage and Senior Securities; Coverage Ratio. We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Shares if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. On [                ], 2023, our sole Shareholder approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act and such election became effective the following day. As defined in the 1940 Act, asset coverage of 150% means that for every $100 of net assets we hold, we may raise $200 from borrowing and issuing senior securities. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any distribution to our Shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We will also be permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

We intend to enter into credit facilities and other financing arrangements to facilitate our investment objectives. Such credit facilities will typically bear interest at floating rates spreads over SOFR or other applicable reference rates. We cannot assure Shareholders that we will be able to enter into a credit facility. Shareholders will bear the costs associated with any borrowings under our financing arrangements. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations. In addition, from time to time, our losses on leveraged investments may result in the liquidation of other investments held by us and may result in additional drawdowns to repay such amounts.

We may enter into a TRS agreement. A TRS is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified security, basket of securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements. We would typically have to post collateral to cover this potential obligation.

We may also create leverage by securitizing our assets (including in CLOs) and retaining the equity portion of the securitized vehicle. See “Risk Factors—The Fund is Subject to Risks Associated with Forming CLOs.” We may also from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions.

Code of Ethics. We and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. You may obtain copies of these codes of ethics at the SEC’s website at Exhibits 14.1 and 14.2. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. You may also obtain copies of the codes of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Affiliated Transactions. We may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of our Trustees who are not interested persons and, in some cases, the prior approval of the SEC. We and the Adviser have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions.

Other. We will be periodically examined by the SEC for compliance with the 1940 Act, and be subject to the periodic reporting and related requirements of the 1934 Act.

We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we will be prohibited from protecting any Trustee or officer against any liability to our Shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to the Adviser. The Proxy Voting Policies and Procedures of the Adviser are set forth below. The guidelines will be reviewed periodically by the Adviser, and, accordingly, are subject to change.

As an investment adviser registered under the Advisers Act, the Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of clients and not subrogate client interests to its own interests. Rule 206(4)-6 under the Advisers Act places specific requirements on registered investment advisers with proxy voting authority.

Proxy Policies

The Adviser’s policies and procedures are reasonably designed to ensure that the Adviser votes proxies in our best interest and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments made by us, taking into consideration our investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a Shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Adviser. The Investment Committee and the members of the Investment Team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the Adviser will require the members of the Investment Committee to disclose any personal conflicts of interest they may have with respect to overseeing our investment in a particular company.

Proxy Voting Records

You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, HPS Advisors, LLC, 40 West 57th Street, 33rd Floor New York, NY 10019.

Reporting Obligations

Subsequent to the effectiveness of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act. Under the Exchange Act, we will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC and to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Upon the effectiveness of this Registration Statement, we will also be subject to the proxy rules in Section 14 of the Exchange Act, and we and our Trustees, officers and principal members will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. This information will be available on the SEC’s website at www.sec.gov.

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and the purchase, ownership and disposition of our Shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to Shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. Shareholders that hold our Shares as capital assets. A U.S. Shareholder is an individual who is a citizen or resident of the United States, a U.S. corporation, a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate the income of which is subject to U.S. federal income tax regardless of its source. If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, investors in pass-through entities, U.S. Shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold our Shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to our Shares as a result of such income being recognized on an applicable financial statement. Prospective investors, including a partner in a partnership that will hold Shares, should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of our Shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

Taxation as a Regulated Investment Company

The Fund intends to elect to be treated, and intends to qualify each taxable year thereafter, as a RIC under Subchapter M of the Code.

To qualify for the favorable tax treatment accorded to RICs under Subchapter M of the Code, the Fund must, among other things: (1) have an election in effect to be treated as a BDC under the 1940 Act at all times during each taxable year; (2) have filed with its return for the taxable year an election to be a RIC or have made such election for a previous taxable year; (3) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly-traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly-Traded Partnership”); and (4) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly-Traded Partnerships (described in 3(b) above).

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its Shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income (determined without regard to the deduction for dividends paid) and its net tax-exempt income (if any) for such taxable year. Generally, the Fund intends to distribute to its Shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.

A distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to Shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

While the Fund generally intends to qualify as a RIC for each taxable year, it is possible that we may not satisfy the diversification requirements described above, and thus may not qualify as a RIC. If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, even if such income were distributed to its Shareholders, and all distributions out of earnings and profits (including distributions of net capital gain) would be taxed to Shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate Shareholders and (ii) for the dividends received deduction in the case of corporate Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

The remainder of this discussion assumes that the Fund qualifies as a RIC for each taxable year.

Distributions

Distributions to Shareholders by the Fund of ordinary income (including “market discount” realized by the Fund on the sale of debt securities), and of net short-term capital gains, if any, realized by the Fund will generally be taxable to U.S. Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the Shareholder has owned our Shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a Shareholder as a return of capital which will be applied against and reduce the Shareholder’s basis in his or her Shares. To the extent that the amount of any such distribution exceeds the Shareholder’s basis in his or her Shares, the excess will be treated by the Shareholder as gain from a sale or exchange of the Shares. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate Shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Shares. Shareholders receiving distributions in the form of additional Shares will generally be treated as receiving a distribution in the amount of the fair market value of the distributed Shares. The additional Shares received by a Shareholder will have a new holding period commencing on the day following the day on which the Shares were credited to the Shareholder’s account.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its Shareholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each Shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its Shares by an amount equal to the deemed distribution less the tax credit.

The Fund does not expect to be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code). As a result, each U.S. Shareholder that is an individual, trust or estate will be treated as having received a dividend from us in the amount of such U.S. Shareholder’s allocable share of the management fees paid to our Adviser and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. Shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. Shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. Shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. Shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

The Internal Revenue Service currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues preferred shares, the Fund intends to allocate capital gain dividends, if any, between its Shares and preferred shares in proportion to the total dividends paid to each class with respect to such tax year. Shareholders will be notified annually as to the U.S. federal tax status of distributions.

Sale or Exchange of Shares

Upon the sale or other disposition of our Shares, a Shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the Shareholder’s adjusted tax basis in the

Shares sold. Such gain or loss will be long-term or short-term, depending upon the Shareholder’s holding period for the Shares. Generally, a Shareholder’s gain or loss will be a long-term gain or loss if the Shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale or other disposition of Shares if the owner acquires or enters into a contract or option to acquire securities that are substantially identical to such Shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a Shareholder on the sale or exchange of Shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such Shares.

Under U.S. Treasury regulations, if a Shareholder recognizes a loss with respect to Shares of $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder, the Shareholder must file with the Internal Revenue Service a disclosure statement on Internal Revenue Service Form 8886. Direct Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Nature of the Fund’s Investments

Derivatives transactions entered into by the Fund, if any, are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.

These rules could therefore affect the character, amount and timing of distributions to Shareholders and the Fund’s status as a RIC. The Fund may make certain tax elections, if relevant, in order to mitigate the effect of these provisions.

Below Investment Grade Instruments

The Fund expects to primarily invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to distribute sufficient income to preserve our tax status as a RIC and minimize the extent to which we are subject to U.S. federal income tax.

Original Issue Discount

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero-coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our Shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus may become subject to corporate-level income tax.

Market Discount

In general, the Fund will be treated as having acquired a security with market discount if its stated redemption price at maturity (or, in the case of a security issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the security by more than a statutory de minimis amount. The Fund will be required to treat any principal payments on, or any gain derived from the disposition of, any securities acquired with market discount as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until the Fund sells or otherwise disposes of such security.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Preferred Shares or Borrowings

If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, distributions on Shares in certain circumstances. Limits on the Fund’s payments of distributions on Shares may prevent the Fund from meeting the distribution requirements described above, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC and possibly subject the Fund to the 4% excise tax. The Fund will endeavor to avoid restrictions on its ability to make distribution payments.

Backup Withholding

The Fund may be required to withhold from all distributions and redemption proceeds payable to U.S. Shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Certain Shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

U.S. Taxation of Tax-Exempt U.S. Shareholders

A U.S. Shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Shareholder of the activities that the Fund proposes to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Shareholder should not be subject to U.S. federal income taxation solely as a result of such Shareholder’s direct or indirect ownership of the Fund’s equity and receipt of distributions with respect to such equity (regardless of whether we incur indebtedness). Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Shareholder. Therefore, a tax-exempt U.S. Shareholder should not be treated as earning income from “debt-financed property” and distributions the Fund pays should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Fund incurs. Certain tax-exempt private universities are subject to an additional 1.4% excise tax on their “net investment income,” including income from interest, dividends, and capital gains. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if the Fund were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which the Fund does not currently plan to do, that could result in a tax-exempt U.S. Shareholder recognizing income that would be treated as UBTI.

Foreign Shareholders

U.S. taxation of a Shareholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “foreign Shareholder”), depends on whether the income from the Fund is “effectively connected” with a U.S. trade or business carried on by the Shareholder.

As a RIC is a corporation for U.S. federal income tax purposes, its business activities generally will not be attributed to its Shareholders for purposes of determining their treatment under current law. Therefore, a foreign Shareholder should not be considered to earn income “effectively connected” with a U.S. trade or business solely as a result of activities conducted by the Fund.

If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the foreign Shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions. The portion of distributions considered to be a return of capital for U.S. federal income tax purposes generally will not be subject to tax. However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to Shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of certain interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a foreign Shareholder, and that satisfy certain other requirements. Interest-related dividends do not include distributions paid in respect of a RIC’s non-U.S. source interest income or its dividend income (or any other type of income other than generally non-contingent U.S.-source interest income received from unrelated obligors). In the case of Shares of the Fund held through an intermediary, the intermediary may withhold U.S. federal income tax even if the Fund reports the payment as interest-related dividends or short-term capital gain dividends. There can be no assurance as to whether any of the Fund’s distributions will be eligible for an exemption from withholding of U.S. federal income tax or, as to whether any of the Fund’s distributions that are eligible, will be reported as such by us.

A foreign Shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares. However, a foreign Shareholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and sale or exchange gains.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a foreign Shareholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents or domestic corporations, as applicable. Foreign corporate Shareholders may also be subject to the 30% branch profits tax imposed by the Code.

The Fund may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the foreign Shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

The tax consequences to a foreign Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such nonfinancial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our Shares.

Foreign and Other Taxation

The Fund’s investment in non-U.S. securities may be subject to non-U.S. withholding taxes. In that case, the Fund’s yield on those securities would be decreased. Shareholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund.

In addition, Shareholders may be subject to state, local and foreign taxes on their distributions from the Fund. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

ITEM 1A. RISK FACTORS.

Investing in our Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in our Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our Shares could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Structure

The Adviser Has Limited Prior Experience Managing a BDC. The Adviser and the members of the Investment Team have limited prior experience managing a BDC, and the investment philosophy and techniques used by the Adviser to manage a BDC may differ from the investment philosophy and techniques previously employed by the Adviser, its affiliates, and the members of the Investment Team in identifying and managing past investments. In addition, the 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. The Adviser’s and the members of the Investment Team’s limited experience in managing a portfolio of assets under such constraints may hinder their respective ability to take advantage of attractive investment opportunities and, as a result, achieve the Fund’s investment objective. There can be no assurance that the results achieved by similar strategies managed by the Adviser, HPS or their affiliates will be achieved for the Fund. Past performance should not be relied upon as an indication of future results.

The Fund May Not be Able to Meet its Investment Objective. The Adviser cannot provide assurances that it will be able to identify, choose, make or realize investments of the type targeted for the Fund. There is also no guarantee that the Adviser will be able to source attractive investments for the Fund within a reasonable period of time. There can be no assurance that the Fund will be able to generate returns for the investors or that returns will be commensurate with the risks of the investments. The Fund may not be able to achieve its investment objective and investors may lose some or all of their invested capital. The failure by the Fund to obtain indebtedness on favorable terms or in the desired amount will adversely affect the returns realized by the Fund and impair the Fund’s ability to achieve its investment objective.

The Fund is Dependent on the Investment Team. The success of the Fund depends in substantial part on the skill and expertise of the Investment Team. Although the Adviser believes the success of the Fund is not dependent upon any particular individual, there can be no assurance that the members of the Investment Team will continue to be affiliated with the Adviser throughout the life of the Fund or will continue to be available to manage the Fund. The unavailability of members of the Investment Team to manage the Fund’s investment program could have a material adverse effect on the Fund.

An Investment in the Fund is Illiquid and There are Restrictions on Withdrawal. An investment in the Fund is suitable only for certain sophisticated investors that have no need for immediate liquidity in respect of their investment and who can accept the risks associated with investing in illiquid investments. Our Shares are illiquid investments for which there is not and will likely not be a secondary market.

Shareholders Have No Right to Control the Fund’s Operations. The Fund is managed exclusively by the Adviser. Shareholders will not make decisions with respect to the management, disposition or other realization of any investment, the day-to-day operations of the Fund, or any other decisions regarding the Fund’s business and affairs, except for limited circumstances. Specifically, Shareholders will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding investments by the Fund or receive any financial information issued directly by the portfolio companies that is available to the Adviser. Shareholders should expect to rely solely on the ability of the Adviser with respect to the Fund’s operations.

The Fund’s Assets are Subject to Recourse. The assets of the Fund, including any investments made by and any capital held by the Fund are available to satisfy all liabilities and other obligations of the Fund, as applicable. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and may not be limited to any particular asset, such as the investment giving rise to the liability.

The Fund Will Borrow Money, Which Magnifies the Potential for Gain or Loss on Amounts and May Increase the Risk of Investing With Us. Borrowings, also known as leverage, magnify the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in our securities. We expect to borrow under credit facilities, and in the future may borrow from banks, insurance companies, funds, institutional investors and other lenders and investors. Lenders will have fixed dollar claims on our consolidated assets that will be superior to the claims of our Shareholders or any preferred Shareholders. If the value of our consolidated assets increases, then leveraging would cause the net asset value per share of our Shares to increase more sharply than it would have had we not incurred leverage.

Conversely, if the value of our consolidated assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not incurred leverage. Similarly, any increase in our consolidated income in excess of consolidated interest payable on the borrowed funds would cause our net income to increase more than it would had we not incurred leverage, while any decrease in our consolidated income would cause net income to decline more sharply than it would have had we not incurred leverage. Such a decline could negatively affect our ability to make distribution payments on our Shares. There can be no assurance that a leveraging strategy will be successful.

Our ability to service debt will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. The amount of leverage that we employ at any particular time will depend on our Adviser’s and our Board’s assessments of market and other factors at the time of any proposed borrowing. We will be allowed to borrow amounts such that our asset coverage, as calculated pursuant to the 1940 Act, equals at least 150% after such borrowing (i.e., we will be able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us).

The credit facilities we may borrow under may impose financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our status as a RIC. A failure to renew credit facilities or to add new or replacement debt facilities could have a material adverse effect on our business, financial condition and results of operations.

There Can be No Assurance the Fund Will be Able to Obtain Leverage. The Fund will seek to regularly employ a significant amount of direct or indirect leverage in a variety of forms through borrowings, derivatives and other financial instruments as part of its investment program. However, there can be no assurance that the Fund will be able to obtain indebtedness at all or to the desired degree or that indebtedness will be accessible by the Fund at any time or in connection with any particular investment. If indebtedness is available to the Fund, there can be no assurance that such indebtedness will be available in the desired amount or on terms favorable to the Fund and/or terms comparable to terms obtained by competitors. The terms of any indebtedness are expected to vary based on the counterparty, timing, size, market interest rates, other fees and costs, duration, advance rates, eligible investments, and the ability to borrow in currencies other than the U.S. dollar. Moreover, market conditions or other factors may cause or permit the amount of leverage employed by the Fund to fluctuate over the Fund’s life. Furthermore, the Fund may seek to obtain indebtedness on an investment-by-investment basis, and leverage may not be available or may be available on less desirable terms in connection with particular investments. The instruments and borrowing utilized by the Fund to leverage its investments may be collateralized by other assets of the Fund.

It is expected that the Fund will directly or indirectly incur indebtedness collateralized by the Fund’s assets. As a BDC, with certain limited exceptions, the Fund will only be permitted to borrow amounts such that the Fund’s asset coverage ratio, as defined in the 1940 Act, equals at least 150% (equivalent to $2 of debt outstanding for each $1 of equity) after such borrowing. If the Fund is unable to obtain and maintain the desired amount of borrowings on favorable terms, the Adviser may seek to realize the Fund’s investments earlier than originally expected.

The Fund is Subject to Risks Relating to the Availability of Asset-Based Leverage. The Fund is expected to utilize asset-based leverage in acquiring investments on a deal-by-deal basis. However, there can be no assurance that the Fund will be able to obtain indebtedness with respect to any particular investment. If indebtedness is available in connection with a particular investment, there can be no assurance that such indebtedness will be on terms favorable to the Fund and/or terms comparable to terms obtained by competitors, including with respect to costs, duration, size, advance rates and interest rates. Moreover, market conditions or other factors may cause or permit the amount of leverage employed by the Fund to fluctuate over its life. For example, if leverage is obtained later in the Fund’s life, the Fund may immediately deploy such leverage in order to achieve the desired borrowing ratio, which may involve making distributions of borrowed funds. If the Fund is unable to, or not expected to be able to, obtain indebtedness in connection with a particular investment, the Fund may determine not to make the investment or may invest a different proportion of its available capital in such investment. This may affect the ability of the Fund to make investments, could adversely affect the returns of the Fund and may impair its ability to achieve its investment objective. In addition, the lender may impose certain diversification or other requirements in connection with asset-based leverage, and these restrictions are expected to impact the ability of the Fund to participate in certain investments or the amount of the Fund’s participation in certain investments.

The Fund is Subject to Risks Relating to Use of Leverage. The Fund will seek to employ direct or indirect leverage in a variety of forms, including through borrowings, derivatives, and other financial instruments as part of its investment program, which leverage is expected to be secured by the Fund’s assets. The greater the total leverage of the Fund relative to its assets, the greater the risk of loss and possibility of gain due to changes in the values of its investments. The extent to which the Fund uses leverage may have other significant consequences to Shareholders, including, the following: (i) greater fluctuations in the net assets of the Fund; (ii) use of cash flow (including capital contributions) for debt service and related costs and expenses, rather than for additional investments, distributions, or other purposes; (iii) to the extent that the Fund’s cash proceeds are required to meet principal payments, the Shareholders may be allocated income (and therefore incur tax liability) in excess of cash available for distribution; (iv) in certain circumstances the Fund may be required to harvest investments prematurely or in unfavorable market conditions to service its debt obligations, and in such circumstances the recovery the Fund receives from such harvests may be significantly diminished as compared to the Fund’s expected return on such investments; (v) limitation on the Fund’s flexibility to make distributions to Shareholders or result in the sale of assets that are pledged to secure the indebtedness; (vi) increased interest expense if interest rate levels were to increase significantly; (vii) during the term of any borrowing, the Fund’s returns may be materially reduced by increased costs attributable to regulatory changes; and (viii) banks and dealers that provide financing to the Fund may apply discretionary margin, haircut, financing and collateral valuation policies. Changes by banks and dealers in any of the foregoing may result in large margin calls, loss of financing and forced liquidations of positions at disadvantageous prices. There can also be no assurance that the Fund will have sufficient cash flow or be able to liquidate sufficient assets to meet its debt service obligations. As a result, the Fund’s exposure to losses, including a potential loss of principal, as a result of which Shareholders could potentially lose all or a portion of their investments in the Fund, may be increased due to the use of leverage and the illiquidity of the investments generally. Similar risks and consequences apply with respect to indebtedness related to a particular asset or portfolio of assets.

To the extent that the Fund enters into multiple financing arrangements, such arrangements may contain cross-default provisions that could magnify the effect of a default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund.

As a BDC, we generally will be required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred shares that we may issue in the future, of at least 150%. As defined in the 1940 Act, asset coverage of 150% means that for every $100 of net assets we hold, we may raise $200 from borrowing and issuing senior securities. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any distribution to our Shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. If this ratio were to fall below 150%, we could not incur additional debt and could be required to sell a portion of our investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on our operations and investment activities. Moreover, our ability to make distributions to you may be significantly restricted or we may not be able to make any such distributions whatsoever. The amount of leverage that we will employ will be subject to oversight by our Board, a majority of whom are Independent Trustees with no material interests in such transactions.

Although borrowings by the Fund have the potential to enhance overall returns that exceed the Fund’s cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Fund’s cost of funds. In addition, borrowings by the Fund may be secured by the Shareholders’ investments as well as by the Fund’s assets and the documentation relating to such borrowing may provide that during the continuance of a default under such borrowing, the interests of the investors may be subordinated to such borrowing.

The Fund is Subject to Risks Relating to Seller Financing. The Fund may utilize seller financing (i.e., make investments that are financed, in whole or in part, by the Fund borrowing from the sellers of said investments or their affiliates) and other one-off financing solutions on a case-by-case basis. Providers of seller financing may be motivated to sell a particular asset, and may be willing to provide a prospective purchaser of such asset with more favorable pricing and/or greater amounts of leverage than would otherwise be the case if such purchaser sought financing from unrelated, third-party providers of leverage. To the extent that the Fund is able to obtain seller financing in connection with a particular investment, the Fund may seek to employ more leverage than would otherwise be the case in the absence of such seller financing. While the Fund’s use of seller financing could increase the potential return to Shareholders to the extent that there are gains associated with such investment, such use of seller financing will increase risks associated with the use of leverage generally, including the risks associated with such investment and the exposure of such investment to adverse economic factors such as deteriorations in overall conditions in the economy or in the condition of the particular issuer.

The Adviser May be Required to Expedite Investment Decisions. Investment analyses and decisions by the Adviser may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment. In addition, the Adviser may rely upon independent consultants and other sources in connection with its evaluation of proposed investments, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants or other sources or to the Fund’s right of recourse against them in the event errors or omissions do occur.

The Fund is Subject to Risks Relating to Insurance. HPS and/or the Adviser expects to purchase and maintain an omnibus insurance policy which include coverage in respect of the Fund and one or more other clients of the Adviser and its affiliates, including certain of their respective indemnified persons (which omnibus insurance policy or policies may provide coverage to the Adviser and such indemnified persons for events unrelated to the Fund). The pro rata portion of the premiums for such shared insurance policies generally will be borne by the Fund, and such shared insurance policies are expected to have overall caps on coverage. To the extent an insurable event results in claims in excess of such a cap, the Fund may not receive as much in insurance proceeds as it would have received if separate insurance policies had been purchased for each insured party. Similarly, insurable events may occur sequentially in time while subject to a single overall cap. To the extent insurance proceeds for one such event are applied towards a cap and the Fund experiences an insurable loss after such event, the Fund’s receipts from such insurance policy may also be diminished. Insurance policies covering the Fund may provide insurance coverage to indemnified persons for conduct that would not be covered by indemnification. In addition, the Fund may need to initiate litigation in order to collect from an insurance provider, which may be lengthy and expensive for the Fund and which ultimately may not result in a financial award.

While HPS and the Adviser expect to allocate insurance expenses in a manner they determine to be fair and equitable, taking into account any factors they deem relevant to the allocation of such expenses, because of the uncertainty of whether claims will arise in the future and the timing and the amount that may be involved in any such claim, the determination of how to allocate such expenses may require HPS and the Adviser to take into consideration facts and circumstances that are subjective in nature. It is unlikely that HPS or the Adviser will be able to accurately allocate the expenses of any such insurance policies based on the actual claims related to a particular client, including the Fund.

The Fund is Subject to Risks Relating to Indemnification. The Fund is required to indemnify the Adviser, the members of the Board and each other person indemnified under the Declaration of Trust and the Bylaws of the Fund (as amended or restated from time to time, the “Bylaws”) for liabilities incurred in connection with the Declaration of Trust, the Bylaws, the Advisory Agreement and the Fund’s activities, except in certain circumstances. Subject to the limits on indemnification under Section 17(h) of the 1940 Act, the Declaration of Trust provides that the Fund shall not indemnify such persons to the extent liability and losses are the result of fraud, gross negligence, willful misconduct, knowing and material violation of any applicable law, intentional and criminal wrongdoing or material breach of this Declaration of Trust unless such material breach is a result of any conduct, act or omission not rising to the level of gross negligence. Subject to the limits on indemnification under Section 17(i) of the 1940 Act, the Advisory Agreement provides that the Adviser shall not be protected against any liability to the Fund or its Shareholders by reason of fraud, gross negligence, willful misconduct, knowing and material violation of any applicable law, intentional and criminal wrongdoing or material breach of the Advisory Agreement unless such material breach is a result of any conduct, act or omission not rising to the level of gross negligence, in each case, on the Adviser’s part in the performance of its duties. The Fund will also indemnify certain service providers, including the Administrator and the Fund’s auditors, as well as consultants and sourcing, operating and joint venture partners. Such liabilities may be material and may have an adverse effect on the returns to the Shareholders. The indemnification obligation of the Fund would be payable from the assets of the Fund. The application of the indemnification and exculpation standards may result in Shareholders bearing a broader indemnification obligation in certain cases than they would in the absence of such standards. As a result of these considerations, even though such provisions will not act as a waiver on the part of any investor of any of its rights which are not permitted to be waived under applicable law, the Fund may bear significant financial losses even where such losses were caused by the negligence or other conduct of such indemnified persons.

The Fund is Subject to Risks Relating to Certain Proceedings and Investigations. The Adviser and its affiliates and/or the Fund may be subject to claims (or threats of claims), and governmental investigations, examinations, requests for information, audits, inquiries, subpoenas and other regulatory or civil proceedings. The outcome of any investigation, action or proceeding may materially adversely affect the value of the Fund, including by virtue of reputational damage to the Adviser and may be impossible to anticipate. Any such investigation, action or proceeding may continue without resolution for long periods of time and may consume substantial amounts of the Adviser’s time and attention, and that time and the devotion of these resources to any investigation, action or proceeding may, at times, be disproportionate to the amounts at stake in such investigation, action or proceeding. The unfavorable resolution of such items could result in criminal or civil liability, fines, settlements, charges, penalties or other monetary or non-monetary remedies or sanctions that could negatively impact the Adviser, its affiliates and/or the Fund. In addition, such actions and proceedings may involve claims of strict liability or similar risks against the Fund in certain jurisdictions or in connection with certain types of activities. In some cases, the expense of such investigations, actions or proceedings and paying any amounts pursuant to settlements or judgments would be borne by the Fund.

The Fund is Not Registered as an Investment Company Under the 1940 Act. While the Fund is not registered as an investment company under the 1940 Act, it will be subject to regulation as a BDC under the 1940 Act and will be required to adhere to the provisions of the 1940 Act applicable to BDCs. The Shares have not been recommended by any U.S. federal or state, or any non-U.S., securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this registration statement. Any representation to the contrary is a criminal offense.

The Fund is Subject to Risks Relating to Portfolio Valuation. The Adviser, subject at all times to the oversight of the Board, will determine the valuation of the Fund’s investments. It is expected that the Adviser will have a limited ability to obtain accurate market quotations for purposes of valuing most of the Fund’s investments, which may require the Adviser to estimate, in accordance with valuation policies established by the Board, the value of the Fund’s debt and other investments on a valuation date. Further, because of the overall size and concentrations in particular markets, the maturities of positions that may be held by the Fund from time to time and other factors, the liquidation values of the Fund’s investments may differ significantly from the interim valuations of these investments derived from the valuation methods described herein. If the Adviser’s valuation should prove to be incorrect, the stated value of the Fund’s investments could be adversely affected. Absent bad faith or manifest error, valuation determinations of the Adviser will be conclusive and binding on the Shareholders.

Valuation of the types of assets in which the Fund invests are inherently subjective. In addition, the Adviser may have an interest in determining higher valuations in order to be able to present better performance to prospective investors. In certain cases, the Fund may hold an investment in an issuer experiencing distress or going through bankruptcy. In such a situation, the Adviser may continue to place a favorable valuation on such investment due to the Adviser’s determination that the investment is sufficiently secured despite the distressed state or bankruptcy of the issuer. However, no assurances can be given that this assumption is justified or that such valuations will be accurate in the long term. In addition, an investment in a portfolio company may not be permanently written-off or permanently written down despite its distressed state or covenant breach until such portfolio company experiences a material corporate event (e.g., bankruptcy or partial sale) which establishes an objective basis for such revised valuation. In these circumstances, the Adviser has an interest in delaying any such write-offs or write-downs to maintain a higher management fee base and thus, management fees paid to the Adviser.

In addition, the Adviser may rely on third-party valuation agents to verify the value of certain investments. An investment may not have a readily ascertainable market value and accordingly, could potentially make it difficult to determine a fair value of an investment and may yield an inaccurate valuation. Further, because of the Adviser’s knowledge of the investment, the valuation agent may defer to the Adviser’s valuation even where such valuation may not be accurate or the determination thereof involved a conflict of interest. An inaccurate valuation of one or more investments could have a substantial impact on the Fund.

The Fund is Subject to Risks Relating to Rights Against Third Parties, Including Third-Party Service Providers. The Fund is reliant on the performance of third-party service providers, including the Adviser, the Administrator, auditors, legal advisors, lenders, bankers, brokers, consultants, sourcing, operating and joint venture partners and other service providers (collectively, “Service Providers”). Further information regarding the duties and roles of certain of these Service Providers is provided in this registration statement and the Fund’s other publicly available reports. The Fund may bear the risk of any errors or omissions by such Service Providers. In addition, misconduct by such Service Providers may result in reputational damage, litigation, business disruption and/or financial losses to the Fund. Each Shareholder’s contractual relationship in respect of its investment in Shares of the Fund is with the Fund only and Shareholders are not in contractual privity with the Service Providers. Therefore, generally, no Shareholder will have any contractual claim against any Service Provider with respect to such Service Provider’s default or breach. Accordingly, Shareholders must generally rely upon the Adviser and/or Administrator to enforce the Fund’s rights against Service Providers. In certain circumstances, which are generally not expected to prevail, Shareholders may have limited rights to enforce the

Fund’s rights on a derivative basis or may have rights against Service Providers if they can establish that such Service Providers owe duties to the Shareholders. In addition, Shareholders will have no right to participate in the day-to-day operation of the Fund and decisions regarding the selection of Service Providers. Rather, the Adviser and/or Administrator will select the Fund’s Service Providers and determine the retention and compensation of such providers without the review by or consent of the Shareholders. The Shareholders must therefore rely on the ability of the Adviser and/or Administrator to select and compensate Service Providers and to make investments and manage and dispose of investments.

The Fund is Subject to Risks Relating to Lack of Diversification. The Fund is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that the Fund is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. To the extent that the Fund assumes large positions in the securities of a small number of issuers, its net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond the Fund’s asset diversification requirements as a RIC under the Code, the Fund does not have fixed guidelines for diversification, and its investments could be concentrated in relatively few portfolio companies. Although the Fund is classified as a non-diversified investment company within the meaning of the 1940 Act, it maintains the flexibility to operate as a diversified investment company. To the extent that the Fund operates as a non-diversified investment company, it may be subject to greater risk.

If the expected amount of leverage is not obtained or deployed, the Fund may be more concentrated in an investment than originally anticipated. As a result, the Fund’s investments may be concentrated and the poor performance of a single investment may have pronounced negative consequences to the Fund and the aggregate returns realized by the Shareholders.

The Fund is Subject to Risks Relating to Consultation with Sourcing and Operating Partners. In certain circumstances, sourcing and operating partners may be aware of and consulted in advance in relation to certain investments made by the Fund. While sourcing and operating partners will be subject to confidentiality obligations, they are not restricted from engaging in any activities or businesses that may be similar to the business of the Fund or competitive with the Fund. In particular, sourcing and operating partners may use information available to them as sourcing and operating partners of HPS or its affiliates in a manner that conflicts with the interests of the Fund. Except in limited circumstances, the sourcing and operating partners are generally not obligated to account to HPS or its affiliates for any profits or income earned or derived from their activities or businesses or inform HPS or its affiliates of any business opportunity that may be appropriate for the Fund.

The Fund is Subject to Risks Relating to the Timing of Realization of Investments. The Adviser, in its discretion, may seek to realize the Fund’s investments earlier than originally expected, which may be accomplished through one or more transactions, including, to the extent permitted by applicable law, transactions with another investment fund or account sponsored or managed by the Adviser or HPS (collectively “Other HPS Investors”), which will be for a price equal to the fair value of such investment. The value of such investment, subject to approval by the Board, will be determined by the Adviser and verified by one or more third-party valuation agents. The Adviser may seek such realizations in order to support the Fund’s target risk/return profile with respect to the Fund’s unrealized investments, taking into account such factors as the Fund’s expense ratio relative to such assets and the availability of, or repayment obligations with respect to, any credit facilities.

The Fund May be Required to Disclose Information Regarding Shareholders. The Fund, the Adviser or their respective affiliates, Service Providers, or agents may from time to time be required or may, in their discretion, determine that it is advisable to disclose certain information about the Fund and the Shareholders, including investments held directly or indirectly by the Fund and the names and level of beneficial ownership of certain of the Shareholders, to regulatory or taxing authorities of certain jurisdictions, which have or assert jurisdiction over the disclosing party or in which the Fund directly or indirectly invests. Disclosure of confidential information under such circumstances will not be regarded as a breach of any duty of confidentiality and, in certain circumstances, the Fund, the Adviser or any of their affiliates, Service Providers or agents, may be prohibited from disclosing to any Shareholder that any such disclosure has been made.

The Fund is Subject to Operational Risks. The Fund is subject to operational risk, including the possibility that errors may be made by the Adviser or its affiliates and Service Providers in certain transactions, calculations or valuations on behalf of, or otherwise relating to, the Fund. Shareholders may not be notified of the occurrence of an error or the resolution of any error. Generally, the Adviser, its affiliates and Service Providers will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

The Fund is Subject to Risks Relating to Exposure to Material Non-Public Information. HPS conducts a broad range of private and public debt investment businesses generally without internal information barriers in the ordinary course. As a result, from time to time, HPS (in its capacity as investment manager of investment vehicles, funds or accounts or in connection with investment activities on its own behalf) receives material non-public information with respect to issuers of publicly-traded securities or other securities in connection with, among other examples, acquisitions, refinancings, restructurings of such issuers which HPS reviews or participates in, oftentimes unrelated to its affiliate’s management of the Fund. In such circumstances, the Fund may be prohibited, by law, contract or by virtue of HPS’s policies and procedures, from (i) selling all or a portion of a position in such issuer, thereby potentially incurring trading losses as a result, (ii) establishing an initial position or taking any greater position in such issuer, and (iii) pursuing other investment opportunities related to such issuer.

The Fund is Subject to Risks Relating to Technology Systems. The Fund depends on the Adviser and HPS to develop and implement appropriate systems for its activities. The Fund may rely on computer programs to evaluate certain securities and other investments, to monitor their portfolios, to trade, clear and settle securities transactions and to generate asset, risk management and other reports that are utilized in the oversight of the Fund’s activities. In addition, certain of the Fund’s and the Adviser’s operations interface with or depend on systems operated by third parties, including loan servicers, custodians and administrators, and the Adviser and HPS may not always be in a position to verify the risks or reliability of such third-party systems. For example, the Fund and the Adviser generally expect to provide statements, reports, notices, updates, requests and any other communications in electronic form, such as e-mail or posting on a web-based reporting site or other internet service, in lieu of or in addition to sending such communications as hard copies via fax or mail. These programs or systems may be subject to certain defects, failures or interruptions, including, but not limited to, those caused by ‘hacking’ or other security breaches, computer ‘worms,’ viruses and power failures. Such failures could cause settlement of trades to fail, lead to inaccurate accounting, recording or processing of trades and cause inaccurate reports, which may affect the Fund’s ability to monitor its investment portfolio and its risks. Any such defect or failure could cause the Fund to suffer financial loss, disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage.

The Fund is Subject to Risks Relating to Cybersecurity. The Fund, the Adviser and their Service Providers are subject to risks associated with a breach in cybersecurity. Cybersecurity is a generic term used to describe the technology, processes and practices designed to protect networks, systems, computers, programs and data from both intentional cyber-attacks and hacking by other computer users as well as unintentional damage or interruption that, in either case, can result in damage and disruption to hardware and software systems, loss or corruption of data and/or misappropriation of confidential information. For example, information and technology systems are vulnerable to damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Such damage or interruptions to information technology systems may cause losses to a Shareholder by interfering with the processing of investor transactions, affecting the Fund’s ability to calculate net asset value or impeding or sabotaging the investment process. The Fund may also incur substantial costs as the result of a cybersecurity breach, including those associated with forensic analysis of the origin and scope of the breach, increased and upgraded cybersecurity, identity theft, unauthorized use of proprietary information, litigation, adverse investor reaction, the dissemination of confidential and proprietary information and reputational damage. Any such breach could expose the Fund and the Adviser to civil liability as well as regulatory inquiry and/or action (and the Adviser may be indemnified by the Fund in connection with any such liability, inquiry or action). Shareholders could also be exposed to losses resulting from unauthorized use of their personal information.

Moreover, the increased use of mobile and cloud technologies due to the proliferation of remote work resulting from the COVID-19 pandemic could heighten these and other operational risks as certain aspects of the security of such technologies may be complex and unpredictable. Reliance on mobile or cloud technology or any failure by mobile technology and cloud service providers to adequately safeguard their systems and prevent cyber-attacks could disrupt our operations, the operations of a portfolio company or the operations of our or their service providers and result in misappropriation, corruption or loss of personal, confidential or proprietary information or the inability to conduct ordinary business operations. In addition, there is a risk that encryption and other protective measures may be circumvented, particularly to the extent that new computing technologies increase the speed and computing power available. Extended periods of remote working, whether by us, our portfolio companies, or our service providers, could strain technology resources, introduce operational risks and otherwise heighten the risks described above. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts. Accordingly, the risks described above are heightened under the current conditions.

While the Adviser and HPS have implemented various measures to manage risks associated with cybersecurity breaches, including establishing a business continuity plan and systems designed to prevent cyber-attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks (including any ongoing breaches) have not been identified. Similar types of cybersecurity risks also are present for portfolio companies in which the Fund invests, which could affect their business and financial performance, resulting in material adverse consequences for such issuers, and causing the Fund’s investments in such portfolio companies to lose value.

In addition, cybersecurity has become a top priority for global lawmakers and regulators around the world, and some jurisdictions have proposed or enacted laws requiring companies to notify regulators and individuals of data security breaches involving certain types of personal data. Compliance with such laws and regulations may result in cost increases due to system changes and the development of new administrative processes. If the Fund or the Adviser or certain of their affiliates, fail to comply with the relevant and increasing laws and regulations, the Fund could suffer financial losses, a disruption of our businesses, liability to investors, regulatory intervention or reputational damage.

The Fund is Subject to Risks Associated with Sourcing, Operating or Joint Venture Partners. HPS has historically, and expects in the future to, work with sourcing, operating and/or joint venture partners, including with respect to particular types of investments or particular sectors or regions. These arrangements may be structured as joint ventures or contractual service provider relationships. Where such a partner is engaged, the Adviser may not have the opportunity to diligence the individual investments in which the Fund participates and, instead, will be relying on its contractual relationship with, and ongoing diligence of, the sourcing or joint venture partner whose interests may differ from those of the Fund. In certain circumstances, the Adviser may commit to invest in a pre-agreed amount of investments negotiated by the sourcing partner and/or joint venture partner and/or the Adviser may commit to invest in one or more transactions for which the sourcing partner and/or joint venture partner led the due diligence and negotiation processes and the Adviser is given only a limited opportunity to perform due diligence and participate in negotiation of transactional terms. Shareholders should be aware that sourcing, operating and joint venture partners are not expected to owe any fiduciary duties to the Fund or the Shareholders.

The Fund may pay retainers, closing, monitoring, performance or other fees to sourcing, operating and joint venture partners. Such retainer fees may be netted against a closing fee, if applicable, in connection with the related investment. However, if no such investment is consummated, the Fund will bear any retainer amounts as an expense. In addition, to the extent the compensation of a sourcing, operating or joint venture partner is based on the performance of the relevant investments, the sourcing, operating or joint venture partner may have an incentive to seek riskier investments than it would have under a different compensation structure. In this regard, a sourcing, operating or joint venture partner may receive incentive compensation at the expense of the Fund. The expenses of sourcing, operating and joint venture partners may be substantial. In certain circumstances, the Fund or a portfolio company in which the Fund invests may pay fees to sourcing, operating and/or joint venture partners in consideration for services, including where the Adviser may have otherwise provided those services without charge. In other circumstances, sourcing, operating and/or joint venture partners may receive certain third-party fees (such as upfront fees, commitment fees, origination fees, amendment fees, ticking fees and break-up fees as well as prepayment premiums) in respect of an investment, and no such fees will offset or otherwise reduce the management fee payable by Shareholders. The existence of such fees may result in the Fund paying fees twice, once to the Adviser in the form of management fees and once to the sourcing, operating or joint venture partners to service or manage the same assets.

Sourcing, operating and/or joint venture partners may invest in the Fund. Joint venture investments involve various risks, including the risk that the Fund will not be able to implement investment decisions or exit strategies because of limitations on the Fund’s control under applicable agreements with joint venture partners, the risk that a joint venture partner may become bankrupt or may at any time have economic or business interests or goals that are inconsistent with those of the Fund, the risk that a joint venture partner may be in a position to take action contrary to the Fund’s objectives, the risk of liability based upon the actions of a joint venture partner and the risk of disputes or litigation with such partner and the inability to enforce fully all rights (or the incurrence of additional risk in connection with enforcement of rights) one partner may have against the other, including in connection with foreclosure on partner loans, because of risks arising under applicable law, and tax and regulatory risks related to the joint venture’s structure, which may adversely affect the Fund’s pre-tax returns. In addition, the Fund may, in certain cases, be liable for actions of its joint venture partners. The joint ventures in which we participate may sometimes be allocated investment opportunities that might have otherwise gone entirely to the Fund, which may reduce our return on equity. Additionally, our joint venture investments may be held on an unconsolidated basis and at times may be highly leveraged. Such leverage would not count toward the investment limits imposed on us by the 1940 Act.

The Fund is Subject to Risks Relating to Electronic Delivery of Certain Documents. The Shareholders will be deemed to consent to electronic delivery or posting to the Administrator’s website or other service of: (i) certain closing documents such as the Declaration of Trust, the Bylaws and the Subscription Agreements; (ii) any notices or communications required or contemplated to be delivered to the Shareholders by the Fund, the Adviser, or any of their respective affiliates, pursuant to applicable law or regulation; (iii) certain tax-related information and documents; and (iv) drawdown notices and other notices, requests, demands, consents or other communications and any financial statements, reports, schedules, certificates or opinions required to be provided to the Shareholders under any agreements. There are certain costs and possible risks associated with electronic delivery. Moreover, the Adviser cannot provide any assurance that these communication methods are secure and will not be responsible for any computer viruses, problems or malfunctions resulting from the use of such communication methods. See “ – Technology Systems” and “Cybersecurity” above.

The Fund is Subject to Risks Relating to Handling of Mail. Mail addressed to the Fund and received at its registered office will be forwarded unopened to the forwarding address supplied by the Fund to be processed. None of the Fund, the Adviser or any of their trustees, officers, advisors or Service Providers will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

The Fund is Subject to General Credit Risks. The Fund may be exposed to losses resulting from default and foreclosure of any such loans or interests in loans in which it has invested. Therefore, the value of underlying collateral, the creditworthiness of borrowers and the priority of liens are each of great importance in determining the value of the Fund’s investments. In the event of foreclosure, the Fund or an affiliate thereof may assume direct ownership of any assets collateralizing such foreclosed loans. The liquidation proceeds upon the sale of such assets may not satisfy the entire outstanding balance of principal and interest on such foreclosed loans, resulting in a loss to the Fund. Any costs or delays involved in the effectuation of loan foreclosures or liquidation of the assets collateralizing such foreclosed loans will further reduce proceeds associated therewith and, consequently, increase possible losses to the Fund. In addition, no assurances can be made that borrowers or third parties will not assert claims in connection with foreclosure proceedings or otherwise, or that such claims will not interfere with the enforcement of the Fund’s rights.

The Prices of the Fund’s Investments Can be Volatile. The prices of the Fund’s investments can be volatile. In addition, price movements may also be influenced by, among other things, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and national and international political and economic events and policies. In addition, governments from time to time intervene in certain markets. Such intervention often is intended directly to influence prices and may cause or contribute to rapid fluctuations in asset prices, which may adversely affect the Fund’s returns.

The Fund is Subject to Risks Relating to Syndication and/or Transfer of Investments. The Fund, directly or through the use of one or more subsidiary investment vehicles, may originate and/or purchase certain debt assets, including ancillary equity assets (“Assets”). The Fund may also purchase certain Assets (including, participation interests or other indirect economic interests) that have been originated by other affiliated or unaffiliated parties and/or trading on the secondary market. The Fund may, in certain circumstances, originate or purchase such Assets with the intent of syndicating and/or otherwise transferring a significant portion thereof. In such instances, the Fund will bear the risk of any decline in value prior to such syndication and/or other transfer. In addition, the Fund will also bear the risk of any inability to syndicate or otherwise transfer such Assets or such amount thereof as originally intended, which could result in the Fund owning a greater interest therein than anticipated.

The Fund is Subject to Counterparty Risks. To the extent that contracts for investment will be entered into between the Fund and a market counterparty as principal (and not as agent), the Fund is exposed to the risk that the market counterparty may, in an insolvency or similar event, be unable to meet its contractual obligations to the Fund. The Fund may have a limited number of potential counterparties for certain of its investments, which may significantly impair the Fund’s ability to reduce its exposure to counterparty risk. In addition, difficulty reaching an agreement with any single counterparty could limit or eliminate the Fund’s ability to execute such investments altogether. Because certain purchases, sales, financing arrangements and other instruments in which the Fund will engage are not traded on an exchange but are instead traded between counterparties based on contractual relationships, the Fund is subject to the risk that a counterparty will not perform its obligations under the related contracts. Although the Fund intends to pursue its remedies under any such contracts, there can be no assurance that a counterparty will not default and that the Fund will not sustain a loss on a transaction as a result.

The Fund is Dependent on Key Personnel. The Fund depends on the continued services of its Investment Team and other key management personnel. If the Fund were to lose any of these officers or other management personnel, such a loss could result in operating inefficiencies and lost business opportunities, which could have a negative effect on the Fund’s operating performance. Further, we do not intend to separately maintain key person life insurance on any of these individuals.

Investors May be Required to Return Distributions to Satisfy Unpaid Debts of the Fund. Under Delaware law, the investors could, under certain circumstances, be required to return distributions made by the Fund to satisfy unpaid debts of the Fund that were in existence at the time the distributions were made.

The Board May Make Certain Changes in the Fund’s Investment Objective, Operating Policies or Strategies Without Prior Notice or Investor Approval. The Fund’s Board has the authority to modify or waive certain of the Fund’s operating policies and strategies without prior notice (except as required by the 1940 Act) and without investor approval. However, absent investor approval, the Fund may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC. Under Delaware law, the Fund also cannot be dissolved without prior investor approval. The Fund cannot predict the effect any changes to its current operating policies and strategies would have on its business, operating results and value of its shares. Nevertheless, the effects may adversely affect the Fund’s business and impact its ability to make distributions.

The Board May Make Certain Changes to the Fund’s Declaration of Trust Without Prior Investor Approval. Our Board may, without Shareholder vote, subject to certain exceptions, amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust, including without limitation to classify the Board, to impose advance notice bylaw provisions for Trustee nominations or for Shareholder proposals, to require super- majority approval of transactions with significant Shareholders or other provisions that may be characterized as anti-takeover in nature.

The Fund is Subject to Risks Relating to Allocation of Investment Opportunities and Related Conflicts. The Fund generally is prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the Independent Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the Fund’s outstanding voting securities is an affiliate of the Fund for purposes of the 1940 Act, and the Fund generally is prohibited from buying or selling any security from or to such affiliate, absent the prior approval of the Independent Trustees. The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which could include investments in the same issuers (whether at the same or different times), without prior approval of the Independent Trustees and, in some cases, the SEC. If a person acquires more than 25% of the Fund’s voting securities, the Fund will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit the Fund’s ability to transact business with the Fund’s officers or Trustees or their affiliates. These prohibitions will affect the manner in which investment opportunities are allocated between the Fund and other funds managed by HPS or its affiliates. Most importantly, the Fund generally is prohibited from co-investing with Other HPS Investors or affiliates of the Adviser in HPS-originated loans and financings except for pursuant to the co-investment exemptive relief granted by the SEC which delineates the requirements the Adviser must comply with for the Fund to invest with Other HPS Investors.

Any such co-investments are subject to certain conditions, including that co-investments are made in a manner consistent with the Fund’s investment objectives and strategies, certain Board-established criteria, and the other applicable conditions of the co-investment exemptive relief. Under the terms of the relief, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our Independent Trustees must reach certain conclusions in connection with a co-investment transaction, including that: (i) the terms of the proposed transaction are reasonable and fair to the Fund and its Shareholders and do not involve overreaching in respect of the Fund or its Shareholders on the part of any person concerned; and (ii) the transaction is consistent with the interests of the Fund’s Shareholders and is consistent with the Fund’s then-current investment objectives and strategies.

As a result of the relief, there could be significant overlap in the Fund’s investment portfolio and the investment portfolios of Other HPS Investors, including, in some cases, proprietary accounts of HPS. Because investments are allocated across multiple Other HPS Investors, the Fund will at times receive a lower allocation to an investment than desired; likewise, the Fund may also be limited in the degree to which it is able to participate in selling opportunities that it may otherwise wish to pursue due to allocations, including non-pro rata allocations, to Other HPS Investors.

If the Adviser identifies an investment and the Fund is unable to rely on the co-investment relief for that particular opportunity, the Adviser will be required to determine which of its and its affiliates’ accounts should make the investment at the potential exclusion of other accounts. In such circumstances, the Adviser will adhere to firm-wide investment allocation policies in order to determine the account to which to allocate investment opportunities. Accordingly, it is possible that the Fund may not be given the opportunity to participate in investments made by other accounts.

The Fund is Subject to Risks Relating to Distributions. The Fund intends to pay quarterly distributions to Shareholders out of assets legally available for distribution. The Fund cannot guarantee that it will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. If the Fund is unable to satisfy the asset coverage test applicable to it as a BDC, or if the Fund violates certain debt financing agreements, its ability to pay distributions to Shareholders could be limited. All distributions will be paid at the discretion of the Fund’s Board and will depend on the Fund’s earnings, financial condition, maintenance of RIC status, compliance with applicable BDC regulations, compliance with debt financing agreements and such other factors as the Board may deem relevant from time to time. The distributions the Fund pays to investors in a year may exceed the Fund’s taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.

Investors who periodically receive the payment of a distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes may be under the impression that they are receiving a distribution of RIC’s net ordinary income or capital gains when they are not. Accordingly, investors should read carefully any written disclosure accompanying a distribution from the Fund and the information about the specific tax characteristics of the Fund’s distributions provided to investors after the end of each calendar year, and should not assume that the source of any distribution is the Fund’s net ordinary income or capital gains. To the extent that the Fund’s distributions contain a return of capital, such distributions should not be considered the dividend yield or total return of an investment in the Shares. The amount treated as a tax-free return of capital will reduce a Shareholder’s adjusted tax basis in the Shares, thereby increasing the Shareholder’s potential taxable gain or reducing the potential taxable loss on the sale of Shares.

Investing in Large Private U.S. Borrowers May Limit Our Ability to Achieve High Growth Rates During Times of Economic Expansion. Investing in originated assets made to large private U.S. borrowers may result in our underperforming other segments of the market, particularly during times of economic expansion, because large private U.S. borrowers may be less responsive to competitive challenges and opportunities in the financial markets. As a result, our value may not rise at the same rate, if at all, as other funds that invest in smaller market capitalization companies that are more capable of responding to economic and industrial changes.

Transactions Denominated in Foreign Currencies Subject Us to Foreign Currency Risks. We may hold assets and make borrowings denominated in foreign currencies including British Pounds Sterling, Euros, Canadian Dollars and Australian Dollars, and may acquire assets or make borrowings denominated in other foreign currencies, which exposes us to foreign currency risk. As a result, a change in foreign currency exchange rates may have an adverse impact on the valuation of our assets or liabilities, as well as our income and cash flows. As a result of foreign currency fluctuations, the value of our liabilities and expenses may increase or the value of our assets and income may decrease due to factors outside of our control, which can have a negative effect on our net asset value and cash available for distribution. Any such changes in foreign currency exchange rates may impact the measurement of such assets or liabilities for purposes of maintaining RIC tax treatment or the requirements under the 1940 Act.

Our Investments in Foreign Companies or Investments Denominated in Foreign Currencies May Involve Significant Risks in Addition to the Risks Inherent in U.S. and U.S. Dollar Denominated Investments. Our investment strategy contemplates potential investments in foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

The Fund is Currently Operating in a Period of Capital Markets Disruption, Significant Volatility and Economic Uncertainty. The global capital markets are experiencing a period of disruption and instability resulting in increasing spreads between the yields realized on riskier debt securities and those realized on risk-free securities, lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector and the re-pricing of credit risk in the broadly syndicated market. Highly disruptive market conditions have resulted in increasing volatility and illiquidity in the global credit, debt and equity markets generally. The duration and ultimate effect of such market conditions cannot be accurately forecasted. Extreme uncertainty regarding economic markets is resulting in declines in the market values of potential investments and declines in the market values of investments after they are made or acquired by the Fund and affecting the potential for liquidity events involving such investments or portfolio companies. During periods of market disruption, portfolio companies may be more likely to seek to draw on unfunded commitments the Fund has made, and the risk of being unable to fund such commitments is heightened during such periods. Applicable accounting standards require the Fund to determine the fair value of its investments as the amount that would be received in an orderly transaction between market participants at the measurement date. While most of the Fund’s investments are not publicly traded, as part of the Fund’s valuation process the Fund considers a number of measures, including comparison to publicly traded securities. As a result, volatility in the public capital markets can adversely affect the Fund’s investment valuations.

Various social and political tensions around the world may contribute to increased market volatility, may have long-term effects on the worldwide financial markets and may cause further economic uncertainties worldwide. In particular, the consequences of the conflict between Russia and Ukraine, including international sanctions, the potential impact on inflation and increased disruption to supply chains and a potential global recession may impact portfolio companies. Because Russia is a major exporter of oil and natural gas, the invasion and related sanctions have reduced the supply, and increased the price, of energy, which is accelerating inflation and may exacerbate ongoing supply chain issues. There is also the risk of retaliatory actions by Russia against countries which have enacted sanctions, including cyberattacks against financial and governmental institutions, which could result in business disruptions and further economic turbulence. Such consequences also may increase the Fund’s funding cost or limit its access to the capital markets.

A prolonged period of market illiquidity may cause the Fund to reduce the volume of loans and debt securities originated and/or fund and adversely affect the value of the Fund’s portfolio investments, which could have a material and adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

We are Exposed to Risks Associated With Changes in Interest Rates, Including the Current Rising Interest Rate Environment. General interest rate fluctuations may have a substantial negative impact on our investments and our investment returns and, accordingly, may have a material adverse effect on our investment objective and our net investment income.

Because we expect to borrow money and may issue preferred shares to make investments, our net investment income is dependent upon the difference between the rate at which we borrow funds or pay interest or dividends on such preferred shares and the rate at which we invest these funds. In this period of rising interest rates, our interest income will increase as the majority of our portfolio bears interest at variable rates while our cost of funds will also increase, to a lesser extent, with the net impact being an increase to our net investment income. Conversely, if interest rates decrease we may earn less interest income from investments and our cost of funds will also decrease, potentially resulting in lower net investment income. In the current economic environment, we may take on fixed rate liabilities, which will remain at the elevated interest rate even if interest rates decrease. Thus, the decrease in our investment income would not be offset by decreased borrowing costs, potentially affecting the Fund’s future distributions to Shareholders.

Rising interest rates may also increase the cost of debt for our underlying portfolio companies, which could adversely impact their financial performance and ability to meet ongoing obligations to us. Also, an increase in interest rates available to investors could make an investment in our Shares less attractive if we are not able to pay distributions at a level that provides a similar return, which could reduce the value of our Shares.

The Fund is Subject to Risks Relating to Volatility in the Banking Sector.

In March 2023, Silicon Valley Bank and Signature Bank were closed by U.S. state regulators and placed under receivership by the U.S. Federal Deposit Insurance Corporation (“FDIC”), and in May 2023, JPMorgan Chase acquired a substantial majority of assets and assumed certain liabilities of First Republic Bank. Following these high-profile events, several other U.S. and non-U.S. banking institutions experienced sell-offs and/or significant declines to their share prices, with several being placed on “watch lists,” suffering ratings downgrades and/or receiving emergency funding from governments. The impact of the banking sector’s volatility on the financial system and broader economy could be significant.

If the banking institutions used by the Fund fail or are impacted by such volatility, such events could have a material adverse effect on the Fund and its Shareholders (including loss of capital held at such banking institutions and/or an inability to meet its obligations to other counterparties). A large percentage of the Fund’s assets may be held by a limited number of banking institutions (or even a single banking institution). If a banking institution at which the Fund maintains deposit accounts or securities accounts fails, any cash or other assets in such accounts may be temporarily inaccessible or permanently lost by the Fund. Generally, the Fund would be an unsecured creditor with respect to cash balances in excess of $250,000 held at a single banking institution insured by the FDIC, and therefore the Fund may not ultimately recover any such excess amounts. In addition, FDIC deposit insurance does not extend to certain other assets held by a banking institution (e.g., bond investments, U.S. Treasury bills or notes).

If a banking institution that provides all or a part of a credit facility, other borrowings and/or other services to the Fund fails, the Fund could be unable to draw funds under such credit facilities and may not be able to obtain replacement credit facilities or other services from other lending institutions with similar terms. If the Fund’s credit facilities and accounts are provided by the same banking institution, and such banking institution fails, the Fund could face significant difficulties in funding any near-term obligations it has in respect of its investments or otherwise. Even if the banking institutions used by the Fund remain solvent, continued volatility in the banking sector could cause or intensify an economic recession and make it more difficult for the Fund to obtain or refinance its credit facilities and other indebtedness at all or on as favorable terms as could otherwise have been obtained.

Similarly, the banking institutions that the portfolio companies in which the Fund may invest have depositor or lending arrangements may fail. This would have a material adverse effect on such portfolio companies, the Fund and its Shareholders, including by preventing such portfolio companies from making principal and interest payments or other applicable payments owed with respect to the Fund’s investments. Generally, neither the Adviser nor the Administrator have a meaningful role in selecting the banking institutions used by the portfolio companies in which the Fund invests. Instead, the Adviser and the Administrator generally rely on the management team of the portfolio companies to select appropriate banking services.

Risks Relating to the Fund’s Investments

Our investments may be risky and, subject to compliance with our 80% test, there is no limit on the amount of any such investments in which we may invest.

The Fund is Subject to General Risks. A fundamental risk associated with the Fund’s investment strategy is that the companies in whose debt the Fund invests will be unable to make regular payments (e.g., principal and interest payments) when due, or at all, or otherwise fail to perform. Portfolio companies could deteriorate as a result of, among other factors, an adverse development in their business, poor performance by their management teams, a change in the competitive environment, an economic downturn or legal, tax or regulatory changes.

Portfolio companies that the Adviser expects to remain stable may in fact operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

The Fund’s Portfolio Companies May be Highly Leveraged. Portfolio companies may be highly leveraged, and there may be no restriction on the amount of debt a portfolio company can incur. Substantial indebtedness may add additional risk with respect to a portfolio company, and could (i) limit its ability to borrow money for its working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes; (ii) require it to dedicate a substantial portion of its cash flow from operations to the repayment of its indebtedness, thereby reducing funds available to it for other purposes; (iii) make it more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and/or (iv) subject it to restrictive financial and operating covenants, which may preclude it from favorable business activities or the financing of future operations or other capital needs. In some cases, proceeds of debt incurred by a portfolio company could be paid as a dividend to Shareholders rather than retained by the portfolio company for its working capital. Leveraged companies are often more sensitive to declines in revenues, increases in expenses, and adverse business, political, or financial developments or economic factors such as a significant rise in interest rates, a severe downturn in the economy or deterioration in the condition of such companies or their industries. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

If a portfolio company is unable to generate sufficient cash flow to meet principal and interest payments to its lenders, it may be forced to take other actions to satisfy such obligations under its indebtedness. These alternative measures may include reducing or delaying capital expenditures, selling assets, seeking additional capital, or restructuring or refinancing indebtedness. Any of these actions could significantly reduce the value of the Fund’s investment(s) in such portfolio company. If such strategies are not successful and do not permit the portfolio company to meet its scheduled debt service obligations, the portfolio company may also be forced into liquidation, dissolution or insolvency, and the value of the Fund’s investment in such portfolio company could be significantly reduced or even eliminated.

The Fund is Subject to Risks Relating to Issuer/Borrower Fraud. Of paramount concern in originating loans is the possibility of material misrepresentation or omission on the part of borrowers or guarantors. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability of the Fund or its affiliates to perfect or effectuate a lien on the collateral securing the loan. The Fund or its affiliates will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable, but cannot guarantee such accuracy or completeness.

The Fund is Subject to Risks Due to its Reliance on Portfolio Company Management. The Adviser generally will seek to monitor the performance of investments in operating companies either through interaction with the board of the applicable company and/or by maintaining an ongoing dialogue with the company’s management and/or sponsor team. However, the Fund generally will not be in a position to control any borrower by virtue of investing in its debt and the portfolio company’s management will be primarily responsible for the operations of the company on a day-to-day basis. Although it is the intent of the Fund to invest in companies with strong management teams, there can be no assurance that the existing management team, or any new one, will be able to operate the company successfully. In addition, the Fund is subject to the risk that a borrower in which it invests may make business decisions with which the Fund disagrees and the management of such borrower, as representatives of the common equity holders, may take risks or otherwise act in ways that do not serve the interests of the debt investors, including the Fund. Furthermore, in exercising its investment discretion, the Adviser may in certain circumstances commit funds of the Fund to other entities that will be given a mandate to make certain investments consistent with the Fund’s investment objective and that may earn a performance-based fee on those investments. Once such a commitment is made, such entities will have full control over the investment of such funds, and the Adviser will cease to have such control.

The Fund is Subject to Risks Relating to Environmental Matters. Ordinary operation or the occurrence of an accident with respect to the portfolio companies in which the Fund invest could cause major environmental damage, which may result in significant financial distress to the Fund’ investments and any portfolio company holding such assets, even if covered by insurance. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. The Fund (and the Shareholders) may therefore be exposed to substantial risk of loss from environmental claims arising in respect of its investments. Furthermore, changes in environmental laws or regulations or the environmental condition of an investment may create liabilities that did not exist at the time of its acquisition and that could not have been foreseen. Even in cases where the Fund are indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or the ability of the Fund to achieve enforcement of such indemnities. See also “– The Fund is Subject to Risks from Provision of Managerial Assistance and Control Person Liability” below.

The Value of Certain Portfolio Investments May Not be Readily Determinable. The Fund expects that many of its portfolio investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable, and will be valued at fair value as determined in good faith by the Adviser, including to reflect significant events affecting the value of the Fund’s investments. Most, if not all, of the Fund’s investments (other than cash and cash equivalents) will be classified as Level 3 assets under Topic 820 of the U.S. Financial Accounting Standards Board’s Accounting Standards Codification, as amended, Fair Value Measurements and Disclosures (“ASC Topic 820”). This means that the Fund’s portfolio valuations will be based on unobservable inputs and the Fund’s assumptions about how market participants would price the asset or liability in question. The Fund expects that inputs into the determination of fair value of portfolio investments will require significant management judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The Fund expects to retain the services of one or more independent service providers to review the valuation of these loans and securities. The types of factors that may be taken into account in determining the fair value of investments generally include, as appropriate, comparison to publicly-traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have been used if a ready market for these loans and securities existed. The Fund’s net asset value could be adversely affected if determinations regarding the fair value of the Fund’s investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such loans and securities. In addition, the method of calculating the management fee may result in conflicts of interest between the Adviser, on the one hand, and investors on the other hand, with respect to the valuation of investments.

The Fund May Elect Not to or May be Unable to Make Follow-On Investments in Portfolio Companies. Following an initial investment in a portfolio company, the Fund may make additional investments in that portfolio company as “follow-on” investments, in order to:

•	increase or maintain in whole or in part the Fund’s voting percentage;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	attempt to preserve or enhance the value of the Fund’s investment.

The Fund may elect not to make follow-on investments or otherwise lack sufficient funds to make those investments.

The Fund has the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even if the Fund has sufficient capital to make a desired follow-on investment, it may elect not to make a follow-on investment because it may not want to increase its concentration of risk, because it prefers other opportunities or because it is inhibited by compliance with BDC requirements, or compliance with the requirements for maintenance of its RIC status.

The Fund May Be Subject to Risks Due to Not Holding Controlling Equity Interests in Portfolio Companies. The Fund does not generally intend to take controlling equity positions in the Fund’s portfolio companies. To the extent that the Fund does not hold a controlling equity interest in a portfolio company, it will be subject to the risk that such portfolio company may make business decisions with which the Fund disagrees, and the shareholders and management of such portfolio company may take risks or otherwise act in ways that are adverse to the Fund’s interests. Due to the lack of liquidity for the debt and equity investments that the Fund typically holds in portfolio companies, the Fund may not be able to dispose of its investments in the event it disagrees with the actions of a portfolio company, and may therefore suffer a decrease in the value of its investments.

The Fund is Subject to Risks Relating to Defaults by Portfolio Companies. A portfolio company’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the portfolio company’s assets representing collateral for its obligations. This could trigger cross defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that the Fund holds and the value of any equity securities the Fund owns. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

The Fund is Subject to Risks Relating to Third Party Litigation. The Fund’s investment activities subject it to the normal risks of becoming involved in litigation initiated by third parties. This risk is somewhat greater where the Fund exercises control or influence over a company’s direction. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund (to the extent not borne by the portfolio companies) and would reduce net assets. The Adviser and others are indemnified in connection with such litigation, subject to certain conditions.

Inflation May Adversely Affect the Business, Results of Operations and Financial Condition of Our Portfolio Companies. Certain of our portfolio companies may be impacted by inflation. If such portfolio companies are unable pass any increases in their costs along to their customers, it could adversely affect their results and their ability to pay interest and principal on our loans. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future unrealized losses and therefore reduce our net assets resulting from operations.

The Fund is Subject to Risks Related to Reliance on Projections. The Fund may rely upon projections developed by the Adviser concerning an investment’s future performance, outcome and cash flow. Projections are inherently subject to uncertainty and factors beyond the control of the Adviser. The inaccuracy of certain assumptions, the failure to satisfy certain requirements and the occurrence of other unforeseen events could impair the ability of an investment to realize projected values, outcomes and cash flow.

Economic Conditions May Have Adverse Effects on the Fund and the Portfolio Companies. The Fund and the portfolio companies in which the Fund invests may be adversely affected by deterioration in the financial markets and economic conditions throughout the world, some of which may magnify the risks described herein and have other adverse effects. Deteriorating market conditions could result in increasing volatility and illiquidity in the global credit, debt and equity markets generally. The duration and ultimate effect of adverse market conditions cannot be accurately forecast, nor is it known whether or the degree to which such conditions may remain stable or worsen. Deteriorating market conditions and uncertainty regarding economic markets generally could result in declines in the market values of potential investments or declines in the market values of investments after they are acquired by the Fund. Such declines could lead to weakened investment opportunities for the Fund, could prevent the Fund from successfully meeting its investment objective or could require the Fund to dispose of investments at a loss while such unfavorable market conditions prevail. In addition, the investment opportunities of the Fund may be dependent in part upon the consummation of leveraged buyouts and other private equity sponsored transactions, recapitalizations, refinancings, acquisitions and structured transactions. If fewer of these transactions occur than the Adviser expects, there may be limited investment opportunities for the Fund. Periods of prolonged market stability may also adversely affect the investment opportunities available to the Fund.

The Fund is Subject to Risks Relating to Reduced Investment Opportunities. The Adviser believes that volatility and instability in the credit markets can create significant investment opportunities for the Fund. If the credit markets stabilize, in particular, in the Fund’s target upper middle market sector, there may be reduced investment opportunities for the Fund and/or the Fund may not be able acquire investments on favorable terms. Periods of prolonged market stability may also adversely affect the investment opportunity set available to the Fund.

The Fund is Subject to Risks Relating to Investments in Undervalued Assets. The Fund may invest in undervalued loans and other assets as part of its investment strategy. The identification of investment opportunities in undervalued loans and other assets is a difficult task, and there is no assurance that such opportunities will be successfully recognized or acquired. While investments in undervalued assets offer the opportunity for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial or complete losses.

The Fund may incur substantial losses related to assets purchased on the belief that they were undervalued by their sellers, if they were not in fact undervalued at the time of purchase. In addition, the Fund may be required to hold such assets for a substantial period of time before realizing their anticipated value, and there is no assurance that the value of the assets would not decline further during such time. Moreover, during this period, a portion of the Fund’s assets would be committed to those assets purchased, thus preventing the Fund from investing in other opportunities. In addition, the Fund may finance such purchases with borrowed funds and thus will have to pay interest on such borrowed amounts during the holding period.

The Fund Operates in a Competitive Debt Environment. The business of investing in debt investments is highly competitive and involves a high degree of uncertainty. Market competition for investment opportunities includes traditional lending institutions, including commercial and investment banks, as well as a growing number of non-traditional participants, such as private credit funds, hedge funds, private equity funds, mezzanine funds, and other private investors, as well as BDCs, and debt-focused competitors, such as issuers of CLOs and other structured loan funds. In addition, given the Fund’s target investment size and investment type, the Adviser expects a large number of competitors for investment opportunities. Some of these competitors may have access to greater amounts of capital and to capital that may be committed for longer periods of time or may have different return thresholds than the Fund, and thus these competitors may have advantages not shared by the Fund. In addition, competitors may have incurred, or may in the future incur, leverage to finance their debt investments at levels or on terms more favorable than those available to the Fund. Furthermore, competitors may offer loan terms that are more favorable to borrowers, such as less onerous borrower financial and other covenants, borrower rights to cure defaults, and other terms more favorable to borrowers than current or historical norms. Strong competition for investments could result in fewer investment opportunities for the Fund, as certain of these competitors have established or are establishing investment vehicles that target the same or similar investments that the Fund intends to purchase.

Over the past several years, many investment funds have been formed with investment objectives similar to those of the Fund, and many such existing funds have grown in size and have added larger successor funds to their platform. These and other investors may make competing offers for investment opportunities identified by the Adviser which may affect the Fund’s ability to participate in attractive investment opportunities and/or cause the Fund to incur additional risks when competing for investment opportunities. Moreover, identifying attractive investment opportunities is difficult and involves a high degree of uncertainty. The Adviser may identify an investment that presents an attractive investment opportunity but may not be able to complete such investment in a manner that meets the objectives of the Fund. The Fund may incur significant expenses in connection with the identification of investment opportunities and investigating other potential investments that are ultimately not consummated, including expenses related to due diligence, transportation and legal, accounting and other professional services as well as the fees of other third-party service providers.

The Fund is Subject to Risks Relating to Illiquidity of the Fund’s Assets and Distributions In Kind. The Fund intends to invest primarily in private illiquid debt, loans and other assets for which no (or only a limited) liquid market exists or that are subject to legal or other restrictions on transfer and are difficult to sell in a secondary market. In some cases, the Fund may be prohibited from selling such investments for a period of time or otherwise be restricted from disposing of such investments. The market prices, if any, for such assets tend to be volatile, and may fluctuate due to a variety of factors that are inherently difficult to predict. Furthermore, the types of investments made may require a substantial length of time to liquidate due to the lack of an established market for such investments or other factors. As a result, there is a significant risk that the Fund may be unable to realize its investment objective by sale or other disposition at attractive prices or will otherwise be unable to complete any exit strategy. Accordingly, the Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given asset. Exit strategies which appear to be viable when an investment is initiated may be precluded by the time the investment is ready to be realized due to economic, legal or other reasons, and the Fund may not be able to sell assets when the Fund desires to do so or to realize what the Adviser perceives to be the fair value of its assets in the event of a sale. Further, although the Adviser may at the time of making investments expect a certain portion of such investments to be refinanced or repaid before maturity, depending on economic conditions, interest rates and other variables, borrowers may not finance or repay loans early. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale. In addition, in times of extreme market disruption, there may be no market at all for one or more asset classes, potentially resulting in the inability of the Fund to dispose of its assets for an indefinite period of time. Even if investments are successful, they are unlikely to produce a realized return to Shareholders for a period of years. Furthermore, a portion of interest on investments may be paid in kind rather than in cash to the Fund.

The Fund is Subject to Risks Relating to Priority of Repayment of Debt Investments. The characterization of an investment as senior debt or senior secured debt does not mean that such debt will necessarily have repayment priority with respect to all other obligations of a portfolio company. Portfolio companies may have, and/or may be permitted to incur, other debt and liabilities that rank equally with or senior to the senior loans in which the Fund invests. If other indebtedness is incurred that ranks in parity in right of payment or proceeds of collateral with respect to debt securities in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors in the event of a liquidation, reorganization, insolvency, dissolution or bankruptcy of such a portfolio company. Where the Fund holds a first lien to secure senior indebtedness, the portfolio companies may be permitted to issue other senior loans with liens that rank junior to the first liens granted to the Fund. The intercreditor rights of the holders of such other junior lien debt may, in any liquidation, reorganization, insolvency, dissolution or bankruptcy of such a portfolio company, affect the recovery that the Fund would have been able to achieve in the absence of such other debt.

Even where the senior loans held by the Fund are secured by a perfected lien over a substantial portion of the assets of a portfolio company and its subsidiaries, the portfolio company and its subsidiaries will often be able to incur a substantial amount of additional indebtedness, which may have an exclusive lien over particular assets. For example, debt and other liabilities incurred by non-guarantor subsidiaries of portfolio companies will be structurally senior to the debt held by the Fund. Accordingly, any such debt and other liabilities of such subsidiaries would, in the event of liquidation, dissolution, insolvency, reorganization or bankruptcy of such subsidiary, be repaid in full before any distributions to an obligor of the loans held by the Fund. Furthermore, these other assets over which other lenders have a lien may be substantially more liquid or valuable than the assets over which the Fund has a lien. It is expected that the Fund will also invest in second-lien secured debt, which compounds the risks described in this paragraph.

The Fund is Subject to Risks Relating to Certain Guarantees. The Fund may invest in debt that is guaranteed by a subsidiary of the issuer. In some circumstances, guarantees of secured debt issued by subsidiaries of a portfolio company and held by the Fund may be subject to fraudulent conveyance or similar avoidance claims made by other creditors of such subsidiaries under applicable insolvency laws. As a result, such creditors may take priority over the claims of the Fund under such guarantees. Under federal or state fraudulent transfer law, a court may void or otherwise decline to enforce such debt and the Fund would no longer have any claim against such portfolio company or the applicable guarantor. In addition, the court might direct the Fund to disgorge any amounts already received from the portfolio company or a guarantor. In some cases, significant subsidiaries of portfolio companies may not guarantee the obligations of the portfolio company; in other cases, a portfolio company may have the ability to release subsidiaries as guarantors of the portfolio company’s obligations. The repayment of such investments may depend on cash flow from subsidiaries of a portfolio company that are not themselves guarantors of the portfolio company’s obligations.

The Fund is Subject to Risks Relating to Secured Loans. Most of the loans held by the Fund are expected to be secured. These investments may be subject to the risk that the Fund’s security interests in the underlying collateral are not properly or fully perfected. Compounding these risks, the collateral securing debt investments will often be subject to casualty or devaluation risks.

The Fund is Subject to Risks Relating to Senior Secured Debt and Unitranche Debt. When the Fund invests in senior secured term debt and unitranche debt, it will generally take a security interest in the available assets of these portfolio companies, including equity interests in their subsidiaries. There is a risk that the collateral securing the Fund’s investments may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. Also, in some circumstances, the Fund’s security interest could be subordinated to claims of other creditors. In addition, any deterioration in a portfolio company’s financial condition and prospects, including any inability on its part to raise additional capital, may result in the deterioration in the value of the related collateral. Consequently, the fact that debt is secured does not guarantee that the Fund will receive principal and interest payments according to the investment terms or at all, or that the Fund will be able to collect on the investment should the Fund be forced to enforce its remedies.

The Fund is Subject to Business and Credit Risks. Investments made by the Fund generally will involve a significant degree of financial and/or business risk. The securities in which the Fund invests may pay fixed, variable or floating rates of interest, and may include zero-coupon obligations or interest that is paid-in-kind (which tend to increase business and credit risks if an investment becomes impaired because there would be little to no realized proceeds through cash interest payments prior to such impairment). These types of securities are subject to the risk of the issuer’s inability to make principal and interest payments on its obligations (i.e., credit risk) and are also subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

Business risks may be more significant in smaller portfolio companies or those that are embarking on a build-up or operating turnaround strategy. Such companies may have no or short operating histories, new technologies and products and their management teams may have limited experience working together, all of which enhance the difficulty of evaluating these investment opportunities. The management of such companies will need to implement and maintain successful finance personnel and other operational strategies and resources in order to become and remain successful. Other substantial operational risks to which such companies are subject include uncertain market acceptance of the company’s services, a potential regulatory risk for new or untried and/or untested business models (if applicable), products and services to the extent they relate to regulated activities in the relevant jurisdiction, high levels of competition among similarly situated companies, lower capitalizations and fewer financial resources and the potential for rapid organizational or strategic change. Such companies will have no or short operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow.

The Fund’s Investments May be Affected by Force Majeure Events. The instruments in which the Fund invests may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a portfolio company to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a portfolio company of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more companies or its assets, could result in a loss, including if the Fund’s investment in such issuer is cancelled, unwound or acquired (which could be without what the Adviser considers to be adequate compensation). Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. To the extent the Fund is exposed to investments in issuers that as a group are exposed to such force majeure events, the Fund’s risks and potential losses are enhanced.

The Fund is Subject to Risks Relating to Infectious Disease and Pandemics. Certain illnesses spread rapidly and have the potential to significantly adversely affect the global economy. Outbreaks such as the severe acute respiratory syndrome, avian influenza, H1N1/09, and, most recently, the coronavirus (COVID-19), or other similarly infectious diseases may have material adverse impacts on the Fund, the Adviser, their respective affiliates and portfolio companies. Actual pandemics, or fear of pandemics, can trigger market disruptions or economic turndowns with the consequences described above. The Adviser cannot predict the likelihood of disease outbreaks occurring in the future nor how such outbreaks may affect the Fund’s investments.

The outbreak of disease epidemics may result in the closure of the Adviser’s and/or a portfolio company’s offices or other businesses, including office buildings, retail stores and other commercial venues and could also result in (a) the lack of availability or price volatility of raw materials or component parts necessary to a portfolio company’s business which may adversely affect the ability of a portfolio company to perform its obligations, (b) disruption of regional or global trade markets and/or the availability of capital, (c) the availability of leverage, including an inability to obtain indebtedness at all or to the Fund’s desired degree, and less favorable timing of repayment and other terms with respect to such leverage, (d) trade or travel restrictions which impact a portfolio company’s business and/or (e) a general economic decline and have an adverse impact on the Fund’s value, the Fund’s investments, or the Fund’s ability to make new investments.

If a future pandemic occurs (including a recurrence of COVID-19) during a period when the Fund expects to be harvesting its investments, the Fund may not achieve its investment objective or may not be able to realize its investments within the Fund’s term.

The Fund May Invest in Loans with Limited Amortization Requirements. The Fund may invest in loans that have limited mandatory amortization requirements. While such a loan may obligate a portfolio company to repay the loan out of asset sale proceeds or with annual excess cash flow, such requirements may be subject to substantial limitations and/or “baskets” that would allow a portfolio company to retain such proceeds or cash flow, thereby extending the expected weighted average life of the investment. In addition, a low level of amortization of any debt over the life of the investment may increase the risk that a portfolio company will not be able to repay or refinance the loans held by the Fund when they come due at their final stated maturity.

The Fund is Subject to Risks Relating to Potential Early Redemption of Some Investments. The terms of loans in which the Fund invests may be subject to early redemption features, refinancing options, prepayment options or similar provisions which, in each case, could result in the issuer repaying the principal of an obligation held by the Fund earlier than expected, either with no or a nominal prepayment premium. This may happen when there is a decline in interest rates, or when the borrower’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt or when general credit market conditions improve. Assuming an improvement in the credit market conditions, early repayments of the debt held by the Fund could increase. There is no assurance that the Fund will be able to reinvest proceeds received from prepayments in assets that satisfy its investment objective, and any delay in reinvesting such proceeds may materially affect the performance of the Fund. Conversely, if the prepayment does not occur within the expected timeframe or if the debt does not otherwise become liquid, the Fund may continue in operation for longer than expected or the Fund may make distributions in kind.

The Fund is Subject to Risks Relating to Licensing Requirements. Certain banking and regulatory bodies or agencies in or outside the United States may require the Fund, the Adviser, its affiliates and/or certain of their respective employees to obtain licenses or authorizations to engage in many types of lending activities including the origination of loans. It may take a significant amount of time and expense to obtain such licenses or authorizations and the Fund may be required to bear the cost of obtaining such licenses and authorizations. There can be no assurance that any such licenses or authorizations would be granted or, if granted, whether any such licenses or authorizations would impose restrictions on the Fund. Such licenses or authorizations may require the disclosure of confidential information about the Fund, Shareholders or their respective affiliates, including the identity, financial information and/or information regarding the Shareholders and their officers and trustees. The Fund may not be willing or able to comply with these requirements. Alternatively, the Adviser and/or its affiliates may be compelled to structure certain potential investments in a manner that would not require such licenses and authorizations, although such transactions may be inefficient or otherwise disadvantageous for the Fund and/or any relevant portfolio company, including because of the risk that licensing authorities would not accept such structuring alternatives in lieu of obtaining a license or authorization. The inability of the Fund, the Adviser, the Adviser’s affiliates and/or certain of their respective employees to obtain necessary licenses or authorizations, the structuring of an investment in an inefficient or otherwise disadvantageous manner, or changes in licensing regulations, could adversely affect the Fund’s ability to implement its investment program and achieve its intended results.

The Fund is Subject to Risks Relating to Minority Investments and Joint Ventures. The Fund may make minority equity investments in entities in which the Fund does not control the business or affairs of such entities. In addition, the Fund may co-invest with other parties through partnerships, joint ventures or other entities and the Adviser may share management fees and/or other forms of compensation with such parties. The Adviser expects that in some cases the Fund will have control over, or significant influence on, the decision making of joint ventures. However, in other cases, in particular with respect to certain terms, amendments and waivers related to the underlying loans, the joint venture partner may have controlling or blocking rights (including because certain decisions require unanimous approval of the joint venture partners) or a tie vote among joint venture partners may be resolved by an appointed third party. Where a joint venture partner or third party has controlling or blocking rights or decision-making power with respect to a joint venture matter, there can be no assurance that the matter will be resolved in the manner desired by the Fund. In addition, these types of voting arrangements may slow the decision-making process and hinder the joint venture’s ability to act quickly.

Cooperation among joint venture partners or co-investors on existing and future business decisions will be an important factor for the sound operation and financial success of any joint venture or other business in which the Fund is involved. In particular, a joint venture partner or co-investor may have economic or business interests or goals that are inconsistent with those of the Fund, and the Fund may not be in a position to limit or otherwise protect the value of one or more of the Fund’s investments. Disputes among joint venture partners or co-investors over obligations, expenses or other matters could have an adverse effect on the financial conditions or results of operations of the relevant businesses. In addition, the Fund may in certain circumstances be liable for actions of its joint venture partners.

In certain cases, conflicts of interest may arise between the Fund and a joint venture partner, for example, because the joint venture partner has invested in a different level of the issuer’s capital structure or because the joint venture partner has different investment goals or timelines. There can be no assurance that a joint venture partner with divergent interests from the Fund will cause the joint venture to be managed in a manner that is favorable to the Fund. In addition, it is anticipated that the Fund could be invested in debt instruments issued by a joint venture entity while one or more Other HPS Investors will be invested in equity interests in such entity or vice versa, which presents certain potential conflicts of interest with respect to the capital structure of such entity.

The Fund is Subject to Risks from Provision of Managerial Assistance and Control Person Liability. The Fund may obtain rights to participate in the governance of certain of the Fund’s portfolio companies. In such instances, the Fund typically will designate board members to serve on the boards of portfolio companies. The designation of representatives and other measures contemplated could expose the assets of the Fund to claims by a portfolio company, its security holders and its creditors, including claims that the Fund is a controlling person and thus is liable for securities laws violations and other liabilities of a portfolio company. The exercise of control over a company may impose additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations (including securities laws) or other types of liability in which the limited liability generally characteristic of business ownership may be ignored. If these liabilities were to arise, the Fund might suffer a significant loss. These measures also could result in certain liabilities in the event of the bankruptcy or reorganization of a portfolio company, could result in claims against the Fund if the designated board members violate their fiduciary or other duties to a portfolio company or fail to exercise appropriate levels of care under applicable corporate or securities laws, environmental laws or other legal principles, and could expose the Fund to claims that it has interfered in management to the detriment of a portfolio company. While the Adviser intends to operate the Fund in a way that will minimize the exposure to these risks, the possibility of successful claims cannot be precluded, nor can there be any assurance as to whether laws, rules, regulations and court decisions will be expanded or otherwise applied in a manner that is adverse to portfolio companies and the Fund and the Shareholders.

The Fund is Subject to Risks of Investments in Certain Countries. The Fund may make investments in a number of different countries, some of which may prove unstable. Depending on the country in which a portfolio company is located, such investments may involve a number of risks, including the risk of adverse political developments such as nationalization, confiscation without fair compensation or war, and the risk of regulations which might prevent the implementation of cost cutting or other operational improvements.

A portion of the Fund’s assets may be invested in loans denominated in currencies other than the U.S. dollar or the price of which is determined with references to such currencies. As a result, any fluctuation in exchange rates will affect the value of investments. Furthermore, the Fund may incur costs in connection with conversions between various currencies.

Investments in corporations or assets in certain countries may require significant government approvals under corporate, securities, exchange control, foreign investment and other similar laws. In addition, such investments may give rise to taxes in local jurisdictions, for which a Shareholder may not be entitled to any corresponding credit or tax benefit to a Shareholder. Such investments may also give rise to tax filing obligations for Shareholders in these jurisdictions, although the Adviser may structure such investments so as to prevent such obligations from being imposed on Shareholders. Also, some governments from time to time may impose restrictions intended to prevent capital flight, which may, for example, involve punitive taxation (including high withholding taxes) on certain securities or asset transfers or the imposition of exchange controls making it difficult or impossible to exchange or repatriate the local currency. In addition, the laws of various countries governing business organizations, bankruptcy and insolvency may make legal action difficult and provide little, if any, legal protection for investors.

The availability of information within developing countries and emerging market jurisdictions, including information concerning their economies and the securities of companies in such countries, and the amount of government supervision and regulation of private companies in developing countries, generally is more limited than is the case in more developed countries. The accounting, auditing and financial reporting standards and practices of certain countries may not be equivalent to those employed in more developed countries and may differ in fundamental respects. Accordingly, the Fund’s ability to conduct due diligence in connection with their investments and to monitor the investments may be adversely affected by these factors. The Fund may not be in a position to take legal or management control of its investments in certain countries. It may have limited legal recourse in the event of a dispute, and remedies might have to be pursued in the courts of the country in question where it may be difficult to obtain and enforce a judgment.

The Fund is Subject to Risks Relating to the Euro, the Eurozone and Brexit. On January 31, 2020 the United Kingdom (the “UK”) formally left the European Union (the “EU”). Following its withdrawal from the EU, the UK entered into a transition period, during which EU law continued to apply in the UK whilst the UK government and the EU negotiated the terms of their future relationship. The transition period expired on December 31, 2020, and EU law no longer applies in the UK. The UK and the EU have agreed to a trade and cooperation agreement pursuant to which there will be no tariffs or quotas on goods traded between the UK and the EU. However, services are not comprehensively covered in the agreement and negotiations are ongoing in relation to provision of financial services in particular. Political and economic uncertainty and periods of exacerbated volatility in both the UK and in wider European markets may continue for some time. It also remains possible that the UK’s withdrawal from the EU may lead to a call for similar referenda in other European jurisdictions, which may cause increased economic volatility in the European and global markets. This mid- to long-term uncertainty may have an adverse effect on the economy generally and on the ability of the Fund to execute its strategy and to receive attractive returns. In particular, currency volatility may mean that the returns of the Fund are adversely affected by market movements and may make it more difficult, or more expensive, for the Fund to execute prudent currency hedging policies. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential downgrading of the UK’s sovereign credit rating, may also have an impact on the performance of investments located in the UK or Europe. In light of the above, no definitive assessment can currently be made regarding the impact that Brexit will have on the Fund, its portfolio companies or its investments.

The Fund is Subject to Risks Relating to Derivatives. Generally, derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates, commodities, related indexes and other assets. The Fund may, directly or indirectly, use various derivative instruments including options contracts, futures contracts, swaps, forward contracts, options on futures contracts, indexed securities and swap agreements for risk management purposes. The Fund also may use derivative instruments to approximate or achieve the economic equivalent of an otherwise permitted investment (as if the Fund directly invested in the loans, claims or securities of the subject issuer) or if such instruments are related to an otherwise permitted investment. The Fund’s use of derivative instruments involves investment risks and transaction costs to which the Fund would not be subject absent the use of these instruments and, accordingly, may result in losses that would not occur if such instruments had not been used. The use of derivative instruments may entail risks including, among others, leverage risk, volatility risk, duration mismatch risk, correlation risk and counterparty risk.

The Fund’s Ability to Enter into Transactions Involving Derivatives and Financial Commitment Transactions May be Limited. In August 2022, Rule 18f-4 under the 1940 Act, regarding the ability of a BDC (or a registered investment company) to use derivatives and other transactions that create future payment or delivery obligations (including reverse repurchase agreements and similar financing transactions), became effective. Under the newly adopted rule, BDCs that make significant use of derivatives are subject to a value-at-risk leverage limit, a derivatives risk management program, testing requirements, and requirements related to board reporting. These new requirements will apply unless the BDC qualifies as a “limited derivatives user,” as defined in the rule. Under the new rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Under the final rule, when the Fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, the Fund needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. The Fund intends to operate as a “limited derivatives user,” and these requirements may limit the Fund’s ability to use derivatives and/or enter into certain other financial contracts.

Changes in Interest Rates May Adversely Affect the Fund’s Investments. Many loans, especially fixed rate loans, decline in value when long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to the Fund, which may negatively affect cash available for distribution to Shareholders. In addition, in a low interest rate environment, borrowers may be less likely to prepay their debts and loans may therefore remain outstanding for a longer period of time.

The Fund is Subject to Risks Relating to Contingent Liabilities. The Fund is expected to incur contingent liabilities in connection with an investment from time to time. For example, in connection with the disposition of an investment, the Fund may be required to make representations about the business and financial affairs of the underlying assets or business, or be responsible for the contents of disclosure documents. These arrangements may result in the incurrence of accrued expenses, liabilities or contingencies for which the Fund may establish reserves or escrow accounts. The Fund also expects to invest in a delayed draw or revolving credit facility. If the borrower subsequently draws down on the facility, the Fund would be obligated to fund the amounts due. The Fund may incur numerous other types of contingent liabilities. There can be no assurance that the Fund will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on the Fund.

The Fund is Subject to Risks Relating to High Yield Debt. The Fund may invest in “higher yielding” (and, therefore, generally higher risk) debt securities. In most cases, such debt will be rated below “investment grade” or will be unrated and face ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. There are no restrictions on the credit quality of the Fund’s loans. The market for high-yield securities has experienced periods of volatility and reduced liquidity. The market values of certain of these debt securities may reflect individual corporate developments. It is likely that a general economic recession or a major decline in the demand for products and services, in which the obligor operates, could have a materially adverse impact on the value of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these debt securities.

The Fund is Subject to Risks Relating to Investments in Unsecured Debt. The Fund may invest a portion of its investment portfolio in unsecured indebtedness, whereas all or a significant portion of the issuer’s senior indebtedness may be secured. In such situations, the ability of the Fund to influence a portfolio company’s affairs, especially during periods of financial distress or following an insolvency, is likely to be substantially less than that of senior creditors.

The Fund is Subject to Risks Relating to Subordinated Loans. The Fund may acquire and/or originate subordinated loans. If a borrower defaults on a subordinated loan or on debt senior to the Fund’s loan, or in the event of the bankruptcy of a borrower, the loan held by the Fund will be satisfied only after the senior loans are repaid in full. Under the terms of typical subordination agreements, senior creditors may be able to block the acceleration of the subordinated debt or the exercise by holders of subordinated debt of other rights they may have as creditors. Accordingly, the Fund may not be able to take the steps necessary or sufficient to protect its investments in a timely manner or at all. In addition, subordinated loans may not always be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency. If a borrower declares bankruptcy, the Fund may not have full or any recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. Further, the Adviser’s ability to amend the terms of the Fund’s loans, assign its loans, accept prepayments, exercise its remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings may be limited by intercreditor arrangements. In addition, the risks associated with subordinated loan securities include a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including a sustained period of rising interest rates or an economic downturn) may adversely affect the borrower’s ability to pay principal and interest on its loan. Many obligors on subordinated loan securities are highly leveraged, and specific developments affecting such obligors, including reduced cash flow from operations or the inability to refinance debt at maturity, may also adversely affect such obligors’ ability to meet debt service obligations. The level of risk associated with investments in subordinated loans increases if such investments are loans of distressed or below investment grade issuers. Default rates for subordinated loan securities have historically been higher than has been the case for investment grade securities.

The Fund is Subject to Risks Relating to Non-Recourse Obligations. The Fund may invest in non-recourse obligations of issuers. Such obligations are payable solely from proceeds collected in respect of collateral pledged by an issuer to secure such obligations. None of the owners, officers, directors or incorporators of the issuers, board members, any of their respective affiliates or any other person or entity will be obligated to make payments on the obligations. Consequently, the Fund, as holder of the obligations, must rely solely on distributions of proceeds of collateral debt obligations and other collateral pledged to secure obligations for payments due in respect of principal thereof and interest thereon. If distributions of such proceeds are insufficient to make payments on the obligations, no other assets will be available for such payments and following liquidation of all the collateral, the obligations of the issuers to make such payments will be extinguished.

The Fund is Subject to Risks Relating to Publicly-Traded Securities. Although not the investment focus of the Fund, the Fund may invest in publicly traded equity and debt securities. These investments are subject to certain risks, including the risk of loss from counterparty defaults, the risks arising from the volatility of the global fixed-income and equity markets, movements in the stock market and trends in the overall economy, increased obligations to disclose information regarding such companies, increased likelihood of shareholder litigation against such companies’ board members, which may include personnel of the Adviser or its affiliates, regulatory action by the SEC and increased costs associated with each of the aforementioned risks. When buying a publicly traded security or other publicly traded instruments, the Fund may be unable to obtain financial covenants or other contractual rights that the Fund might otherwise be able to obtain in making privately-negotiated investments. Moreover, the Fund may not have the same access to information in connection with investments in publicly traded securities or other publicly traded instruments, either when investigating a potential investment or after making an investment, as compared to a privately-negotiated investment. Publicly traded securities that are rated by rating agencies are often reviewed and may be subject to downgrade, which generally results in a decline in the market value of such security. Furthermore, the Fund may be limited in its ability to make investments and to sell existing investments in public securities or other publicly traded instruments because HPS or its affiliates may have material, non-public information regarding the issuers of those securities or as a result of other policies of HPS or its affiliates. Accordingly, there can be no assurance that the Fund will make investments in public securities or other publicly traded instruments or, if it does, as to the amount it will invest. The inability to sell such securities or instruments in these circumstances could materially adversely affect the investment results of the Fund.

The Fund is Subject to Risks Associated with Originating Loans to Companies in Distressed Situations. As part of its lending activities, the Fund or its affiliates may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Fund, they involve a substantial degree of risk. Issuers of lower-rated securities generally are more vulnerable to real or perceived economic changes, political changes or adverse industry developments. If an issuer’s financial condition deteriorates, accurate financial and business information may be limited or unavailable. In addition, lower-rated investments may be thinly traded and there may be no established secondary or public market. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s loans or the prospects for a successful reorganization or similar action.

The Fund is Subject to Risks Associated with Investments that May Become Distressed. The Fund may make investments that become distressed due to factors outside the control of the Adviser. There is no assurance that there will be sufficient collateral to cover the value of the loans and/or other investments purchased by the Fund or that there will be a successful reorganization or similar action of the company or investment which becomes distressed. In any reorganization or liquidation proceeding relating to a company in which the Fund invests, the Fund may lose its entire investment, may be required to accept cash or securities with a value less than the Fund’s original investment and/or may be required to accept payment over an extended period of time. Under such circumstances, the returns generated from the Fund’s investments may not compensate the shareholders adequately for the risks assumed. For example, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated, or disallowed, or may be found liable for damage suffered by parties as a result of such actions. In addition, under circumstances involving a portfolio company’s insolvency, payments to the Fund and distributions by the Fund to the shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment. Investments in restructurings involving non-U.S. portfolio companies may be subject to various laws enacted in the countries of their issuance for the protection of creditors. These considerations will differ depending on the country in which each portfolio company is located or domiciled.

Troubled company and other asset-based investments require active monitoring and may, at times, require participation in business strategy or reorganization proceedings by the Adviser and/or its affiliates. To the extent that the Adviser and/or its affiliates becomes involved in such proceedings, the Fund may have participated more actively in the affairs of the company than that assumed generally by a passive investor. In addition, involvement by the Adviser and/or its affiliates in an issuer’s or portfolio company’s reorganization proceedings could result in the imposition of restrictions limiting the Fund’s ability to liquidate its position in the issuer and/or portfolio company. Such investments would likely take more time to realize before generating any returns and may not generate income during the course of reorganization.

The Fund is Subject to Risks Associated with Management of Distressed Investments. HPS or its affiliates that are generally responsible for managing distressed and opportunistic investments, principals or employees (the “Affiliated Group”) are actively engaged in advisory and management services for multiple collective investment vehicles and managed accounts (each, an “Affiliated Group Account” and together, the “Affiliated Group Accounts”). Certain investments of the Fund may become distressed (a “Distressed Investment”), including as a result of an underlying portfolio company or issuer of an investment undergoing financial stress, restructuring or bankruptcy. In such an event, HPS or its affiliates may supplement the investment team generally responsible for the management of the Fund’s portfolio with other investment professionals of HPS or its affiliates that are generally responsible for managing distressed and opportunistic investments on behalf of Affiliated Group Accounts (the “Distressed Investment Team”). The Distressed Investment Team may employ different investment or trading strategies with respect to the Distressed Investments than those that would otherwise have been employed by the investment team. In addition, the investment or trading strategies employed by the Distressed Investment Team with respect to the Distressed Investments may be influenced by investment decisions it makes, or strategies it employs, in managing similar investments for the benefit of the Affiliated Group Accounts. However, the investment or trading strategy for the Fund may be different than the strategy it employs in managing distressed or opportunistic investments in the Affiliated Group Accounts and, accordingly, such investments may produce different investment results for the Fund and the Affiliated Group Accounts. The Adviser will seek to manage the Fund, and HPS and the Adviser will seek to manage the

Affiliated Group Accounts, in accordance with their respective investment objectives and guidelines; however, the Affiliated Group including the Distressed Investment Team, may give advice and take action with respect to any current or future Affiliated Group Accounts that may compete or conflict with the advice given to the Fund, including with respect to the timing or nature of actions relating to certain investments.

The Fund is Subject to Risks Associated with Acquisitions of Portfolios of Loans. The Fund may invest in portfolios of loans. The Fund is unlikely to be able to evaluate the credit or other risks associated with each of the underlying borrowers or negotiate the terms of underlying loans as part of its acquisition but instead must evaluate and negotiate with respect to the entire portfolio of loans or, in the case where the Fund invests in contractual obligations to purchase portfolios of loans subsequently originated by a third party, with respect to the origination and credit selection processes of such third party rather than based on characteristics of a static portfolio of loans. As a result, one or more of the underlying loans in a portfolio may not include some of the characteristics, covenants and/or protections generally sought when the Fund acquires or originates individual loans. Furthermore, while some amount of defaults are expected to occur in portfolios, defaults in or declines in the value of investments in excess of these expected amounts may have a negative impact on the value of the portfolio and may reduce the return that the Fund receives in certain circumstances.

The Fund is Subject to Risks Associated with Revolver, Delayed-Draw and Line of Credit Investments. The Fund is expected to, from time to time, incur contingent liabilities in connection with an investment. For example, the Fund expects to make investments that are structured as “revolvers,” “delayed-draws” or “lines of credit.” These types of investments generally have funding obligations that extend over a period of time, and if the portfolio company subsequently draws down on the revolver or delayed-draw facility or on the line of credit, the Fund would be obligated to fund the amounts due. However, there can be no assurance that a borrower will ultimately draw down on any such loan, in which case the Fund may never fund the investment (in full or in part), which may result in inefficient deployment of capital. There can be no assurance that the Fund will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on the Fund.

It is possible that a revolver, delayed-draw or line of credit investment would be bifurcated into separate investments, with certain investors (which may or may not include the Fund) participating in the initial drawdowns and other investors (which may or may not include the Fund) participating in the later drawdowns. In this situation, it is possible that investors that participate in the initial funding of an investment may receive certain economic benefits in connection with such initial funding, such as original issue discount, closing payments, or commitment fees and these benefits are expected to be allocated based on participation in the initial funding, regardless of participation in future funding obligations. Conversely, the investors participating only in the later funding obligations will have the benefit of the most recent portfolio company performance information in evaluating their investment whereas the investors that participated in the initial drawdowns (which may or may not include the Fund) will be obligated in any event to fund such later funding obligations. In certain cases, the Fund may participate in the initial funding of an investment, but may not participate in later-arising funding obligations (i.e., the revolver, delayed-draw or line of credit portions) related to such investment, including because of capacity limitations that an investment vehicle may have for making new revolver, delayed-draw investments or lines of credit or because HPS or any of its affiliates forms a new investment fund focused on investing in revolvers, delayed-draw investments and lines of credit. As a result, the Fund may be allocated a smaller or larger portion of revolver, delayed-draw investments or lines of credit than other investors participating in the loan. Where the Fund and any other participating investors have not participated in each funding of an investment on a pro rata basis, conflicts of interest may arise between the Fund and the other investors as the interests of the Fund and the other investors may not be completely aligned with respect to such investment. In addition, a revolver, delayed draw investment or line of credit may be senior to the rest of the loan or to the initial funding, and as a result, the interests of the Fund may not be aligned with other participating investors. There can be no assurance that the Fund will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on the Fund.

The Fund is Subject to Risks Associated with Subordinated Debt Tranches. The Fund may make investments in securities, including senior or subordinated and equity tranches, issued by CLOs, including CLOs for which HPS or its subsidiary acts as the collateral manager. Investments in CLO securities are complex and are subject to a number of risks related to, among other things, changes in interest rates, the rate of defaults and recoveries in the collateral pool, prepayment rates, terms of loans purchased to replace loans in the collateral pool which have pre-paid, the exercise of remedies by more senior tranches and the possibility that no market will exist when the Fund seeks to sell its interests in CLO securities. If a CLO fails to satisfy one of the coverage tests provided in its indenture, all distributions on those CLO securities held by the Fund will cease until that CLO brings itself back into compliance with such coverage tests. CLO securities represent leveraged investments in the underlying collateral held by the CLO issuer. The use of leverage creates risk for the holders because the leverage increases their exposure to losses with respect to the collateral. As a result, the occurrence of defaults with respect to only a small portion of the collateral could result in the substantial or complete loss of the investment in the CLO securities. Payments of principal of, and interest on, debt issued by CLOs, and dividends and other distributions on subordinated and equity tranches of a CLO, are subject to priority of payments. CLO equity is subordinated to the prior payment of all obligations under debt securities. Further, in the event of default under any debt securities issued by a CLO, and to the extent that any elimination, deferral or reduction in payments on debt securities occurs, such elimination will be borne first by CLO equity and then by the debt securities in reverse order of seniority. Thus, the greatest risk of loss relating to defaults on the collateral held by CLOs is borne by the CLO equity.

The Fund is Subject to Risks Associated with Forming CLOs. To finance investments, we may securitize certain of our secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers.

If we create a CLO, we will depend in part on distributions from the CLO’s assets out of its earnings and cash flows to enable us to make distributions to Shareholders. The ability of a CLO to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. Also, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLO’s debt, which could impact our ability to receive distributions from the CLO. If we do not receive cash flow from any such CLO that is necessary to satisfy the annual distribution requirement for maintaining RIC status, and we are unable to obtain cash from other sources necessary to satisfy this requirement, we may not maintain our qualification as a RIC, which would have a material adverse effect on an investment in the shares.

In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to Shareholders. To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests in the CLO.

The collateral manager for a CLO that we create may be the Fund, the Adviser or an affiliate, and such collateral manager may be entitled to receive compensation for structuring and/or management services. To the extent the Adviser or an affiliate other than the Fund serves as collateral manager and the Fund is obligated to compensate the Adviser or the affiliate for such services, we, the Adviser or the affiliate will implement offsetting arrangements to assure that we, and indirectly, our Shareholders, pay no additional fees to the Adviser or the affiliate in connection therewith. To the extent the Fund serves as collateral manager, the Fund will receive no fees for providing such collateral management services.

The Fund is Subject to Risks Associated with Covenant-Lite Loans. Although the Fund generally expects the transaction documentation of some portion of the Fund’s investments to include covenants and other structural protections, a portion of the Fund’s investments may be composed of so-called “covenant-lite loans.”

Generally, covenant-lite loans either do not have certain maintenance covenants that would require the issuer to maintain debt service or other financial ratios or do not contain common restrictions on the ability of the issuer to change significantly its operations or to enter into other significant transactions that could affect its ability to repay such loans. Ownership of covenant-lite loans may expose the Fund to different risks, including with respect to liquidity, price volatility and ability to restructure loans, than is the case with loans that have financial maintenance covenants. As a result, the Fund’s exposure to losses may be increased, which could result in an adverse impact on the issuer’s ability to comply with its obligations under the loan.

The Fund is Subject to Risks Associated with Investing in Equity. The Fund may make certain equity investments. The value of these securities generally will vary with the performance of the issuer and movements in the equity markets. As a result, the Fund may suffer losses if it invests in equity of issuers whose performance diverges from the Adviser’s expectations or if equity markets generally move in a single direction. Equity investments generally will not feature any structural or contractual protections or payments that the Fund may seek in connection with its debt investments. In addition, investments in equity may give rise to additional taxes and/or risks and the Fund may hold these investments through entities treated as corporations for U.S. federal income tax purposes or other taxable structures which may reduce the return from such investments.

The Fund is Subject to Risks Associated with Investing in Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock, in each case, until the convertible security matures or is redeemed, converted or exchanged. Because of their embedded equity component, the value of convertible securities is sensitive to changes in equity volatility and price and a decrease in equity volatility and price could result in a loss for the Fund. The debt characteristic of convertible securities also exposes the Fund to changes in interest rates and credit spreads. The value of the convertible securities may fall when interest rates rise or credit spreads widen. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security. Generally, the amount of the premium decreases as the convertible security approaches maturity. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

The Fund is Subject to Risks Associated with Investing in Structured Credit Instruments. The Fund may invest in structured credit instruments. Structured securities are extremely complex and are subject to risks related to, among other things, changes in interest rates, the rate of defaults in the collateral pool, the exercise of redemption rights by more senior tranches and the possibility that a liquid market will not exist in when the Fund seeks to sell its interest in a structured security.

The Fund is Subject to Risks Associated with Assignments and Participations. The Fund may acquire investments directly, by way of assignment or indirectly by way of participation. The purchaser of an assignment of a loan obligation typically succeeds to all the rights and obligations of the selling institution and becomes a lender under the loan or credit agreement with respect to the loan obligation. In contrast, participations acquired in a portion of a loan obligation held by a selling institution typically result in a contractual relationship only with such selling institution, not with the obligor. Therefore, holders of indirect participation interests are subject to additional risks not applicable to a holder of a direct assignment interest in a loan. In purchasing a participation, the Fund generally would have no right to enforce compliance by the obligor with the terms of the loan or credit agreement or other instrument evidencing such loan obligation, nor any rights of set-off against the obligor, and the Fund may not directly benefit from the collateral supporting the loan obligation in which it has purchased the participation. As a result, the Fund would assume the credit risk of both the obligor and the selling institution, which would remain the legal owner of record of the applicable loan. In the event of the insolvency of the selling institution, the Fund may be treated as a general creditor of the selling institution in respect of the participation, may not benefit from any set-off exercised by the selling institution against the obligor and may be subject to any set-off exercised by the obligor against the selling institution. Assignments and participations are typically sold strictly without recourse to the selling institution, and the selling institution generally will make no representations or warranties about the underlying loan, the portfolio companies, the terms of the loans or any collateral securing the loans. Certain loans have restrictions on assignments and participations which may negatively impact the Fund’s ability to exit from all or part of its investment in a loan. In addition, if a participation interest is purchased from a selling institution that does not itself retain any portion of the applicable loan, such selling institution may have limited interests in monitoring the terms of the loan agreement and the continuing creditworthiness of the borrower.

The Fund is Subject to Risks Relating to Fraudulent Conveyances and Voidable Preferences by Issuers. Under U.S. legal principles, in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness (including a bankruptcy trustee), if a court were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness or for granting security, and that after giving effect to such indebtedness or such security, the issuer (a) was insolvent, (b) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate and avoid, in whole or in part, the obligation underlying an investment of the Fund as a constructive fraudulent conveyance. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply to determine whether the issuer was “insolvent” after giving effect to the incurrence of the indebtedness in which the Fund invested or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence.

In addition, it is possible a court may invalidate, in whole or in part, the indebtedness underlying an investment of the Fund as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the obligor or recover amounts previously paid by the obligor in satisfaction of such indebtedness. Moreover, in the event of the insolvency of an issuer of a portfolio company, payments made on its indebtedness could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before the portfolio company becomes a debtor in a bankruptcy case.

Even if the Fund does not engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance or preference law, there can be no assurance as to whether any lending institution or other party from which the Fund may acquire such indebtedness, or any prior holder of such indebtedness, has not engaged in any such conduct (or any other conduct that would subject such indebtedness to disallowance or subordination under insolvency laws) and, if it did engage in such conduct, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against the Fund so that the Fund’s claim against the issuer would be disallowed or subordinated.

The Fund is Subject to Risks Related to Bankruptcy. One or more of the issuers of an investment held by the Fund may become involved in bankruptcy or similar proceedings. There are a number of significant risks inherent in the bankruptcy process. First, many events in a bankruptcy are adversarial and beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a court would not approve actions which may be contrary to the interests of the Fund.

Reorganizations can be contentious and adversarial. Participants may use the threat of, as well as actual, litigation as a negotiating technique. Second, the duration of a bankruptcy case can only be roughly estimated. The bankruptcy process can involve substantial legal, professional and administrative costs to the company and the Fund, it is subject to unpredictable and lengthy delays, and during the process the company’s competitive position may erode, key management may depart and the company may not be able to invest adequately. In some cases, the company may not be able to reorganize and may be required to liquidate assets. Any of these factors may adversely affect the return on a creditor’s investment. Third, U.S. bankruptcy law permits the classification of “substantially similar” claims in determining the classification of claims in a reorganization for purpose of voting on a plan of reorganization. Because the standard for classification is vague, there exists a significant risk that the Fund’s influence with respect to a class of securities can be lost by the inflation of the number and the amount of claims in, or other gerrymandering of, the class. Fourth, in the early stages of the bankruptcy process it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain administrative costs and claims that have priority by law over the claims of certain creditors (for example, claims for taxes) may be substantial. Fifth, a bankruptcy may result in creditors and equity holders losing their ranking and priority as such if they are considered to have taken over management and functional operating control of a debtor. Sixth, the Fund may purchase creditor claims subsequent to the commencement of a bankruptcy case, and it is possible that such purchase may be disallowed by a court if it determines that the purchaser has taken unfair advantage of an unsophisticated seller, which may result in the rescission of the transaction (presumably at the original purchase price) or forfeiture by the purchaser.

Further, several judicial decisions in the United States have upheld the right of borrowers to sue lenders or bondholders on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender or bondholder has violated an implied or contractual duty of good faith and fair dealing owed to the borrower or issuer or has assumed a degree of control over the borrower or issuer resulting in the creation of a fiduciary duty owed to the borrower or issuer or its other creditors or Shareholders. Because of the nature of certain of the investments, the Fund could be subject to allegations of lender liability. Because of the potential of HPS or its affiliates to have investments in several positions in the same, different or overlapping levels of a portfolio company’s capital structure, the Fund may be subject to claims from creditors of a portfolio company that the investments should be equitably subordinated to the payment of other obligations of the portfolio company by reason of the conduct of the Fund or HPS and its affiliates. In addition, under certain circumstances, a U.S. bankruptcy court could also recharacterize claims held by the Fund as equity interests, and thereby subject such claims to the lower priority afforded equity claims in certain restructuring scenarios.

The Fund is Subject to Risks Related to Exit Financing. The Fund may invest in portfolio companies that are in the process of exiting, or that have recently exited, the bankruptcy process. Post-reorganization securities typically entail a higher degree of risk than investments in securities that have not undergone a reorganization or restructuring. Moreover, post-reorganization securities can be subject to heavy selling or downward pricing pressure after the completion of a bankruptcy reorganization or restructuring. If the Adviser’s evaluation of the anticipated outcome of an investment situation should prove incorrect, the Fund could experience a loss.

The Fund is Subject to Risks Related to Bankruptcy Involving Non-U.S. Companies. Investment in the debt of financially distressed companies domiciled outside the United States involves additional risks. Bankruptcy law and process may differ substantially from that in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain, while other developing countries may have no bankruptcy laws enacted, adding further uncertainty to the process for reorganization.

The Fund is Subject to Risks Relating to Creditors’ Committee and/or Board Participation. In connection with some of the investments, the Fund may, but is not obligated to, seek representation on official and unofficial creditors’ committees and/or boards (or comparable governing bodies) of the portfolio companies. While such representation may enable the Adviser to enhance the value of the investments, it may also prevent the Fund from disposing of the investments in a timely and profitable manner, because serving on a creditors’ committee increases the possibility that the Fund will be deemed an “insider” or a “fiduciary” of the portfolio company. If the Adviser concludes that its obligations owed to the other parties as a committee or group member conflict with its duties owed to the Fund, it may resign from that committee or group, and the Fund may not realize the benefits, if any, of participation on the committee or group. If representation on a creditors’ committee or board causes the Fund, the Adviser, or their respective affiliates to be deemed affiliates or related parties of the portfolio company, the securities of such portfolio company held by the Fund may become restricted securities, which are not freely tradable. Participation on a creditors’ committee and/or board representation may also subject the Fund to additional liability to which they would not otherwise be subject as an ordinary course, third-party investor. The Fund will indemnify the Adviser or any other person designated by the Adviser for claims arising from such board and/or committee representation, which could adversely affect the return on the investments. The Fund will attempt to balance the advantages and disadvantages of such representation when deciding whether and how to exercise its rights with respect to such portfolio companies, but changes in circumstances could produce adverse consequences in particular situations.

The Fund is Subject to Risks of Investments in Special Situations. The Fund’s investments may involve investments in ‘event-driven’ special situations such as recapitalizations, spinoffs, corporate and financial restructurings, litigation or other liability impairments, turnarounds, management changes, consolidating industries and other catalyst-oriented situations. Investments in such securities are often difficult to analyze, have limited trading histories and have limited in-depth research coverage and, therefore, may present an increased risk of loss to the Fund.

The Fund is Subject to Risks Associated with Real Estate. The Fund may invest in mortgage-backed securities, individual mortgages and other real estate credit investments. Investments in mortgage-backed securities are subject to the risks applicable to the risks described above in “ – The Fund is Subject to Risks Associated with Subordinated Debt Tranches,” as well as the risks applicable to real estate investments generally. With respect to particular real estate credit investments, real estate debt instruments that are in default may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and/or a substantial write-down of the principal of such debt instruments. Even if a restructuring were successful, a risk exists that upon maturity of such real estate debt instrument, replacement “takeout” financing will not be available. It is possible that the Adviser may find it necessary or desirable to foreclose on collateral securing one or more real estate debt instruments purchased by the Fund. The foreclosure process can be lengthy, uncertain and expensive. Real estate risks typically include fluctuations in the real estate markets, slowdown in demand for the purchase or rental of properties, changes in the relative popularity of property types and locations, the oversupply of a certain type of property, changes in regional, national and international economic conditions, adverse local market conditions, the financial conditions of tenants, buyers and sellers of properties, changes in building, environmental, zoning and other laws and other governmental rules and fiscal policies, changes in real property tax rates or the assessed values of the investments, changes in interest rates and the availability or terms of debt financing, changes in operating costs, risks due to dependence on cash flow, environmental claims arising in respect of real estate acquired with undisclosed or unknown environmental problems or as to which inadequate reserves had been established, uninsured casualties, risks due to dependence on cash flow and risks and operating problems arising out of the presence of certain construction materials, unavailability of or increased cost of certain types of insurance coverage, such as terrorism insurance, fluctuations in energy prices, acts of God, natural disasters and uninsurable losses, acts of war (declared and undeclared), terrorist acts, strikes and other factors which are not within the control of the Adviser.

The Fund is Subject to Risks Associated with Investments in Portfolio Companies in Regulated Industries. Certain industries are heavily regulated. The Fund may make loans to borrowers operating in industries that are subject to greater amounts of regulation than other industries generally. These more highly regulated industries may include, among others, energy and power, gaming and healthcare. Investments in borrowers that are subject to a high level of governmental regulation pose additional risks relative to loans to other companies generally. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures. If a portfolio company fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. A portfolio company also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. Governments have considerable discretion in implementing regulations that could impact a portfolio company’s business, and governments may be influenced by political considerations and may make decisions that adversely affect a portfolio company’s business. Additionally, certain portfolio companies may have a unionized workforce or employees who are covered by a collective bargaining agreement, which could subject any such portfolio company’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a portfolio company’s operations and profitability could suffer if it experiences labor relations problems. A work stoppage at one or more of any such portfolio company’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any such problems additionally may bring scrutiny and attention to the Fund, which could adversely affect the Fund’s ability to implement its investment objective.

The Fund is Subject to Risks Associated with Investments in Original Issue Discount and Payment-In-Kind Instruments. To the extent that we invest in original issue discount or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of our income, we will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following:

•

the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;

•

original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral;

•

an election to defer PIK interest payments by adding them to the principal on such instruments increases our future investment income which increases our net assets and, as such, increases the Adviser’s future base management fees;

•

market prices of PIK instruments and other zero-coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero-coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;

•	the deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument;

•

even if the conditions for income accrual under accounting principles generally accepted in the United States (“GAAP”) are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan;

•

for accounting purposes, cash distributions to investors representing original issue discount income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of original issue discount income may come from the cash invested by investors, the 1940 Act does not require that investors be given notice of this fact;

•

the required recognition of original issue discount or PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash component of our investment company taxable income that may require cash distributions to Shareholders in order to maintain our ability to maintain tax treatment as a RIC for U.S. federal income tax purposes; and

•	original issue discount may create a risk of non-refundable cash payments to the Adviser based on non-cash accruals that may never be realized.

The Fund is Subject to Risks Arising from Entering into a TRS Agreement. A total return swap (“TRS”) is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified security, basket of securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements.

A TRS is subject to market risk, liquidity risk and risk of imperfect correlation between the value of the TRS and the loans underlying the TRS. In addition, we may incur certain costs in connection with the TRS that could in the aggregate be significant. A TRS is also subject to the risk that a counterparty will default on its payment obligations thereunder or that we will not be able to meet our obligations to the counterparty.

The Fund is Subject to Risks Associated with Repurchase Agreements. Subject to our investment objective and policies, we may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future for the purchase price plus premium (which often reflects the interests). The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

The Fund is Subject to Risks Relating to Securities Lending Agreements. We may from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions if our asset coverage, as defined in the 1940 Act, would at least equal 150% (equivalent to $2 of debt outstanding for each $1 of equity) immediately after each such loan. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to brokers and other financial institutions that are believed by the Adviser to be of high credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral consisting of U.S. government securities, cash or cash equivalents (e.g., negotiable certificates of deposit, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal at all times to the market value of the securities lent. If the Fund enters into a securities lending arrangement, the Adviser, as part of its responsibilities under the Advisory Agreement, will invest the Fund’s cash collateral in accordance with the Fund’s investment objective and strategies. The Fund will pay the borrower of the securities a fee based on the amount of the cash collateral posted in connection with the securities lending program. The borrower will pay to the Fund, as the lender, an amount equal to any dividends or interest received on the securities lent.

The Fund may invest the cash collateral received only in accordance with its investment objective, subject to the Fund’s agreement with the borrower of the securities. In the case of cash collateral, the Fund expects to pay a rebate to the borrower. The reinvestment of cash collateral will result in a form of effective leverage for the Fund.

Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund, as the lender, will retain the right to call the loans and obtain the return of the securities loaned at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved. When engaged in securities lending, the Fund’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of interest through investment of cash collateral by the Fund in permissible investments.

Risks Relating to Certain Regulatory Matters

The Fund is Subject to Risks Relating to Regulations Governing the Fund’s Operation as a BDC. The Fund will not generally be able to issue and sell its Shares at a price below net asset value per share. The Fund may, however, sell Shares, or warrants, options or rights to acquire the Fund’s Shares, at a price below the then-current net asset value per share of the Fund’s Shares if the Fund’s Board determines that such sale is in the Fund’s best interests, and if investors approve such sale. In any such case, the price at which the Fund’s securities are to be issued and sold may not be less than a price that, in the determination of the Fund’s Board, closely approximates the market value of such securities (less any distributing commission or discount). If the Fund raises additional funds by issuing Shares or senior securities convertible into, or exchangeable for, its Shares, then the percentage ownership of investors at that time will decrease, and investors may experience dilution.

The Fund Must Invest a Sufficient Portion of Assets in Qualifying Assets. The Fund may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of the Fund’s total assets are qualifying assets.

The Fund believes that most of the investments that it may acquire in the future will constitute qualifying assets. However, the Fund may be precluded from investing in what it believes to be attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If the Fund does not invest a sufficient portion of its assets in qualifying assets, it could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent the Fund, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of its position) or could require the Fund to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If the Fund needs to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. The Fund may not be able to find a buyer for such investments and, even if a buyer is found, the Fund may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

If the Fund does not maintain its status as a BDC, it would be subject to regulation as a registered closed-end management investment company under the 1940 Act. As a registered closed-end management investment company, the Fund would be subject to substantially more regulatory restrictions under the 1940 Act which would significantly decrease its operating flexibility.

The Fund May Incur Significant Costs as a Result of Being an Exchange Act Reporting Company. If the Fund conducts a public offering and list its Shares on a national securities exchange, it will be subject to the reporting requirements under the Exchange Act. As an Exchange Act reporting company, the Fund would incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.

The Fund is not currently required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and the Fund will not be required to comply with certain of those requirements until it has been subject to the reporting requirements of the Exchange Act for a specified period of time. However, under current SEC rules, after listing the Fund will be required to report on its internal control over financial reporting pursuant to Section 404. The Fund will be required to review on an annual basis its internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in internal control over financial reporting. Accordingly, the Fund’s internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that the Fund will eventually be required to meet. In the event of a listing, the Fund will address its internal controls over financial reporting and establish formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Fund’s organization.

Prior to a listing, the Fund will begin the process of documenting its internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of internal controls over financial reporting. The Fund’s independent registered public accounting firm will not be required to formally attest to the effectiveness of its internal control over financial reporting until the later of the year following its first annual report required to be filed with the SEC, or the date the Fund is no longer an emerging growth company under the JOBS Act. Because the Fund does not currently have comprehensive documentation of its internal controls and has not yet tested any internal controls in accordance with Section 404, the Fund cannot conclude in accordance with Section 404 that it does not have a material weakness in internal controls or a combination of significant deficiencies that could result in the conclusion that the Fund has a material weakness in internal controls. After a listing, the Fund will, as a public entity, be required to complete its initial assessment in a timely manner. If the Fund is not able to implement the requirements of Section 404 in a timely manner or with adequate compliance following a listing, the Fund’s operations, financial reporting or financial results could be adversely affected. Matters impacting internal controls may cause the Fund to be unable to report its financial information on a timely basis and thereby subject the Fund to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of the Fund’s financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Fund and the reliability of the Fund’s financial statements. Confidence in the reliability of the Fund’s financial statements could also suffer if the Fund or its independent registered public accounting firm were to report a material weakness in the Fund’s internal controls over financial reporting.

New or Modified Laws or Regulations Governing Our Operations May Adversely Affect Our Business. The Fund’s portfolio companies and the Fund are subject to regulation by-laws at the U.S. federal, state, and local levels. These laws and regulations, as well as their interpretation, may change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations, and interpretations may also come into effect. Any such new or changed laws or regulations could have a material adverse effect on the Fund’s business. The effects of such laws and regulations on the financial services industry will depend, in large part, upon the extent to which regulators exercise the authority granted to them and the approaches taken in implementing regulations. President Biden may support an enhanced regulatory agenda that imposes greater costs on all sectors and on financial services companies in particular.

Future legislative and regulatory proposals directed at the financial services industry that are proposed or pending in the U.S. Congress may negatively impact the operations, cash flows or financial condition of the Fund or its portfolio companies, impose additional costs on portfolio companies or the Fund intensify the regulatory supervision of the Fund or its portfolio companies or otherwise adversely affect the Fund’s business or the business of its portfolio companies. Laws that apply to the Fund, either now or in the future, are often highly complex and may include licensing requirements. The licensing process can be lengthy and can be expected to subject the Fund to increased regulatory oversight. Failure, even if unintentional, to comply fully with applicable laws may result in sanctions, fines, or limitations on the ability of the Fund or the Adviser to do business in the relevant jurisdiction or to procure required licenses in other jurisdictions, all of which could have a material adverse effect on the Fund. In addition, if the Fund does not comply with applicable laws and regulations, it could lose any licenses that it then holds for the conduct of its business and may be subject to civil fines and criminal penalties.

Additionally, changes to the laws and regulations governing Fund operations, including those associated with RICs, may cause the Fund to alter its investment strategy in order to avail itself of new or different opportunities or result in the imposition of corporate-level taxes on us. Such changes could result in material differences to the Fund’s strategies and plans and may shift the Fund’s investment focus from the areas of expertise of the Adviser to other types of investments in which the Adviser may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on the Fund’s results of operations and the value of an investor’s investment. If the Fund invests in commodity interests in the future, the Adviser may determine not to use investment strategies that trigger additional regulation by the CFTC or may determine to operate subject to CFTC regulation, if applicable. If the Adviser or the Fund were to operate subject to CFTC regulation, the Fund may incur additional expenses and would be subject to additional regulation.

In addition, certain regulations applicable to debt securitizations implementing credit risk retention requirements that have taken effect in both the U.S. and in Europe may adversely affect or prevent the Fund from entering into securitization transactions. These risk retention rules will increase the Fund’s cost of funds under, or may prevent the Fund from completing, future securitization transactions. In particular, the U.S. Risk Retention Rules require the sponsor (directly or through a majority-owned affiliate) of a debt securitization, such as CLOs, in the absence of an exemption, to retain an economic interest in the credit risk of the assets being securitized in the form of an eligible horizontal residual interest, an eligible vertical interest, or a combination thereof, in accordance with the requirements of the U.S. Risk Retention Rules. Given the more attractive financing costs associated with these types of debt securitizations as opposed to other types of financing available (such as traditional senior secured facilities), this increases our financing costs, which increases the financing costs ultimately be borne by the Fund’s investors.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension by the Biden Administration could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of the Fund or otherwise adversely affect the Fund’s business, financial condition and results of operations.

We Are Subject to Risks Related to Corporate Social Responsibility. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities, which are increasingly considered to contribute to the long-term sustainability of a company’s performance. A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in investing in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions.

Our brand and reputation may be negatively impacted if we fail to act responsibly in a number of areas, such as considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand and our relationships with Shareholders, which could adversely affect our business and results of operations.

Additionally, new regulatory initiatives related to ESG could adversely affect our business. The SEC has proposed rules that, in addition to other matters, would establish a framework for reporting of climate-related risks. For example, the SEC has announced that it may require disclosure of certain ESG-related matters. There is a risk that a significant reorientation in the market following the implementation of these and further measures could be adverse to our portfolio companies if they are perceived to be less valuable as a consequence of, for example, their carbon footprint or “greenwashing” (i.e., the holding out of a product as having green or sustainable characteristics where this is not, in fact, the case). We are, and our portfolio companies may be, or could in the future become subject to the risk that similar measures might be introduced in other jurisdictions in the future. At this time, there is uncertainty regarding the scope of such proposals or when they would become effective (if at all). Compliance with any new laws or regulations increases our regulatory burden and could make compliance more difficult and expensive, affect the manner in which we or our portfolio companies conduct our businesses and adversely affect our profitability. On the other hand, certain state governments have begun to challenge the use of ESG factors in investment decisions, potentially setting up conflicting standards for the Fund to address.

Changes to the Dodd-Frank Act May Adversely Impact the Fund. The enactment of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other financial regulations curtailed certain investment activities of U.S. banks. As a result, alternative providers of capital (such as the Fund) were able to access certain investment opportunities on a larger scale. If the restrictions under the Dodd-Frank Act are curtailed or repealed, banks may be subject to fewer restrictions on their investment activities, thereby increasing competition with the Fund for potential investment opportunities. As a result, any changes to the Dodd-Frank Act may adversely impact the Fund.

The Fund is Subject to Risks Relating to Pay-to-Play Laws, Regulations and Policies. Many states, their subdivisions and associated pension plans have adopted so-called “pay-to-play” laws, rules, regulations or policies which prohibit, restrict or require disclosure of payments to, and/or certain contacts with, certain politicians or officials associated with public entities by individuals and entities seeking to do business with related entities, including seeking investments by public retirement funds in collective investment funds such as the Fund. The SEC also has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation with respect to a government plan investor for two years after the adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates for certain elected offices. If the Adviser, its affiliates or their respective employees or affiliates violate such pay-to-play laws, rules, regulations or policies, such non-compliance could have an adverse effect on the Fund by, for example, providing the basis for the ability of such government-affiliated pension plan investor to cease funding its obligations to the Fund.

The Fund is Subject to Risks Relating to Government Policies, Changes in Laws, and International Trade. Governmental regulatory activity, especially that of the Board of Governors of the U.S. Federal Reserve System, may have a significant effect on interest rates and on the economy generally, which in turn may affect the price of the securities in which the Fund plans to invest. High interest rates, the imposition of credit controls or other restraints on the financing of takeovers or other acquisitions could diminish the number of merger tender offers, exchange offers or other acquisitions, and as a consequence have a materially adverse effect on the activities of the Fund. Moreover, changes in U.S. federal, state, and local tax laws, U.S. federal or state securities and bankruptcy laws or in accounting standards may make corporate acquisitions or restructurings less desirable or make risk arbitrage less profitable. Amendments to the U.S. Bankruptcy Code or other relevant laws could also alter an expected outcome or introduce greater uncertainty regarding the likely outcome of an investment situation.

In addition, governmental policies could create uncertainty for the global financial system and such uncertainty may increase the risks inherent to the Fund and its activities. For example, in March 2018, the United States imposed an additional 25% tariff under Section 232 of the Trade Expansion Act of 1962, as amended, on steel products imported into the United States. Furthermore, in May 2019, the United States imposed a 25% tariff on certain imports from China, and China reacted with tariffs on certain imports from the United States. These tariffs and restrictions, as well as other changes in U.S. trade policy, have resulted in, and may continue to trigger, retaliatory actions by affected countries, including imposing trade sanctions on certain U.S. products. A “trade war” of this nature has the potential to increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of companies whose businesses rely on imports and exports. Prospective Shareholders should realize that any significant changes in governmental policies (including tariffs and other policies involving international trade) could have a material adverse impact on the Fund and its investments.

The Fund is Subject to Risks Relating to General Data Protection Regulations. In Europe, the General Data Protection Regulation (“GDPR”) was made effective on May 25, 2018, introducing substantial changes to current European privacy laws. It has superseded the existing Data Protection Directive, which is the key European legislation governing the use of personal data relating to living individuals. The GDPR provides enhanced rights to individuals with respect to the privacy of their personal data and applies not only to organizations with a presence in the European Union which use or hold data relating to living individuals, but also to those organizations that offer services to individual European Union investors. In addition, although regulatory behavior and penalties under the GDPR remain an area of considerable scrutiny, it does increase the sanctions for serious breaches to the greater of €20 million or 4% of worldwide revenue, the impact of which could be significant. Compliance with the GDPR may require additional measures, including updating policies and procedures and reviewing relevant IT systems, which may create additional costs and expenses for the Fund and therefore the Shareholders. The Fund may have indemnification obligations in respect of, or be required to pay the expenses relating to, any litigation or action as a result of any purported breach of the GDPR. Shareholders other than individuals in the European Union may not be afforded the protections of the GDPR.

The Replacement of LIBOR With an Alternative Reference Rate May Result in an Overall Increase to Borrowing Costs or Cause Other Disruptions, Which Could Have a Material Adverse Effect on Our Results of Operations, Financial Condition and Cash Flow. LIBOR was widely used as a reference for setting the interest rate on loans, bonds and derivatives globally. However, by June 2023, LIBOR is expected to be completely phased out as a reference rate. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, has recommended a new reference rate derived from short-term repurchase agreements backed by Treasury securities, SOFR.

Certain of the Fund’s investments and/or other indebtedness of the Fund’s portfolio companies may have interest rates with a LIBOR reference. As a result, the transition away from LIBOR may adversely impact the Fund and/or the Fund’s portfolio companies. Even if replacement conventions (e.g., SOFR) are adopted in the lending and bond markets, it is uncertain whether they might affect the Fund’s floating-rate investments, including by:

•

adversely impacting the pricing, liquidity, value of, return on and trading for a broad array of financial products, including any LIBOR-linked securities, loans and derivatives that may be included in the Fund’s assets;

•

requiring extensive changes to documentation that governs or references LIBOR or LIBOR-based products, including, for example, pursuant to time-consuming renegotiations of documentation to modify the terms of investments;

•

resulting in disputes, litigation or other actions with portfolio companies, or other counterparties, regarding the interpretation and enforceability of provisions in the Fund’s LIBOR-based investments, such as fallback language or other related provisions, including, in the case of fallbacks to the alternative reference rates, any economic, legal, operational or other impact resulting from the fundamental differences between LIBOR and the various alternative reference rates; or

•	causing the Fund to incur additional costs in relation to any of the above factors.

In addition to the Fund and portfolio companies potentially needing to renegotiate some of those instruments to address a transition away from LIBOR, there also may be different conventions that arise in different but related market segments, which could result in mismatches between different assets and liabilities and, in turn, cause possible unexpected gains and/or losses for the Fund or portfolio companies. Some of these replacement rates may also be subject to compounding or similar adjustments that cause the amount of any payment referencing a replacement rate not to be determined until the end of the relevant calculation period, rather than at the beginning, which could lead to administrative challenges for the Fund. Furthermore, the determination of such replacement rate may require further negotiation and there can be no assurance that an agreement between the parties will be reached.

If the transition from LIBOR results in an overall increase to borrowing costs, higher interest expense could negatively affect the financial results and valuations of our funds’ portfolio companies. There is no guarantee that a transition from LIBOR to an alternative will not result in significant increases or volatility in risk-free benchmark rates or borrowing costs to borrowers, any of which could have a material adverse effect on our results of operations, financial condition and cash flow.

The Fund is Subject to Risks Arising from Potential Controlled Group Liability. Under certain circumstances it would be possible for the Fund, along with its affiliates, to obtain a controlling interest (i.e., 80% or more) in certain portfolio companies. This could occur, for example, in connection with a work out of the portfolio company’s debt obligations or a restructuring of the portfolio company’s capital structure. Based on recent federal court decisions, there is a risk that the Fund (along with its affiliates) would be treated as engaged in a “trade or business” for purposes of ERISA’s controlled group rules. In such an event, the Fund could be jointly and severally liable for a portfolio company’s liabilities with respect to the underfunding of any pension plans which such portfolio company sponsors or to which it contributes. If the portfolio company were not able to satisfy those liabilities, they could become the responsibility of the Fund, causing it to incur potentially significant, unexpected liabilities for which reserves were not established.

The Fund is Subject to Risks Related to Being an “Emerging Growth Company”. We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) in which we have total annual gross revenue of at least $1.235 billion, or (ii) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three- year period. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our Shares less attractive because we will rely on some or all of these exemptions. If some investors find our Shares less attractive as a result, there may be a less active trading market for our Shares and our Share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Federal Income Tax Risks

The Fund is Subject to RIC Qualification Risks. To obtain and maintain RIC tax treatment under Subchapter M of the Code, we must, among other things, meet annual distribution, income source and asset diversification requirements. If we do not qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

The Fund May Experience Difficulty with Paying Required Distributions. For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero-coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discount and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our Shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus may become subject to corporate-level income tax. The resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

Some Investments May be Subject to Corporate-Level Income Tax. We may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

Certain Portfolio Investments May Present Special Tax Issues. We expect to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues. U.S. federal income tax rules are not entirely clear about certain issues related to such investments such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by us, to the extent necessary, to distribute sufficient income to preserve our tax status as a RIC and minimize the extent to which we are subject to U.S. federal income or excise tax.

The Fund Will Not be a “Publicly Offered Regulated Investment Company.” We do not expect to be treated as a publicly offered regulated investment company for any taxable year. As a result, each U.S. Shareholder that is an individual, trust or estate will be treated as having received a dividend from us in the amount of such U.S. Shareholder’s allocable share of the management fees paid to our Adviser and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. Shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. Shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. Shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. Shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Legislative or Regulatory Tax Changes Could Adversely Affect Investors. At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. The Biden Administration has enacted significant changes to the existing U.S. tax rules that include, among others, a minimum tax on book income and profits of certain multinational corporations, and there are a number of proposals in the U.S. Congress that would, if enacted, further modify the existing U.S. tax rules. The likelihood of any new legislation being enacted is uncertain. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us and/or our Shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Shares or the value or the resale potential of our investments.

ITEM 2. FINANCIAL INFORMATION.

Discussion of Management’s Expected Operating Plans

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this prospectus.

Overview

We are a newly organized, externally managed, non-diversified closed-end management investment company that will elect to be treated as a BDC under the 1940 Act. We are externally managed by the Adviser, which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as an investment adviser with the SEC. We also intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under the Code.

Under our Advisory Agreement, we have agreed to pay the Adviser an annual management fee. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for certain costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement.

Our investment objective is to seek to generate attractive risk-adjusted returns, predominately in the form of current income, with select investments exhibiting the ability to capture long-term capital appreciation. Our investment strategy focuses primarily on newly originated, privately negotiated senior credit investments in high-quality, established upper middle market companies and, in select situations, companies in special situations. We use the term “upper middle market companies” to generally mean companies with EBITDA of $75 million to $1 billion annually or $250 million to $5 billion in revenue annually, at the time of investment. We may from time to time invest in smaller or larger companies if the opportunity presents attractive investment characteristics and risk-adjusted returns. While our investment strategy primarily focuses on companies in the United States, we also intend to leverage HPS’s global presence to invest in companies in Europe, Australia and other locations outside the U.S., subject to compliance with BDC requirements to invest at least 70% of assets in “eligible portfolio companies.” In addition to corporate level obligations, our investments in these companies may also opportunistically include private asset-based financings such as equipment financings, financings against mission-critical corporate assets and mortgage loans. We may also selectively make investments that represent equity in portfolios of loans, receivables or other debt instruments. We may also participate in programmatic investments in partnership with one or more unaffiliated banks or other financial institutions, where our partner assumes senior exposure to each investment, and we participate in the junior exposure.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in credit and credit-related instruments. Our investments in newly originated secured debt may take the form of loans, notes, bonds, other corporate debt securities, assignments, participations, total return swaps and other derivatives. We will seek to invest primarily in first lien senior secured debt and unitranche loans but may also invest in second lien and subordinated debt. A portion of the Fund’s investments may also be composed of “covenant-lite loans,” although such loans are not expected to comprise a significant portion of the Fund’s portfolio. Although not expected to be a primary component of our investment strategy, we may also make certain Opportunistic Investments, in each case taking into account availability of leverage for such investments and our target risk/return profile. We may, to a limited extent, invest preferred stock, common stock, other capital stock, preorganization certificates and subscriptions, partnership interests, equity interests in trusts and limited liability companies, convertible debt securities and other equity and equity-related securities and similar securities or instruments and derivatives related to any of the foregoing.

Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other funds sponsored or managed by the Adviser or HPS. We expect to invest in co-investment transactions with other funds sponsored or managed by the Adviser or HPS.

To seek to enhance our returns, we intend to employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act, which currently allows us to borrow up to a 2:1 debt to equity ratio. We intend to use leverage in the form of borrowings, including loans from certain financial institutions and asset-backed leverage. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to do so. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Fund.

To finance investments, we may securitize certain of our secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments. See “Risk Factors—The Fund is Subject to Risks Associated with Forming CLOs.”

See “Investment Objective and Strategies” for more information about our investment strategies. Our investments are subject to a number of risks. See “Item 1A. Risk Factors.”

Revenues

We plan to generate revenue in the form of interest and fee income on debt investments, as well as capital gains and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue from various fees in the ordinary course of business such as in the form of structuring, consent, waiver, amendment, syndication and other miscellaneous fees. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

•	management fees paid to the Adviser pursuant to the Advisory Agreement; and

•	all other expenses of the Fund’s operations, administrations and transactions.

From time to time, the Adviser and the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser and the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser and the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our Shareholders.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash primarily from the net proceeds of our offering of Shares, proceeds from net borrowings on our credit facilities, short-term borrowings, income earned and repayments of principal on our debt investments, The primary uses of our cash and cash equivalents will be for (i) originating and purchasing debt investments, (ii) funding the costs of our operations (including fees paid to our Adviser and expense reimbursements paid to our Administrator), (iii) debt service, repayment and other financing costs of our borrowings, and (iv) cash distributions to our Shareholders.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Related-Party Transactions

We expect to enter into a number of business relationships with affiliated or related parties, including the Advisory Agreement and the Administration Agreement.

In addition to the aforementioned agreements, we, our Adviser and certain of our Adviser’s affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by our Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

Critical Accounting Estimates

This discussion of our expected operating plans is based upon our expected financial statements, which will be prepared in accordance with GAAP. The preparation of the consolidated financial statements will require us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ.

Investments and Fair Value Measurements

The Fund is required to report its investments for which current market values are not readily available at fair value. The Fund values its investments in accordance with ASC 820, Fair Value Measurement, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

Investments that are listed or traded on an exchange and are freely transferrable are valued at either the closing price (in the case of securities and futures) or the mean of the closing bid and offer (in the case of options) on the principal exchange on which the investment is listed or traded. Investments for which other market quotations are readily available will typically be valued at those market quotations. To validate market quotations, the Fund will utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Where it is possible to obtain reliable, independent market quotations from a third party vendor, the Fund will use these quotations to determine the value of its investments. The Fund will utilize mid-market pricing (i.e., mid-point of average bid and ask prices) to value these investments. The Adviser will obtain these market quotations from independent pricing services, if available; otherwise from one or more broker quotes. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser will regularly perform price verification procedures and issue challenges as necessary to independent pricing services or brokers, and any differences will be reviewed in accordance with the valuation procedures. The Adviser will not adjust the prices unless it has a reason to believe market quotations are not reflective of the fair value of an investment.

Where prices or inputs are not available or, in the judgment of the Adviser, not reliable, valuation approaches based on the facts and circumstances of the particular investment will be utilized. Securities that are not publicly traded or for which market prices are not readily available, as will be the case for a substantial portion of the Fund’s investments, will be valued at fair value as determined in good faith by the Adviser as the Fund’s valuation designee under Rule 2a-5 under the 1940 Act, pursuant to the Fund’s valuation policy, and under the oversight of the Board. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity.

With respect to the quarterly valuation of investments, the Fund will undertake a multi-step valuation process each quarter in connection with determining the fair value of our investments for which reliable market quotations are not readily available as of the last calendar day of each quarter, which includes, among other procedures, the following:

•

The valuation process will begin with each investment being preliminarily valued by the Adviser’s valuation team in consultation with the Adviser’s investment professionals responsible for each portfolio investment;

•

The Adviser’s valuation committee with respect to the Fund (the “Valuation Committee”) will review each valuation recommendation to confirm they have been calculated in accordance with the Fund’s valuation policy;

•	The Adviser’s Valuation Committee will then determine fair value marks for each of the Fund’s portfolio investments; and

•	The Board and Audit Committee will periodically review the valuation process and provide oversight in accordance with the requirements of Rule 2a-5 under the 1940 Act.

As part of the valuation process, the Fund will take into account relevant factors in determining the fair value of our investments for which reliable market quotations are not readily available, many of which will be loans, including and in combination, as relevant, of: (i) the estimated enterprise value of a portfolio company, generally based on an analysis of discounted cash flows, publicly traded comparable companies and comparable transactions, (ii) the nature and realizable value of any collateral, (iii) the portfolio company’s ability to make payments based on its earnings and cash flow, (iv) the markets in which the portfolio company does business, and (v) overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity or debt sale occurs, the Adviser will consider whether the pricing indicated by the external event corroborates its valuation.

The Fund expects to engage independent valuation firms to provide assistance regarding the determination of the fair value of the Fund’s portfolio securities for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment on an annual basis, and the Fund and the Adviser may reasonably rely on that assistance. However, the Adviser is responsible for the ultimate valuation of the portfolio investments at fair value as determined in good faith pursuant to the Fund’s valuation policy, the Board’s oversight and a consistently applied valuation process.

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date.

The Fund’s accounting policy on the fair value of our investments is critical because the determination of fair value involves subjective judgments and estimates. Accordingly, the notes to the Fund’s consolidated financial statements will express the uncertainty with respect to the possible effect of these valuations, and any change in these valuations, on the consolidated financial statements.

Revenue Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

PIK Income

The Fund may have loans in its portfolio that contain PIK provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in interest income in the Fund’s statement of operations. If at any point the Fund believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through interest income. To maintain the Fund’s status as a RIC, this non-cash source of income must be paid out to Shareholders in the form of dividends, even though the Fund has not yet collected cash.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Other Income

The Fund may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Fund to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status.

Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Distributions

To the extent that the Fund has taxable income available, the Fund intends to make quarterly distributions to its Shareholders. Distributions to Shareholders are recorded on the record date. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.

Income Taxes

The Fund will elect to be treated as a BDC under the 1940 Act. The Fund intends to elect to be treated and intends to qualify each taxable year thereafter as a RIC under the Code. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its Shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Fund would represent obligations of the Fund’s investors and would not be reflected in the financial statements of the Fund.

The Fund evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Fund must distribute to its Shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, pursuant to the excise tax distribution requirements, the Fund is subject to a 4% nondeductible federal excise tax on undistributed income unless the Fund distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax is considered to have been distributed.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including valuation risk and interest rate risk.

Valuation Risk

We plan to invest primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser as the Fund’s valuation designee under Rule 2a-5 under the 1940 Act, based on, among other things, the input of independent third-party valuation firms retained by the Fund, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure Shareholders that a significant change in market interest rates will not have a material adverse effect on our net investment income.

ITEM 3. PROPERTIES.

We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 40 West 57th Street, 33rd Floor, New York, NY 10019 and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of [                ], 2023, information with respect to the beneficial ownership of our Shares by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding Shares;

•	each of our Trustees and each executive officer; and

•	all of our Trustees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the offering.

Shares Beneficially Owned
Name and Address	Number	Percentage
Interested Trustees
Michael Patterson	—	—
Colbert Cannon	—	—
Independent Trustees(1)
Randall Lauer	—	—
Robin Melvin	—	—
Donna Milia	—	—
Robert Van Dore	—	—

Shares Beneficially Owned
Name and Address	Number	Percentage
Executive Officers who are not Trustees(1)
Robert Busch	—	—
Tyler Thorn	—	—
Philip Lee	—	—
Gregory MacCordy	—	—
Other
Specialty Loan Fund – CX-2, L.P.(2)	100	100%
All officers and Trustees as a group (9 persons)	—	—

*	Less than 1%.
(1)	The address for all of the Fund’s officers and Trustees is HCX Series Direct Lending Fund, c/o HPS Advisors, LLC, 40 West 57th Street, 33rd Floor New York, NY 10019.
(2)	The address for Specialty Loan Fund – CX-2, L.P. is c/o HPS Investment Partners, LLC, 40 West 57th Street, 33rd Floor New York, NY 10019.

The following table sets forth the dollar range of our equity securities as of [    ], 2023.

Name and Address	Dollar Range of Equity Securities in Fund(1)(2)
Interested Trustees
Michael Patterson	—
Colbert Cannon	—
Independent Trustees(1)
Randall Lauer	—
Robin Melvin	—
Donna Milia	—
Robert Van Dore	—

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.

ITEM 5. TRUSTEES AND EXECUTIVE OFFICERS.

The Board and its Leadership Structure

Our business and affairs are managed under the direction of our Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, oversight of our investment valuation process, oversight of our financing arrangements and corporate governance activities. Our Board consists of six members, four of whom are not “interested persons” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by our Board. We refer to these individuals as our Independent Trustees. Our Board elects our executive officers, who serve at the discretion of the Board.

Trustees

Information regarding the Board is as follows:

Name	Year of Birth	Position	Length of Time Served	Principal Occupation During Past 5 Years	Other Directorships Held by Trustees
Interested Trustees
Michael Patterson	1974	Chief Executive Officer	Since 2023	Governing Partner of HPS and the Portfolio Manager for the Specialty Loan Funds and Core Senior Lending Funds.	Trustee, HPS Corporate Lending Fund (2021-Present).
Colbert Cannon	1975	Trustee	Since 2023	Managing Director at HPS.	Chairman of the Board, Estrella Media (2018-Present); Chairman of the Board, Southern Graphics (May 2023-Present).
Independent Trustees
Randall Lauer	1959	Trustee	Since 2023	Head of Institutional Sales and Business Development at Academy Securities, Inc. (2022-Present); Managing Director at Citigroup, Head of Institutional Markets Sales – Midwest Region (2012-2021) and Head of Securitized Product Sales – North America (2018-2019).	Trustee, HPS Corporate Lending Fund (2021-Present); Trustee, Silent Falcon UAS Technologies (2021-Present); Trustee, Lake Forest College (2016-Present); Trustee, St. John’s Northwestern Academies (2018-Present).
Robin Melvin	1963	Trustee	Since 2023	Director, Bank of New York Mellon Family of Funds (1995-Present); Co-Chair of Mentor Illinois (2014 – 2020).	Trustee, HPS Corporate Lending Fund (2021-Present); Director, Bank of New York Mellon Family of Funds (1995-Present); Trustee and Chair of the Head Search Committee and Chair of the Finance Committee, Westover School (2019-Present).
Donna Milia	1974	Trustee	Since 2023	Senior Advisor of Galaxy Digital (TSX: GLXY) (2019-2022); Chief Financial Officer of Galaxy Digital (2017-2019).	Trustee, HPS Corporate Lending Fund (February 2023-Present).
Robert Van Dore	1959	Trustee	Since 2023	Partner at Deloitte & Touche LLP (1981-2021).	Trustee, HPS Corporate Lending Fund (2021-Present).

The address for each Trustee is c/o HCX Series Direct Lending Fund, 40 West 57th Street, 33rd Floor, New York, NY 10019. While we do not intend to list our Shares on any securities exchange, if any class of our Shares is listed on a national securities exchange, our Board will be divided into three classes of Trustees serving staggered terms of three years each.

Executive Officers Who are Not Trustees

Information regarding our executive officers who are not Trustees is as follows:

Name	Year of Birth	Position	Length of Time Served	Principal Occupation During Past 5 Years
Robert Busch	1982	Chief Financial Officer and Principal Accounting Officer	Since 2023	Managing Director at HPS (2022 – present); Managing Director of Blackstone Credit and Chief Accounting Officer and Treasurer of various Blackstone funds.
Gregory MacCordy	1953	Chief Compliance Officer	Since 2023	Director at ACA Group.
Tyler Thorn	1978	Secretary	Since 2023	Managing Director and Attorney at HPS.
Philip Lee	1986	Assistant Secretary	Since 2023	Vice President and Attorney at HPS.

The address for each executive officer is c/o HPS Advisors, LLC, 40 West 57th Street, 33rd Floor New York, NY 10019.

Biographical Information

The following is information concerning the business experience of our Board and executive officers. Our Trustees have been divided into two groups—Interested Trustees and Independent Trustees. Interested Trustees are “interested persons” as defined in the 1940 Act.

Interested Trustees

Michael Patterson, Trustee and Chief Executive Officer. Mr. Patterson is a Governing Partner of HPS where he leads the Direct Lending platform. He serves on the Investment Committee and is the Portfolio Manager for the Specialty Loan Funds and the Core Senior Lending Funds and the Chairman and CEO of the Fund. Mr. Patterson joined HPS at its inception in 2007, establishing the European business before returning to the United States in 2009. Before joining HPS, Mr. Patterson was with Silver Point Capital in the U.S. and Europe and the Goldman Sachs Principal Investing Area in New York. Prior to his investing career, Mr. Patterson served as an officer in the United States Navy. He serves on the Dean’s Advisory Council for the Radcliffe Institute of Advanced Studies at Harvard. Mr. Patterson holds an AB in Applied Mathematics from Harvard College and an MBA from Stanford University’s Graduate School of Business, where he was an Arjay Miller Scholar. Mr. Patterson joined the Board of the Fund in June 2023.

Colbert Cannon, Trustee. Mr. Cannon is a Managing Director at HPS. Prior to joining HPS in 2017, Mr. Cannon was a Partner and Director of Research at Wingspan Investment Management, a distressed credit investment firm launched in 2013. Prior to Wingspan, Mr. Cannon was a Managing Director at Glenview Capital, where he led the Credit Investment effort from 2009 to 2012. Prior to joining Glenview, Mr. Cannon was a Principal at Audax Group, a Boston-based Private Equity firm. Mr. Cannon began his career in Mergers and Acquisitions Investment Banking at Goldman Sachs. Mr. Cannon holds an AB in Social Studies from Harvard College. Mr. Cannon joined the Board of the Fund in June 2023.

Independent Trustees

Randall Lauer, Trustee. Mr. Lauer is the Head of Institutional Sales and Business Development at Academy Securities, Inc. Prior to joining Academy Securities, Inc. in 2022, Mr. Lauer was formerly a Managing Director at Citigroup, where he served from August 1988 until May 2021. During that time, Mr. Lauer held numerous leadership roles across all of Institutional Sales and Trading, including Head of Institutional Markets

Sales for the Midwest Region from 2012 to 2021 and Head of Securitized Product Sales for North America from 2018 to 2019. Mr. Lauer has extensive experience with a wide range of fixed income and equity products, including structured credit and all securitized markets. Prior to joining Citigroup, Mr. Lauer was an officer in the United States Marine Corps, where he held leadership billets ranging from platoon commander to company commander and served overseas deployments in Okinawa, Japan, the Republic of South Korea, the Philippine Islands, and Thailand. Mr. Lauer currently serves as a Trustee for HPS Corporate Lending Fund, Lake Forest College and St. John’s Northwestern Academies. Mr. Lauer holds a BA from Lake Forest College and an MBA from the Kellogg School at Northwestern University. Mr. Lauer joined the Board of the Fund in June 2023.

Robin Melvin, Trustee. Ms. Melvin served as the head of the Boisi Family Office and Director of the Boisi Family Foundation from 1994 to 2012. In this capacity, Ms. Melvin acted as the primary interface with all investment managers, legal advisors and other service providers to the family and managed the private foundation’s philanthropic efforts, which focused on support for organizations serving the needs of youth from disadvantaged circumstances. From 1992 to 2005, Ms. Melvin helped to build and held various leadership positions with MENTOR, a national non-profit youth mentoring advocacy organization. Prior to that Ms. Melvin was an investment banker at Goldman, Sachs & Co. Ms. Melvin is a Board Member of the Bank of New York Mellon Family of Funds, where she is Chairman of the Compensation Committee, Chairman of the Nominating Committee and serves on the Audit Committee for four of the five fund clusters. She is also a member of the Governance Committee for the fund complex. Ms. Melvin is a Trustee of Westover School and Chair of the Head Search Committee and Chair of the Finance Committee and is also a Trustee of HPS Corporate Lending Fund. Ms. Melvin holds an AB from Harvard College and an MBA from Harvard Business School. Ms. Melvin joined the Board of the Fund in June 2023.

Donna Milia, Trustee. Ms. Milia served as a Senior Advisor of Galaxy Digital (TSX: GLXY) from 2019 to 2022. From 2017 to 2019, she served as the Chief Financial Officer of Galaxy Digital. In this capacity, Ms. Milia created and built the accounting and reporting infrastructure, operations, accounting policy, public reporting documents and internal control environment and ultimately took the company public on TSX Venture Exchange in 2018. Prior to joining Galaxy Digital, she was a Managing Director at Blackrock responsible for the Finance, Tax, and Accounting Groups since 2005 and served as the Chief Financial Officer and Treasurer of BlackRock Capital Investment Corporation, a publicly-listed business development company (NASDAQ: BKCC) from 2015 to 2017. Prior to BlackRock, she spent six years at The Millburn Corporation in the Accounting Group and three years as an auditor with Grant Thornton LLP. Ms. Milit is a Trustee of HPS Corporate Lending Fund. She holds a B.S. in Accounting from Lehigh University and is a CPA. Ms. Milia joined the Board of the Fund in June 2023.

Robert Van Dore, Trustee. Mr. Van Dore was formerly a Partner at Deloitte & Touche LLP (“Deloitte”), where he worked from June 1981 until he retired in June 2021. From 2001 until his retirement, Mr. Van Dore served as the New England Professional Practice Director with responsibility for all accounting and audit technical matters within the region. During his tenure at Deloitte, Mr. Van Dore managed large engagements for, and provided audit services to, some of the firm’s largest clients throughout the United States and Europe. His work spanned multiple industries, including manufacturing, distribution, retail and technology. Mr. Van Dore brings extensive accounting and audit knowledge to the Board and is an Audit Committee Financial Expert, as defined by the Securities and Exchange Commission. Mr. Van Dore is a Trustee of HPS Corporate Lending Fund. Mr. Van Dore holds a BA from Williams College and an MS in Accounting from the Stern Graduate School of Business at New York University. Mr. Van Dore joined the Board of the Fund in June 2023.

Executive Officers Who are not Trustees

Robert Busch, Chief Financial Officer and Principal Accounting Officer. Mr. Busch is a Managing Director at HPS. Prior to joining HPS in 2022, Mr. Busch was a Managing Director at Blackstone Credit (“BXC”) where he served as Chief Accounting Officer and Treasurer of BXC’s non-traded business development company, Blackstone Private Credit Fund, and publicly-traded BDC, Blackstone Secured Lending Fund, as well as the Chief Financial Officer and Treasurer of three BXC publicly-listed closed end funds and an interval fund.

Prior to BXC, Mr. Busch was a Senior Vice President at Fifth Street Asset Management where he held various roles within finance, accounting and financial reporting for the firm’s publicly traded BDCs and alternative asset manager. In addition, Mr. Busch was an Audit Manager at Deloitte & Touche LLP serving clients in various industries, including alternative asset management and real estate. Mr. Busch is a Certified Public Accountant in the state of New York and received a Bachelor’s Degree in Business Administration with a concentration in Accounting from Boston University’s Questrom School of Business where he graduated cum laude.

Gregory MacCordy, Chief Compliance Officer. Mr. MacCordy is a Director at ACA Group serving as outsourced chief compliance officer for multiple registered investment advisers and companies. He has over 30 years of regulatory and financial services experience. Most recently, Mr. MacCordy worked at the SEC, where he was an Industry Expert and Specialized Compliance Examiner in the Asset Management Unit (Enforcement Division), and conducted enforcement investigations of investment companies, investment advisers and mutual funds, and also worked with the SEC’s Office of Compliance Inspection and Examination (OCIE). Mr. MacCordy began his career as a Special Agent with the Federal Bureau of Investigation where he conducted financial and counter-intelligence investigations. Mr. MacCordy also worked at TIAA for 18 years, where he built and managed a $13 billion portfolio of global fixed income and direct credit lending, and developed the risk and compliance program policies and procedures for the investment team. Following TIAA, Mr. MacCordy worked at a multi-strategy hedge fund, where he was co-chair of the investment committee and managed investment compliance. He also worked at a FINRA registered broker-dealer conducting client and new transaction due diligence and consulting for banks in credit compliance for mortgage and RMBS products. Mr. MacCordy graduated from the University of Missouri with a BS and BA in Accounting, and from New York University Stern School of Business with an MBA in Finance.

Tyler Thorn, Secretary. Mr. Thorn is a Managing Director and Attorney at HPS. Prior to joining HPS in 2012, Mr. Thorn was an Associate in the Investment Management Group at Davis Polk & Wardwell LLP, where he advised clients on investment fund structuring, marketing, operations and investor communications as well as counseling on regulatory matters. Mr. Thorn holds a BA from Brown University and a JD from Cornell Law School.

Philip Lee, Assistant Secretary. Mr. Lee is a Vice President at HPS. Prior to joining HPS in 2022, Mr. Lee was an Associate at Simpson Thacher & Bartlett in the Private Funds Group. Prior to Simpson Thacher & Bartlett LLP, Mr. Lee was an Associate at Fried, Frank, Harris, Shriver & Jacobson LLP in the Asset Management Group. Mr. Lee has held prior roles at King & Wood Mallesons LLP and ITG. Mr. Lee holds a BA in Political Science from Swarthmore College and a JD from Columbia Law School.

Communications with Trustees

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual Trustee or any group or committee of Trustees, correspondence should be addressed to the Board or any such individual Trustee or group or committee of Trustees by either name or title. All such correspondence should be sent to HCX Series Direct Lending Fund, c/o HPS Advisors, LLC, 40 West 57th Street, 33rd Floor, New York, NY 10019, Attention: Chief Compliance Officer.

Committees of the Board

Our Board currently has two committees: an audit committee and a nominating and governance committee. We do not have a compensation committee because our executive officers do not receive any direct compensation from us.

Audit Committee. The audit committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the audit committee. The primary function of the audit committee is to serve as an independent and objective party to assist the Board in selecting, engaging and discharging our independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with our independent registered public accounting firm, approving professional services provided by our independent registered public accounting firm (including compensation therefore), reviewing the independence of our independent registered public accounting firm and reviewing the adequacy of our internal controls over financial reporting. The Audit Committee will have principal oversight of the valuation process used to establish the Fund’s NAV. The audit committee is presently composed of four persons, including Randall Lauer, Robin Melvin, Donna Milia and Robert Van Dore, all of whom are considered independent for purposes of the 1940 Act. Robert Van Dore serves as the chair of the Audit Committee. Our Board has determined that each of Mr. Van Dore and Ms. Milia qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the audit committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act.

A copy of the charter of the Audit Committee is available in print to any Shareholder who requests it.

Nominating and Governance Committee. The nominating and governance committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the nominating and governance committee, including making nominations for the appointment or election of Independent Trustees. The nominating and governance committee will have principal oversight over the process used to approve co-investments for the Fund. The nominating and governance committee consists of four persons, including Randall Lauer, Robin Melvin, Donna Milia and Robert Van Dore, all of whom are considered independent for purposes of the 1940 Act. Robin Melvin serves as the chair of the Nominating and Governance Committee.

The Nominating and Governance Committee will consider nominees to the Board recommended by a Shareholder, if such Shareholder complies with the advance notice provisions of our Bylaws. Our Bylaws provide that a Shareholder who wishes to nominate a person for election as a Trustee at a meeting of Shareholders must deliver written notice to our Corporate Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the Bylaws. In order to be eligible to be a nominee for election as a Trustee by a Shareholder, such potential nominee must deliver to our Corporate Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines.

A copy of charter of the Nominating and Governance Committee is available in print to any Shareholder who requests it.

Investment Committee

Investment decisions generally require consensus approval of the Investment Committee. The Investment Committee will meet regularly to vet new investment opportunities, and evaluate strategic initiatives and actions taken by the Adviser on our behalf. The day-to-day management of investments approved by the Investment Committees will be overseen by the portfolio managers.

All of the Investment Committee members have ownership and financial interests in, and may receive compensation and/or profit distributions from, HPS. None of the Investment Committee members receive any direct compensation from us. See “Security Ownership of Certain Beneficial Owners and Management” for additional information about equity interests held by certain of these individuals.

Members of the Investment Committee Who Are Not Our Trustees or Executive Officers

Scott Kapnick. Mr. Kapnick is Chief Executive Officer and a Governing Partner of HPS, which he founded in 2007. HPS was originally formed as a unit of HCM, a subsidiary of JPMorgan Asset Management. In March 2016, the principals of HPS acquired the firm from JPMorgan, which retained HCM and the hedge fund strategies. From 2013 to 2016, Mr. Kapnick also served as Chief Executive Officer and Chairman of the Executive Committee of HCM. Before founding HPS, Mr. Kapnick was a Management Committee Member, Partner, and Co-Head of Global Investment Banking at Goldman Sachs, positions he held from 2001 to 2006. He also served as Co-Chief Executive Officer of Goldman Sachs International from 2005 to 2006 and spent 12 out of his 21 years at the firm in Europe (London and Frankfurt). Mr. Kapnick was named Partner in 1994. Mr. Kapnick is a graduate of Williams College and holds a combined JD/MBA from the University of Chicago. Mr. Kapnick also studied at the London School of Economics & Political Science.

Scot French. Mr. French is a Governing Partner of HPS and is the portfolio manager of the HPS Strategic Investment Partners Funds. Prior to joining HPS in 2007, Mr. French spent three years at Citigroup as a Managing Director and Head of Private Investments for Citigroup Global Special Situations (“CGSS”), a credit-focused, on-balance sheet proprietary investment fund. Within CGSS, Mr. French managed a portfolio of private mezzanine and private equity investments in North America, Europe and Latin America. Prior to joining Citigroup, Mr. French worked in the Investment Banking Division at Goldman Sachs from 1999 to 2004 and in Mergers & Acquisitions at Salomon Brothers Inc. from 1994 to 1999. Mr. French began his career at Price Waterhouse from 1992 to 1994. Mr. French is a graduate of the University of Illinois.

Purnima Puri. Ms. Puri is a Governing Partner of HPS and is the portfolio manager for the Public Credit strategies, which include various funds and managed accounts. Prior to joining HPS in 2007, Ms. Puri was a Principal at Redwood Capital Management, a credit opportunities hedge fund. Before joining Redwood, she was with Goldman Sachs for five years on both the Credit Arbitrage Desk, a proprietary trading desk at Goldman Sachs, and in the Principal Investment Area. From 1993 to 1995, Ms. Puri was part of Lazard Frères’ Restructuring and Mergers and Acquisitions Group. Ms. Puri is a member of the Board of Trustees of Northwestern University, the Board of Dean’s Advisors (BDA) of Harvard Business School and is a member of the Financial Sector Advisory Council for the Federal Reserve Bank of Dallas. She holds a BA in Mathematics from Northwestern University and an MBA from Harvard Business School.

Faith Rosenfeld. Ms. Rosenfeld is a Governing Partner and Chief Administrative Officer of HPS. Prior to joining HPS in 2007, Ms. Rosenfeld was a Partner at CCMP Capital, the successor organization to JPMorgan Partners (“JPMP”), the private equity business of JPMorgan Chase, where she had also been a Partner. While at CCMP Capital and JPMP, Ms. Rosenfeld’s responsibilities included portfolio management, valuation of the portfolio, risk management, investor relations and fundraising. Ms. Rosenfeld joined JPMorgan Partners in January 2001 following the acquisition by JPMorgan Chase of The Beacon Group, a private equity and advisory firm of which Ms. Rosenfeld was a Founding Partner. Ms. Rosenfeld began her career at Goldman, Sachs & Co., where she had various positions within the Investment Banking Division, including five years serving as the Chief Operating Officer of that Division prior to her departure. Ms. Rosenfeld holds a BA from Wellesley College and an MBA from The Wharton School at the University of Pennsylvania.

Jeffrey Fitts. Mr. Fitts is a Managing Director at HPS. Prior to joining HPS in 2014, Mr. Fitts spent six years as a Managing Director at Alvarez and Marsal, where he was responsible for the workout, management and ultimate liquidation of Lehman Brothers’ real estate portfolio following Lehman’s Chapter 11 filing. Prior to that, Mr. Fitts worked at GE Capital from 2000 to 2008, where he led workout, portfolio and distressed debt investing groups. From 1988 to 2000, Mr. Fitts worked at Citicorp focusing on real estate and corporate workouts and real estate asset management. Mr. Fitts holds a BS in Finance from the University of Delaware.

Vikas Keswani. Mr. Keswani is a Managing Director at HPS and Head of North American Specialty Lending. Prior to joining HPS in 2010, Mr. Keswani spent a majority of his career at BlackRock, where he was a part of the initial team that established, structured and capitalized BlackRock Capital Investment Corporation, a publicly traded private investment vehicle. Mr. Keswani is a CFA charterholder and holds a BSE from The Wharton School at the University of Pennsylvania where he graduated magna cum laude.

Portfolio Management

HPS Advisors, LLC, a wholly-owned subsidiary of HPS, will serve as our investment adviser. The Adviser is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board, the Adviser will manage the day-to-day operations of, and provide investment advisory and management services to, us.

Investment Personnel

The management of our investment portfolio will be the responsibility of the Adviser and the Investment Committee. The Investment Committee is currently comprised of Michael Patterson, Scott Kapnick, Scot French, Purnima Puri, Faith Rosenfeld, Colbert Cannon, Jeffrey Fitts, and Vikas Keswani. Michael Patterson is the lead portfolio manager of the strategy. Colbert Cannon has the most significant responsibility for assisting Mr. Patterson with the day-to-day management of our portfolio. These senior investment personnel shall be referred to, collectively with Mr. Patterson, as the portfolio managers for the purposes of the information included below.

As of March 31, 2023, HPS is staffed with 193 investment personnel, including the investment personnel noted above, and over 580 employees. In addition, HPS may retain additional investment personnel in the future based upon its needs.

ITEM 6. EXECUTIVE COMPENSATION.

Compensation of Executive Officers

None of our officers will receive direct compensation from us, except that the Fund will bear the compensation of our chief compliance officer. The compensation of our chief financial officer will be borne by our Administrator. To the extent that our Administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to our Administrator.

Compensation of Trustees

Our Trustees who do not also serve in an executive officer capacity for us, the Adviser or its affiliates are entitled to receive annual cash retainer fees, fees for participating in the board and committee meetings and annual fees for serving as a committee chairperson. These Trustees are Randall Lauer, Robin Melvin, Donna Milia and Robert Van Dore. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

			Annual Committee Chair Cash Retainer
Annual Cash Retainer	Board Meeting Fee	Committee Meeting Fee	Audit	Nominating and Governance
$50,000	—	—	$5,000	$1,500

We also reimburse each of the Trustees for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

We will not pay compensation to our Trustees who also serve in an executive officer capacity for us or the Adviser or its affiliates.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Certain Relationships and Related Transactions

The Fund entered into a number of business relationships with affiliated or related parties, including the Advisory Agreement and the Administration Agreement. Various potential and actual conflicts of interest may arise from the overall investment activities of the Adviser and the Fund for their own accounts and for the accounts of others. The conflicts of interest that may be encountered by the Fund include those discussed below and elsewhere throughout this Registration Statement, although such discussions do not describe all of the conflicts that may be faced by the Fund. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

In serving in these multiple capacities, the Adviser and its personnel have obligations to other clients or investors in those entities, the fulfillment of which could conflict with the best interests of us or our Shareholders. For example, the economic disruption and uncertainty precipitated by the COVID-19 pandemic has required the Adviser and its affiliates to devote additional time and focus to existing portfolio companies in which other funds and accounts managed by the Adviser and its affiliates hold investments. The allocation of time and focus by personnel of the Adviser and its affiliates to these existing portfolio company investments held by other funds and accounts could reduce the time that such individuals have to spend on our investing activities.

Subject to certain 1940 Act restrictions on co-investments with affiliates, the Adviser will offer us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other relevant factors. Such offers are subject to the exception that, in accordance with the Adviser’s code of ethics and firm-wide allocation policies, we might not participate in each individual opportunity but will, on an overall basis, be entitled to participate equitably with other entities sponsored or managed by the Adviser and its affiliates over time.

The Adviser and its affiliates have both subjective and objective policies and procedures in place that are designed to manage the potential conflicts of interest between the Adviser’s fiduciary obligations to us and its similar fiduciary obligations to other clients. To the extent that we compete with entities sponsored or managed by the Adviser or its affiliates for a particular investment opportunity, the Adviser will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) internal firm-wide conflict of interest and allocation policies, (2) the requirements of the Advisers Act and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates. Firm-wide allocation policies are intended to ensure that, over time, we generally share equitably with other accounts sponsored or managed by the Adviser or its affiliates in investment opportunities, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer that are suitable for us and such other accounts. There can be no assurance that the Adviser or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

Conflicts of Interest

The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for the Shares.

Relationship among the Fund, the Adviser and the Investment Team. The Adviser has a conflict of interest between its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that results to it or its affiliates from the operation of the Fund, on the other hand. For example, the Adviser may be incentivized not to permanently write down or write off or dispose of an investment that has poor prospects for improvement in order to receive ongoing management fees in respect of such investment.

The functions performed by the Adviser are not exclusive. The officers and employees of the Adviser and its affiliates will devote such time as the Adviser deems necessary to carry out the operations of the Fund effectively. The Adviser and its affiliates have rendered in the past and will continue to render in the future various services to others (including investment vehicles and accounts which have the ability to participate in similar types of investments as those of the Fund) and perform a variety of other functions that are unrelated to the management of the Fund and the selection and acquisition of the Fund’s investments.

Without limiting the generality of the foregoing, the Affiliated Group will invest for their own accounts and manage accounts for other individuals or entities, including entities in which the Affiliated Group or its trustees or employees may hold an interest, either directly in managed accounts or indirectly through investments in private investment entities. Any of such accounts will pay different fees, invest with leverage or utilize different investment strategies than the Fund. In addition, the Fund may enter into transactions with such accounts, and the Affiliated Group may invest in the same securities and instruments on behalf of such accounts that the Fund invests in. The Affiliated Group or its personnel will have income or other incentives to favor such accounts. The records of any such investments by members of the Affiliated Group will not be open to inspection by Shareholders. The Adviser and HPS, however, will not knowingly or deliberately favor any such accounts over the Fund in its dealings on behalf of such accounts.

In addition, members of the Affiliated Group, including employees of HPS or its affiliates, may make personal investments in third-party entities (directly or through investment funds managed by third-party managers). Such entities may enter into transactions with the Fund, presenting a conflict of interest for the Adviser and HPS between acting in the best interests of the Fund and enhancing the returns of such personal investments.

HPS has historically worked with, and the Fund may work with, sourcing, operating and/or joint venture partners. Sourcing, operating and joint venture partners are independent contractors engaged for particular purposes in connection with the Fund and/or certain of its projects, and are not part of the Affiliated Group.

Co-Investment Transactions. The Fund and the Adviser have received an exemptive order from the SEC that permits us to co-invest with certain other persons, including certain affiliated accounts managed and controlled by the Adviser or its affiliates. Subject to the 1940 Act and the conditions of the co-investment order issued by the SEC, the Fund may, under certain circumstances, co-invest with certain affiliated accounts in investments that are suitable for the Fund and one or more of such affiliated accounts. Even though the Fund and any such affiliated account co-invest in the same securities, conflicts of interest may still arise. If the Adviser is presented with co-investment opportunities that generally fall within the Fund’s investment objective and other Board-established criteria and those of one or more affiliated accounts advised by the Adviser or its affiliates, whether focused on a debt strategy or otherwise, the Adviser will allocate such opportunities among the Fund and such affiliated accounts in a manner consistent with the exemptive order and firm-wide allocation policies and procedures.

With respect to co-investment transactions conducted under the exemptive order, initial internal allocations among the Fund and other investment funds affiliated with HPS and the Adviser will generally be made, taking into account the allocation considerations set forth in firm-wide allocation policies and procedures as described above. If the Fund invests in a transaction under a co-investment exemptive order and, immediately before the submission of the order for the Fund and all other funds, accounts, or other similar arrangements advised by HPS and its affiliates, the opportunity is oversubscribed, it will generally be allocated on a pro-rata basis based on available capital. The Board will regularly review the allocation policies and procedures of the Adviser.

To the extent consistent with applicable law and/or exemptive relief issued to the Fund, in addition to such co-investments, the Fund and HPS or an affiliated account may, as part of unrelated transactions, invest in either the same or different tiers of a portfolio company’s capital structure or in an affiliate of such portfolio company. To the extent the Fund holds investments in the same portfolio company or in an affiliate thereof that are different (including with respect to their relative seniority) than those held by HPS or an affiliated account, the Adviser may be presented with decisions when the interests of the two co-investors are in conflict. If the portfolio company in which the Fund has an equity or debt investment and in which an affiliated account has an equity or debt investment elsewhere in the portfolio company’s capital structure, becomes distressed or defaults on its obligations under the private credit investment, the Adviser may have conflicting loyalties between its duties to the affiliated account, the Fund, certain of its other affiliates and the portfolio company. In that regard, actions may be taken for such affiliated account that are adverse to the Fund, or actions may or may not be taken by the Fund due to such affiliated account’s investment, which action or failure to act may be adverse to the Fund. In addition, it is possible that in a bankruptcy proceeding, the Fund’s interest may be adversely affected by virtue of such affiliated account’s involvement and actions relating to its investment. Decisions about what action should be taken in a troubled situation, including whether to enforce claims, whether to advocate or initiate restructuring or liquidation inside or outside of bankruptcy and the terms of any work-out or restructuring, raise conflicts of interest. In those circumstances where the Fund and such affiliated accounts hold investments in different classes of a company’s debt or equity, the Adviser and HPS may also, to the fullest extent permitted by applicable law, take steps to reduce the potential for adversity between the Fund and such affiliated accounts, including causing the Fund to take certain actions that, in the absence of such conflict, it would not take, such as (A) remaining passive in a restructuring or similar situations (including electing not to vote or voting pro rata with other security-holders), (B) divesting investments or (C) otherwise taking action designed to reduce adversity.

Declining an Investment. The Adviser may decline an investment opportunity on behalf of the Fund to the extent the Adviser determines, in its discretion, that such investment may (a) have reputational considerations for the Shareholders, the Adviser or the Fund, (b) implicate considerations under the Adviser’s or a Shareholder’s environmental, social and corporate governance policy, (c) to the Adviser’s knowledge, have been the subject of concern or controversy among financial institutions, institutional investors or the public or (d) give rise to other similar considerations. In certain cases, such an investment may be allocated to other Affiliated Group Accounts that have consented to the investment or do not, in the Adviser’s discretion, have such considerations, in lieu of the investment being allocated to the Fund. See also “– Competition among the Accounts Managed by the Adviser and Its Affiliates.” below.

Conflicts of Interest Generally. If any matter arises that the Adviser determines in its good faith judgment constitutes an actual conflict of interest, the Adviser will take such actions as it determines in good faith may be necessary or appropriate to ameliorate the conflict (and upon taking such actions, the Adviser will be relieved of any liability for such conflict to the fullest extent permitted by law and shall be deemed to have satisfied applicable fiduciary duties related thereto to the fullest extent permitted by law). These actions include, by way of example and without limitation, (i) disposing of the investment or refraining from making the investment giving rise to the conflict of interest; (ii) appointing an independent fiduciary to act with respect to the matter giving rise to the conflict of interest; (iii) in connection with a matter giving rise to a conflict of interest with respect to an investment, consulting with the Board regarding the conflict of interest and/or obtaining a waiver or consent from the Board of the conflict of interest or acting in a manner, or pursuant to standards or procedures, approved by or disclosed to the Board with respect to such conflict of interest; (iv) disclosing the conflict to the Shareholders; (v) implementing certain policies and procedures designed to ameliorate such conflict of interest or (vi) remaining passive and/or electing not to be the lead investor of a tranche of securities (even though the Fund may hold the largest stake in the applicable tranche of securities). There can be no assurance that the Adviser will identify or resolve all conflicts of interest in a manner that is favorable to the Fund. By acquiring Shares in the Fund, each Shareholder will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest. For the avoidance of doubt, in some cases after evaluating such conflict or potential conflict, the Adviser may determine that no action is required or that taking action may be adverse to the interests of the Fund or the Affiliated Group.

Competition among the Accounts Managed by the Adviser and Its Affiliates. The Affiliated Group is actively engaged in advisory and management services for Affiliated Group Accounts. Those activities also include managing assets of employee benefit plans that are subject to ERISA and related regulations. The Affiliated Group expects to sponsor or manage additional collective investment vehicles and managed accounts in the future. The Affiliated Group may employ the same or different investment strategies for the various Affiliated Group Accounts it manages or otherwise advises. Investment opportunities that may potentially be appropriate for the Fund are generally expected to also be appropriate for other Affiliated Group Accounts, and such Affiliated Group Accounts will compete with the Fund for positions and may compensate the Affiliated Group better than the Fund. Investments which are within the investment objective of the Fund may be allocated to other Affiliated Group Accounts, and there is no assurance that the Fund will be allocated those investments it wishes to pursue. In addition, Shareholders should note that certain other Affiliated Group Accounts are expected to use ranging degrees of leverage, often on different terms with different counterparties, be subject to different fee structures and/or liquidity terms and focus on different investments than the Fund. Investments of such other Affiliated Group Accounts and the Fund may not be parallel for such and various other reasons, including different inflows and outflows of capital, variations in strategy, liquidity terms, governmental limitations on investment and other differences. The results of the investment activities of the Fund may differ significantly from the results achieved by Affiliated Group Accounts that implement the same or a similar investment strategy as the Fund.

Under certain circumstances, the Fund may invest in connection with a transaction in which Affiliated Group Accounts have already invested or are expected to invest. Under other circumstances, Affiliated Group Accounts may invest in a portfolio company in which the Fund has already invested or is expected to invest as well as investing in the Fund itself. Where an investment is allocated among the Fund as well as one or more Affiliated Group Accounts, such investment opportunity is expected to be allocated based on one or more factors which may include each entity’s capital available for investment, available leverage, structure of the investment (including whether a delayed-draw investment, revolver or line of credit is part of, and/or cannot be separated from such investment), applicable concentration limits and investment guidelines and restrictions, investment objectives, investment strategies, whether the investment represents a follow-on investment for one or more of the entities, the nature and size of existing portfolio holdings, expected investment pipeline, size of the investment opportunity, portfolio cash positions, risk/return objectives (and availability or expected availability of leverage for certain investments to meet such investment objectives), liquidity constraints (including the applicable wind-down and ramp-up periods, remaining investment period and termination or redemption terms), round-lot position size, availability of credit facilities or counterparty relationships needed to effect the transaction, legal, tax, regulatory or other considerations and/or management of potential or actual conflicts of interest by the Adviser. To the extent permitted by applicable law and the terms of the co-investment exemptive relief, the Fund may also partner with other entities in which the Affiliated Group holds an investment or with which the Affiliated Group has a significant business relationship.

To the extent permitted by applicable law and the terms of the co-investment exemptive relief, where the Fund invests in the same issuer as an Affiliated Group Account, the terms of the Fund’s investment, including the type of instrument purchased, may be different from the terms of the Affiliated Group Account’s investment or the type of instrument the Affiliated Group Account purchases. The Affiliated Group Accounts may be given certain governance or other rights or may be subject to terms and conditions that are more favorable than those applicable to the Fund. Conflicts could arise after the Affiliated Group Account, on the one hand, and the Fund, on the other hand, make investments in the same issuer with respect to the issuer’s strategy, growth and financing alternatives and with respect to the manner and timing of the Fund’s exit from the investment compared to the Affiliated Group Account’s exit. The Affiliated Group Accounts may make decisions that are more beneficial to themselves than to the Fund. Further, investments may benefit one or more of the Affiliated Group Accounts disproportionately to their benefit to the Fund. Conversely, the interests of one or more of the Affiliated Group

Accounts in one or more investments may, in the future, be adverse to that of the Fund, and the Adviser may be incentivized not to undertake certain actions on behalf of the Fund in connection with such investments, including the exercise of certain rights the Fund may have, in view of the investment by the Affiliated Group in such investments.

In addition, to the extent permitted by applicable law and the terms of the co-investment exemptive relief, the Affiliated Group and one or more Affiliated Group Accounts (including the Fund), expect to invest, from time to time, in different instruments or classes of securities of the same issuer, including where the Fund and/or any Affiliated Group Account control the majority of such instrument or class of securities. For example, the Fund expects to invest in the senior debt of an issuer where the strategic investment partners family of funds holds, or subsequently invests in, subordinated debt of such issuer. As a result, one or more Affiliated Group Accounts may have different investment objectives or pursue or enforce rights with respect to a particular issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. For example, if the Fund holds debt of an issuer and an Affiliated Group Account holds equity instruments of the same issuer, then if the issuer experiences financial or operational challenges, the Fund, which holds the debt, may seek a liquidation of the issuer, whereas the Affiliated Group Account, which holds the equity instruments, may prefer a reorganization of the issuer. In these circumstances, actions taken on behalf of the Fund may be adverse to the strategic investment partners family of funds investors, and vice versa, creating a conflict of interest for the Adviser and its affiliates. In addition, if an Affiliated Group Account holds voting securities (for example, equity) of an issuer in which the Fund holds non-voting securities (for example, secured debt) of such issuer, HPS or the Adviser, acting on behalf of such Affiliated Group Account may vote on certain matters in a manner that has an adverse effect on the positions held by the Fund (e.g., regarding whether an Affiliate Group Account agrees to waive certain covenants or make certain amendments). Conversely, if the Fund holds voting securities of an issuer, the Adviser’s vote on behalf of the Fund on a matter may end up benefiting Affiliated Group Accounts and harming the Fund, especially with the benefit of hindsight (e.g., if the Fund agrees to certain covenants, waivers or amendments, but the issuer and the Fund’s investment in such issuer end up getting further impaired).

Courses of action that the Adviser and HPS may pursue to reduce the potential for adversity between the Fund and an Affiliated Group Account include causing one or both clients to take certain actions that, in the absence of such conflict, it would not take, such as (i) remaining passive in a restructuring or similar situations (including electing not to vote or voting pro rata with other security holders), (ii) investing in the same or similar classes of securities as the other client in order to align their interests, (iii) divesting investments in whole or in part or (iv) appointing an unaffiliated third-party agent to act on behalf of either the Fund or such Affiliated Group Account. Any such step could have the effect of benefiting an Affiliated Group Account or HPS or its affiliates and might not be in the best interests of or may be adverse to the Fund.

In enforcing its rights with respect to an investment, the Fund, along with other Affiliated Group Accounts, may pursue or enforce rights with respect to a particular issuer, or the Adviser and/or HPS may pursue or enforce rights with respect to a particular issuer jointly on behalf of the Fund and other Affiliated Group Accounts, even where the interests of such Affiliated Group Accounts may diverge in one or more respects from those of the Fund.

The Fund may be negatively impacted by the activities by or on behalf of such other Affiliated Group Accounts, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case had a particular course of action with respect to the issuer of the securities not been pursued with respect to such other Affiliated Group Accounts. In certain instances, personnel of HPS or its affiliates may obtain information about the issuer thereby limiting the Adviser’s ability to buy or sell securities of the issuer on behalf of the Fund. These conflicts are magnified with respect to issuers that undergo restructuring or become insolvent. It is possible that in connection with a restructuring, insolvency, bankruptcy or similar proceeding the Fund may be limited (by applicable law, courts or otherwise) in the positions or actions it may be permitted to take due to other interests held or actions or positions taken by Affiliated Group Accounts.

Positions taken by Affiliated Group Accounts may also dilute or otherwise negatively affect the values, prices or investment strategies associated with investments held by the Fund. For example, this may occur when investment decisions regarding the Fund are based on research or other information that is also used to support portfolio decisions for other Affiliated Group Accounts. When an Affiliated Group Account implements a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies for the Fund (whether or not the portfolio decisions emanate from the same research analysis or other information), market impact, liquidity constraints, or other factors could result in the Fund receiving less favorable investment results, and the costs of implementing such portfolio decisions or strategies could be increased or the Fund could otherwise be disadvantaged. In addition, Affiliated Group Accounts may have short positions in the same security or instrument or a different security or instrument in the same issuer as a security or instrument purchased by the Fund, which may present additional conflicts, particularly if the issuer experiences financial difficulties.

To the extent permitted by applicable law and the terms of the co-investment exemptive relief, the Fund may participate in a follow-on investment of an Affiliated Group Account, where the Fund has not previously invested in the applicable portfolio company, and vice versa. Any such follow-on investment would present conflicts of interest, including in the Adviser or its affiliate’s negotiation of the terms of such follow-on investment, and raises the risk that the Fund’s capital may be used to support an Affiliated Group Account’s existing investment.

In addition, an investment that HPS or the Adviser determined was appropriate for an Other HPS Investor (including funds and accounts on HPS’s direct lending platform) when originally consummated may be refinanced, extended or otherwise modified in such a way that the investment is no longer consistent with the investment objectives of the Other HPS Investor, but is consistent with the investment objective of the Fund. In this situation, to the extent permitted by applicable law and the terms of the co-investment exemptive relief, the Fund may make an investment in the issuer and the proceeds of the Fund’s investment will be used by the issuer to repay the existing investment in such issuer of an Other HPS Investor and vice versa. For example, the Fund expects to participate in recapitalizations or refinancings of portfolio companies in which the HPS Specialty Loan Funds have invested. In this situation, the new loan in which the Fund invests may have a lower interest rate, for example, due to changes in market conditions, improvements in the business of the issuer or other factors. In these circumstances, the Other HPS Investor may exit the investment at the time the loan is refinanced, extended or otherwise modified, and the Fund may participate in the investment going forward and vice versa. In these circumstances, the consent of the Shareholders will not be required. As a result, conflicts of interest are generally expected to arise between the Other HPS Investor exiting the investment and the Fund entering into the investment, including determinations of whether the Affiliated Group Account is being redeemed from an investment with a negative outlook (and whether the Fund is supporting such exit with their investment), and whether the Fund is paying a higher or lower price than market value or transacting on terms that are more or less favorable than in other comparable transactions. Conversely, the Fund’s investment may be refinanced by an Affiliated Group Account that may have the effect of shortening the duration of an attractive investment.

In addition, the Fund may agree to an amendment, extension, refinancing or similar transaction involving an existing investment, and such transaction may create an investment opportunity for other Affiliated Group Accounts.

The Fund may be allocated a small part of an investment opportunity within the investment objective of the Fund when other Affiliated Group Accounts are allocated a larger portion. The Fund may be prohibited (due to, for example, regulatory limitations) from pursuing certain investment opportunities and may find that its ability to participate in any particular opportunity may be substantially limited.

For the foregoing reasons, among others, the Affiliated Group and its portfolio managers, including the Investment Team, are generally expected to have a conflict of interest between acting in the best interests of the

Fund and such other Affiliated Group Accounts. The Adviser and HPS have developed policies and procedures that provide that they will allocate investment opportunities and make purchase and sale decisions among the Fund, HPS’s clients and the Adviser’s other clients in a manner that they consider, in their discretion and consistent with its fiduciary obligation to their clients, to be reasonable. In many cases, these policies may result in the pro rata allocation of limited opportunities across accounts, but in many other cases, the allocations may reflect numerous other factors based upon the Adviser’s and HPS’s good faith assessment of the best use of such limited opportunities relative to the objectives, limitations and requirements of each of its clients and applying a variety of factors, including those described herein. The Adviser and HPS seek to treat all clients reasonably in light of all factors relevant to managing an investment fund or account, and in some cases, it is possible that the application of the factors described herein may result in allocations in which certain investment funds or accounts may receive an allocation when other investment funds (including the Fund) or accounts do not. Similarly, the Adviser and HPS may cause the liquidation of certain positions for the Fund and their other clients in its discretion in accordance with the foregoing principles. Such allocations or liquidations may benefit another client instead of the Fund or may be detrimental to the Fund.

Moreover, the results of the investment activities of the Fund may differ significantly from the results achieved by the Affiliated Group for the other Affiliated Group Accounts. The Adviser will manage the Fund, and HPS and the Adviser will manage the other Affiliated Group Accounts in accordance with their respective investment objectives and guidelines; however, the Affiliated Group may give advice and take action, with respect to any current or future Affiliated Group Accounts that may compete or conflict with the advice the Adviser may give to the Fund, including with respect to the timing or nature of actions relating to certain investments.

Future investment activities by the Adviser on behalf of other clients and HPS on behalf of its clients may give rise to additional conflicts of interest and demands on the Adviser’s and HPS’s time and resources.

Diverse Membership; Relationships with Shareholders. The Shareholders may include various types of persons or entities organized in various jurisdictions, and different Shareholders may have conflicting investment, tax and other interests in respect of their investment in the Fund. The conflicting interests of the Fund and of individual Shareholders may relate to or arise from, among other things, the nature of investments made by the Fund, the structuring of the acquisition of the Fund’s investments, and the timing of disposition of investments, which may be more beneficial for the Fund or Shareholders than for one or more of the other Shareholders. Such structuring of the Fund’s investments and other factors may result in different returns being realized by different Shareholders. As a consequence, conflicts of interest may arise in connection with decisions made by the Adviser, including in respect of the nature or structuring of investments and the use of leverage that may be more beneficial for one Shareholder than for another Shareholder. In addition, one or more of the Fund, the Adviser, and/or their affiliates may face certain tax risks based on positions taken by the Fund, its subsidiaries and/or a withholding agent, and the Adviser reserves the right on behalf of itself and its affiliates to take positions adverse to the Fund and the Shareholders, including with respect to withholding of amounts to cover actual or potential tax liabilities.

Valuation of Assets. Certain securities and other assets in which the Fund will directly or indirectly invest, including secured loan investments, are not expected to have a readily ascertainable market value and will be valued by the Adviser in accordance with its established valuation policies. Such securities and other assets will constitute a substantial portion of the Fund’s investments. In addition, when the Adviser determines that the market price does not fairly represent the value of an investment, the Adviser will determine a fair value for such investment as the Fund’s valuation designee. The Adviser has a conflict of interest in determining such valuations, as avoiding writing down the value of assets or writing off assets that are not readily marketable or difficult to value may cause it to receive higher management fees.

The Affiliated Group is engaged in advisory and management services for multiple collective investment vehicles and managed accounts, including other investment funds managed by the Affiliated Group. In connection with these activities, the Affiliated Group is required to value assets, including in connection with managing or advising their proprietary and client accounts. In this regard, certain units within the Affiliated Group may share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets, although they are under no obligation to engage in such information sharing. The Adviser will value the Fund’s investments according to its established valuation policies, and may value an identical asset differently than other units within the Affiliated Group (e.g., when an asset does not have a readily ascertainable market price).

Conflicts with Portfolio Companies. In certain instances, members of the Investment Team and officers and employees of the Adviser and/or HPS may serve as board members of certain portfolio companies and, in that capacity, will be required to make decisions that they consider to be in the best interests of the portfolio company. In certain circumstances, such as in situations involving bankruptcy or near insolvency of the portfolio company, actions that may be in the best interests of the portfolio company may not be in the best interests of the Fund, and vice versa. Accordingly, in these situations, there may be conflicts of interest between an individual’s duties as a member of the Investment Team or officer or employee of the Adviser and/or HPS and such individual’s duties as a board member of the portfolio company. Additionally, the Adviser or affiliates of the Adviser may enter into transactions with a portfolio company (for example, a property lease), which may create a conflict of interest. While it is generally expected that any such transaction would be on arm’s length terms, it is possible that the portfolio company may pay higher fees or receive fewer benefits in the transaction than it would if the counterparty to the transaction were a third party.

Selection of Service Providers. The Fund’s advisors and Service Providers or their affiliates are expected to provide goods or services to, or have business, personal, financial or other relations with HPS, their affiliates, advisory clients and portfolio companies. Such advisors and Service Providers may be investors in the Fund, sources of investment opportunities or co-investors or commercial counterparties or entities in which an Affiliated Group Account has an investment. Additionally, certain employees of HPS or its affiliates may have family members or relatives employed by such advisors and Service Providers. These relationships may influence the Adviser in deciding whether to select or recommend such Service Providers to perform services for the Fund or portfolio companies (the cost of which generally will be borne directly or indirectly by the Fund or such entities, as applicable).

Allocation of Revolver, Delayed-Draw Investment or Line of Credit Obligations. The Fund generally expects to participate in one or more investments that are structured as “revolvers”, “delayed-draws” or “lines of credit” with funding obligations that extend past the initial date of investment. Later funding obligations related to such investments may not be allocated pro rata among all the investors who participated in the initial funding of an investment. In particular, the Fund may participate in the initial funding of an investment, but may not participate in later-arising funding obligations (i.e., the revolver, delayed-draw or line of credit portions) related to such investment, including because of capacity limitations that an investment vehicle may have for making new revolver, delayed-draw investments or lines of credit or because HPS or any of its affiliates forms a new investment fund focused on investing in revolvers, delayed-draw investments and/or lines of credit. As a result, the Fund may be allocated a smaller or larger portion of revolver, delayed-draw investments or lines of credit than other investors participating in the loan (or may not be allocated any portion). See “– Risks Associated with Revolver, Delayed-Draw and Line of Credit Investments” above. Shareholders that participate in the initial funding of an investment may receive certain economic benefits in connection with such initial funding, such as original issue discount, closing payments, or commitment fees and these benefits are expected to be allocated based on participation in the initial funding, regardless of participation in future funding obligations. In addition, where the Fund and any other participating investors have not participated in each funding of an investment on a pro rata basis, conflicts of interest may arise between the Fund and the other investors as the interests of the Fund and the other investors may not be completely aligned with respect to such investment. In that regard, the revolver, delayed draw or line of credit portion of an investment may be senior to the investment in the portfolio company made by the Fund, and as a result, the interests of the Fund may not be aligned with other participating investors.

Joint Ventures. The Fund or the Adviser may partner with one or more unaffiliated banks or other financial institutions to make particular investments or types of investments, with, in some instances, such partners having senior exposure to the investment program and the Fund and Other HPS Investors participating in the junior exposure or vice versa. In doing so, the Adviser would seek to benefit from the larger combined capital base of working with a partner, as well as such partner’s sourcing channels and expertise. In addition, the Fund may be an initial economic participant in such an investment program or may join the investment program after it has made investments. As a result, the Fund may or may not share in the returns of the investments that have already been originated and, accordingly the returns realized by the Shareholders may differ from the returns realized by other participants of such investment program.

The structure of this type of investment program will vary and will be determined on a case-by-case basis in order to accommodate the nature of the arrangements, applicable bank and other regulatory restrictions, particular considerations applicable to the funds and accounts participating in the investment program, tax considerations, and other factors. For example, the investment program may be structured so that the Fund purchases debt of a holding company (the “HPS JV Participant”) and the HPS JV Participant then participates in the joint venture or the investments sourced through the joint venture. In such a situation, the equity of the HPS JV Participant is expected to be held by Other HPS Investors. As a result, conflicts of interest may arise between the Fund (as debt holders of the HPS JV Participant) and the Other HPS Investors participating in the investment program (as equity holders of the HPS JV Participant). These conflicts of interest would be magnified in the event of any default, bankruptcy or similar event of financial distress with respect to the HPS JV Participant. Further, the returns realized by the Fund are likely to differ from the returns realized by the Other HPS Investors participating in the investment program. In such a structure, the Fund as a debt holder will have more enhanced downside protection than the Other HPS Investors but will not benefit from all of the upside from the underlying investments, whereas the Other HPS Investors, while being subject to a greater risk of loss, will also benefit from greater upside than the Fund.

The Fund’s joint venture partner may be a regulated banking entity, and the joint venture vehicle may be subject to bank regulation as a result of the bank’s ownership interest therein. As a result, there is a risk that the joint venture could be subject to bank regulatory audit and review, as well as potential fines or other enforcement actions that the Fund, acting on its own, would not otherwise be subject to. While the bank joint venture partner would be expected to assume some of these liabilities directly, the Fund would nevertheless have some exposure, potentially in respect of larger liabilities. Such liabilities could be significant. Furthermore, the activities of the joint venture may be restricted because of regulatory requirements applicable to the bank or its internal policies designed to comply with, limit the applicability of, or that otherwise relate to such requirements.

The Adviser believes that any such joint venture will be structured in a manner that would not cause a violation of applicable banking laws and regulations. However, it is possible that future changes or clarifications in statutes, regulations or interpretations concerning the permissible activities of bank holding companies, as well as further judicial or administrative decisions and interpretations of present or future statutes or regulations could restrict (or possibly prevent) the banking partner from continuing to participate in the joint venture in the manner originally contemplated. In such event, the Adviser and the applicable banking partner may agree to alter or restrict the investment program or may elect to terminate the investment program altogether. Any such restructuring or termination may adversely affect the returns realized by the Fund in connection with its participation in the investment program.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read this Registration Statement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

Board Independence

The 1940 Act requires that at least a majority of our Trustees not be “interested persons” (as defined in the 1940 Act) of the Fund. On an annual basis, each member of our Board is required to complete an independence questionnaire designed to provide information to assist our Board in determining whether the member is independent under the 1940 Act and our corporate governance guidelines. Our Board has determined that each of its members, other than Michael Patterson and Colbert Cannon, is independent under the Exchange Act and the 1940 Act. Our governance guidelines require any Trustee who has previously been determined to be independent to inform the chairman of the Board, the chairman of the nominating and corporate governance committee and our corporate secretary of any change in circumstance that could cause his or her status as an independent Trustee to change. Our Board limits membership on the audit committee and the nominating and corporate governance committee to independent Trustees.

ITEM 8. LEGAL PROCEEDINGS

We, the Adviser, the Administrator and our wholly-owned subsidiaries are not currently subject to any material litigation.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our outstanding Shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2), Regulation D and Regulation S. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Shares currently, and we do not expect one will develop.

Because our Shares have been acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and can be required to be held indefinitely. Such Shares cannot be sold, transferred, assigned, pledged or otherwise disposed of unless (1) our consent is granted and (2) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Shareholder could, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares can be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Shares.

Distributions

Any distributions we make will be at the discretion of our Board, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time.

Our Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC requirements. To maintain our treatment as a RIC, we generally are required to make aggregate annual distributions to our Shareholders of at least 90% of our investment company taxable income.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or return of capital, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your Shares.

From time to time, we may also pay special distributions in the form of cash or Shares at the discretion of our Board.

We have not established limits on the amount of funds we may use from any available sources to make distributions. There can be no assurance that we will achieve the performance necessary to sustain our distributions or that we will be able to pay distributions at a specific rate or at all. The Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods. See “Advisory Agreement and Administration Agreement.”

Consistent with the Code, Shareholders will be notified of the source of our distributions. Our distributions may exceed our earnings and profits. As a result, a portion of the distributions we make may represent a return of capital for tax purposes. The tax basis of shares must be reduced by the amount of any return of capital distributions, which will result in an increase in the amount of any taxable gain (or a reduction in any deductible loss) on the sale of shares.

We intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under the Code. To obtain and maintain RIC tax treatment, we must distribute at least 90% of our investment company taxable income (net ordinary taxable income and net short-term capital gains in excess of net long-term capital losses), if any, to our Shareholders. A RIC may satisfy the 90% distribution requirement by actually distributing dividends (other than capital gain dividends) during the taxable year. In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M. If a RIC makes a spillback dividend, the amounts will be included in a Shareholder’s gross income for the year in which the spillback dividend is paid.

We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions. See “Material U.S. Federal Income Tax Considerations.”

If we issue senior securities, we may be prohibited from making distributions if doing so causes us to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

As of [                ], 2023 the Fund had sold $[        ] of Shares.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The following description is based on relevant portions of the Delaware Act and of our Declaration of Trust and Bylaws. This summary is not necessarily complete, and we refer you to the Delaware Act and our Declaration of Trust and Bylaws for a more detailed description of the provisions summarized below.

General

Under the terms of our Declaration of Trust, we are authorized to issue an unlimited number of Shares of any class. As of [ ], 2023, there was one class of Shares, with [ ] Shares outstanding and no preferred shares outstanding. The Declaration of Trust provides that the Board may classify or reclassify any unissued Shares into one or more classes or series of Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our Shares, and we can offer no assurances that a market for our Shares will develop in the future. We do not intend for the Shares offered pursuant to this offering to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our Shares. No Shares have been authorized for issuance under any equity compensation plans. Under the terms of the Declaration of Trust, Shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Declaration of Trust provides that no Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund’s assets or the affairs of the Fund by reason of being a Shareholder.

None of our Shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Fund or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board in setting the terms of any class or series of Shares, no Shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Description of Our Shares

Under the terms of the Declaration of Trust, all Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, and fully paid. In addition, we retain the right to accept subscriptions for our Shares. Dividends and distributions may be paid to the holders of Shares if, as and when authorized by the Board and declared by the Fund out of funds legally available therefore. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the Shares will have no preemptive, exchange, conversion, appraisal or redemption rights. In the event of the Fund’s liquidation, dissolution or winding up, each of the Shares would be entitled to share pro rata in all of the Fund’s assets that are legally available for distribution after it pays all debts and other liabilities and subject to any preferential rights of holders of its preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each Share will be entitled to one vote on all matters submitted to a vote of Shareholders, including the election of Trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of the Shares will possess exclusive voting power. There will be no cumulative voting in the election of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election except in the case of a “contested election” (as defined in the Bylaws), in which case Trustees will be elected by a majority of the votes cast in the contested election of Trustees; provided that, if a sufficient number of votes to elect a trustee are not cast in such Contested Election, the incumbent Trustee, if any, shall retain their position. Pursuant to our Declaration of Trust, our Board may amend the Bylaws to alter the vote required to elect Trustees.

Preferred Shares

This offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, the Board may authorize us to issue preferred shares in one or more classes or series without Shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. The Fund does not currently anticipate issuing preferred shares in the near future. In the event it issues preferred shares, the Fund will make any required disclosure to Shareholders.

Preferred shares could be issued with terms that would adversely affect the Shareholders, provided that the Fund may not issue any preferred shares that would limit or subordinate the voting rights of holders of Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 66-2/3% of the Fund’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities. The issuance of any preferred shares must be approved by a majority of the Independent Trustees not otherwise interested in the transaction.

Transfer and Resale Restrictions

Investors in our Shares may sell, assign, transfer or otherwise dispose of (in each case, a “Transfer”) their Shares provided that we grant our consent to such Transfer, the transferee satisfies applicable eligibility and/or suitability requirements and the Transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws and compliance with our Declaration of Trust. No Transfer will be effectuated except by registration of the Transfer on the Fund’s books. Each transferee must agree to be bound by the restrictions set forth in the Declaration of Trust and all other obligations as an investor in the Fund.

We intend to sell our Shares in private offerings in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and outside the United States under the exemption provided by Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. Investors who acquire our Shares in such private offerings are required to complete, execute and deliver a Subscription Agreement and related documentation. Additionally, such investors may be required to provide due diligence information to us for compliance with certain legal requirements. We may, from time to time, engage offering or distribution agents and incur offering or distribution fees or sales commissions in connection with the private offering of our Shares in certain jurisdictions outside the United States. The cost of any such offering or distribution fees may be borne by an affiliate of the Adviser. We will not incur any such fees or commissions if our net proceeds received upon a sale of our Shares after such costs would be less than the net asset value per Share.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our Shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify each of the Trustees, the Adviser, the Administrator, any of their respective affiliates, and any officers, trustees, members, employees, shareholders, partners, agents or representatives of the Board, the Adviser, the Administrator, or any of their respective affiliates (each such person, an “Indemnified Person”), in each case to the fullest extent permitted by Delaware law.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnified Person, and we will do so in advance of final disposition of a proceeding if the Indemnified Person provides to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Person shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party Trustees or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Person will ultimately be found to be entitled to indemnification.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We were formed as a Delaware statutory trust on May 9, 2023 and will remain in existence until dissolved in accordance with the Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon it pursuant to the agreements relating to such business activity.

Delaware Anti-Takeover Provisions

Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. Our Board may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; and our Board may, without shareholder action, amend our Declaration of Trust to increase the number of our Shares, of any class or series, that we will have authority to issue. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Trustees; Vacancies; Removal

Our Declaration of Trust provides that the number of Trustees will be set by our Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of Trustees. Our Declaration of Trust provides that the number of Trustees generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board in setting the terms of any class or series of preferred shares, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the Independent Trustees’ positions.

Our Declaration of Trust provides that a Trustee may be removed without cause upon the vote of a majority of then-outstanding shares.

We have a total of six members of our Board, four of whom are Independent Trustees. Our Declaration of Trust provides that a majority of our Board must be Independent Trustees except for a period of up to 60 days or such longer period permitted by law after the death, removal or resignation of an Independent Trustee pending the election of his or her successor. Each Trustee will hold office until his or her successor is duly elected and qualified.

Action by Shareholders

Our Bylaws provide that Shareholder action can be taken only at a special meeting of Shareholders or by unanimous consent in lieu of a meeting. The Shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under our Declaration of Trust and Bylaws, the Fund is not required to hold annual meetings. Special meetings may be called by the Trustees and certain of our officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the Shareholders requesting the meeting, a special meeting of Shareholders will be called by the secretary of the Fund upon the written request of Shareholders entitled to cast 10% or more of the votes entitled to be cast at the meeting. Any special meeting called by such Shareholders is required to be held not less than 15 nor more than 60 days after the secretary gives notice for such special meeting. These provisions will have the effect of significantly reducing the ability of Shareholders being able to have proposals considered at a meeting of Shareholders.

With respect to special meetings of Shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that Trustees will be elected at the meeting, by a Shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

The following actions may be taken by the Shareholders, without concurrence by our Board or the Adviser, upon a vote by the holders of more than 50% of the outstanding shares entitled to vote to:

•	make certain modifications to the Declaration of Trust;

•	terminate the Advisory Agreement; or

•	dissolve the Fund.

The purpose of requiring Shareholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform Shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Shareholders. Although our Declaration of Trust does not give our Board any power to disapprove shareholder nominations for the election of Trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of Trustees or the consideration of Shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our Shareholders.

Amendment of the Declaration of Trust and Bylaws

Our Declaration of Trust provides that Shareholders are entitled to vote upon a proposed amendment to the Declaration of Trust if the amendment would alter or change the powers, preferences or special rights of the shares held by such Shareholders so as to affect them adversely. Approval of any such amendment requires at least a majority of the votes cast by such Shareholders at a meeting of Shareholders duly called and at which a quorum is present. In addition, amendments to our Declaration of Trust to make our Shares a “redeemable security” or to convert the Fund, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by the affirmative vote of Shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our Declaration of Trust provides that our Board has the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws. Except as described above and for certain provisions of our Declaration of Trust relating to Shareholder voting and the removal of Trustees, our Declaration of Trust provides that our Board may amend our Declaration of Trust without any vote of our Shareholders.

Actions Related to Merger, Conversion, Reorganization or Dissolution

The Board may, without the approval of holders of our outstanding shares, approve a merger, conversion, consolidation or other reorganization of the Fund, provided that the resulting entity is a business development company under the 1940 Act. The Fund will not permit the Adviser to cause any other form of merger or other reorganization of the Fund without the affirmative vote by the holders of more than fifty percent (50%) of the outstanding Shares of the Fund entitled to vote on the matter. The Fund may be dissolved at any time, without the approval of holders of our outstanding shares, upon affirmative vote by a majority of the Trustees.

Derivative Actions

No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. Any Shareholder may maintain a derivative action on behalf of the Fund.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a Shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “Independent Trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Board shall be entitled to retain counsel or other advisors in considering the merits of the request. For purposes of this paragraph, the Board may designate a committee of one or more Trustees to consider a shareholder demand. Nothing disclosed in this sub-section will apply to any claims, suits, actions or proceedings asserting a claim brought under federal securities laws.

Exclusive Delaware Jurisdiction

Each Trustee, each officer, each Shareholder and each person beneficially owning an interest in a share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund or its business and affairs, the Delaware Statutory Trust Act, the Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Statute or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the Shareholders or the Board, or of officers or the Board to the Fund, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board or the Shareholders, or (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute, the Declaration of Trust or the Bylaws relating in any way to the Fund (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. In the event that any claim, suit, action or proceeding is commenced outside of the Court of Chancery of the State of Delaware in contravention of the foregoing, all reasonable and documented out of pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such claim, suit, action or proceeding shall be reimbursed by the non-prevailing party. Nothing disclosed in the foregoing will apply to any claims, suits, actions or proceedings asserting a claim brought under federal securities laws.

Access to Records

Any Shareholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of our Shareholders, along with the number of Shares held by each of them, will be maintained as part of our books and records and will be available for inspection by any Shareholder or the Shareholder’s designated agent at our office. The shareholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any Shareholder who requests the list within ten days of the request. A Shareholder may request a copy of the shareholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. A Shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font).

A Shareholder may also request access to any other corporate records. If a proper request for the shareholder list or any other corporate records is not honored, then the requesting Shareholder will be entitled to recover certain costs incurred in compelling the production of the list or other requested corporate records as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a Shareholder will not have the right to, and we may require a requesting Shareholder to represent that it will not, secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting Shareholder’s interest in our affairs. We may also require that such Shareholder sign a confidentiality agreement in connection with the request.

Conflict with the 1940 Act

Our Declaration of Trust provide that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses.”

We have also obtained trustees and officers/errors and omissions liability insurance for our Trustees and officers.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Set forth below is a list of our audited financial statements included in this Registration Statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page [    ]

(b)	Exhibits

Exhibit Index

3.1	Form of Amended and Restated Declaration of Trust*

3.2	Form of Bylaws*

10.1	Form of Investment Advisory Agreement*

10.2	Form of Administration Agreement*

10.3	Form of Subscription Agreement*

10.4	Form of Custody Agreement**

14.1	Code of Ethics of the Fund*

14.2	Code of Ethics of the Adviser*

*	Filed herewith.
**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HCX Series Direct Lending Fund

By:	/s/ Michael Patterson
Name: Michael Patterson
Title: Chairperson, Chief Executive Officer and Trustee

Date: June 9, 2023

[Placeholder for Financial Statements to be filed via amendment]